Credit Agreement
Dated as of February 27, 2012
among
Whitestone REIT Operating Partnership, L.P.,
The Guarantors From Time to Time Parties Hereto,
the Lenders from time to time parties hereto,
Bank of Montreal,
as Administrative Agent,

U.S. Bank National Association,
as Syndication Agent,

and

Capital One, N.A. and Wells Fargo Bank, National Association,
as Co-Documentation Agents
BMO Capital Markets, as Sole Lead Arranger and Sole Book Runner

Table of Contents
Section    Heading    Page

Section 1.	The Credit Facility

Section 1.1.	Revolving Credit Commitments

Section 1.2.	Reserved

Section 1.3.	Letters of Credit

Section 1.4.	Applicable Interest Rates

Section 1.5.	Minimum Borrowing Amounts; Maximum Eurodollar Loans

Section 1.6.	Manner of Borrowing Loans and Designating Applicable Interest Rates

Section 1.7.	Maturity of Loans

Section 1.8.	Prepayments

Section 1.9.	Default Rate

Section 1.10.	Evidence of Indebtedness

Section 1.11.	Funding Indemnity

Section 1.12.	Commitment Terminations

Section 1.13.	Substitution of Lenders

Section 1.14.	Defaulting Lenders

Section 2.	Fees

Section 2.1.	Fees

Section 3.	Place and Application of Payments

Section 3.1.	Place and Application of Payments

Section 4.	Guaranties

Section 4.1.	Guaranties

Section 4.2.	Further Assurances

Section 5.	Definitions; Interpretation

Section 5.1.	Definitions

Section 5.2.	Interpretation

Section 5.3.	Change in Accounting Principles

Section 6.	Representations and Warranties

Section 6.1.	Organization and Qualification

Section 6.2.	Subsidiaries

Section 6.3.	Authority and Validity of Obligations

Section 6.4.	Use of Proceeds; Margin Stock

Section 6.5.	Financial Reports

Section 6.6.	No Material Adverse Change

Section 6.7.	Full Disclosure

Section 6.8.	Trademarks, Franchises, and Licenses

Section 6.9.	Governmental Authority and Licensing

Section 6.10.	Good Title

Section 6.11.	Litigation and Other Controversies

Section 6.12.	Taxes

Section 6.13.	Approvals

Section 6.14.	Affiliate Transactions

Section 6.15.	Investment Company

Section 6.16.	ERISA

Section 6.17.	Compliance with Laws

Section 6.18.	OFAC

Section 6.19.	Other Agreements

Section 6.20.	Solvency

Section 6.21.	No Default

Section 6.22.	No Broker Fees.

Section 6.23.	Condition of Property; Casualties; Condemnation

Section 6.24.	Legal Requirements, and Zoning

Section 6.25.	Qualified Ground Leases

Section 6.26.	No Defaults; Landlord is in Compliance with Leases

Section 7.	Conditions Precedent

Section 7.1.	All Credit Events

Section 7.2.	Initial Credit Event

Section 7.3.	Eligible Property Additions and Deletions to the Borrowing Base

Section 8.	Covenants

Section 8.1.	Maintenance of Business

Section 8.2.	Maintenance of Properties

Section 8.3.	Taxes and Assessments

Section 8.4.	Insurance

Section 8.5.	Financial Reports

Section 8.6.	Inspection

Section 8.7.	Liens

Section 8.8.	Investments, Acquisitions, Loans and Advances

Section 8.9.	Mergers, Consolidations and Sales

Section 8.10.	Maintenance of Subsidiaries

Section 8.11.	ERISA

Section 8.12.	Compliance with Laws

Section 8.13.	Compliance with OFAC Sanctions Programs

Section 8.14.	Burdensome Contracts With Affiliates

Section 8.15.	No Changes in Fiscal Year

Section 8.16.	Formation of Subsidiaries

Section 8.17.	Change in the Nature of Business

Section 8.18.	Use of Proceeds

Section 8.19.	No Restrictions

Section 8.20.	Financial Covenants

Section 8.21.	Borrowing Base Covenants

Section 8.22.	Additional Lien Searches

Section 9.	Events of Default and Remedies

Section 9.1.	Events of Default

Section 9.2.	Non‑Bankruptcy Defaults

Section 9.3.	Bankruptcy Defaults

Section 9.4.	Collateral for Undrawn Letters of Credit

Section 9.5.	Notice of Default

Section 10.	Change in Circumstances

Section 10.1.	Change of Law

Section 10.2.	Unavailability of Deposits or Inability to Ascertain, or Inadequacy of, LIBOR

Section 10.3.	Increased Cost and Reduced Return

Section 10.4.	Lending Offices

Section 10.5.	Discretion of Lender as to Manner of Funding

Section 11.	The Administrative Agent

Section 11.1.	Appointment and Authorization of Administrative Agent

Section 11.2.	Administrative Agent and its Affiliates

Section 11.3.	Action by Administrative Agent

Section 11.4.	Consultation with Experts

Section 11.5.	Liability of Administrative Agent; Credit Decision

Section 11.6.	Indemnity

Section 11.7.	Resignation of Administrative Agent and Successor Administrative Agent

Section 11.8.	L/C Issuer.

Section 11.9.	Hedging Liability and Funds Transfer and Deposit Account Liability Arrangements

Section 11.10.	Designation of Additional Agents

Section 12.	Miscellaneous

Section 12.1.	Withholding Taxes

Section 12.2.	No Waiver, Cumulative Remedies

Section 12.3.	Non‑Business Days

Section 12.4.	Documentary Taxes

Section 12.5.	Survival of Representations

Section 12.6.	Survival of Indemnities

Section 12.7.	Sharing of Set‑Off

Section 12.8.	Notices; Electronic Communication

Section 12.9.	Counterparts

Section 12.10.	Successors and Assigns

Section 12.11.	Participants

Section 12.12.	Assignments

Section 12.13.	Amendments

Section 12.14.	Headings

Section 12.15.	Costs and Expenses; Indemnification

Section 12.16.	Set‑off

Section 12.17.	Entire Agreement

Section 12.18.	Governing Law

Section 12.19.	Severability of Provisions

Section 12.20.	Excess Interest

Section 12.21.	Construction

Section 12.22.	Lender's and L/C Issuer's Obligations Several

Section 12.23.	Submission to Jurisdiction; Waiver of Jury Trial

Section 12.24.	USA Patriot Act

Section 12.25.	Confidentiality

Section 13.	The Guarantees

Section 13.1.	The Guarantees

Section 13.2.	Guarantee Unconditional

Section 13.3.	Discharge Only upon Payment in Full; Reinstatement in Certain Circumstances

Section 13.4.	Subrogation

Section 13.5.	Waivers

Section 13.6.	Limit on Recovery

Section 13.7.	Stay of Acceleration

Section 13.8.	Benefit to Guarantors

Section 13.9.	Guarantor Covenants
Signature Page

Exhibit A    -    Notice of Payment Request
Exhibit B    -    Notice of Borrowing
Exhibit C    -    Notice of Continuation/Conversion
Exhibit D    -    Revolving Note
Exhibit E    -    Compliance Certificate
Exhibit F    -    Assignment and Acceptance
Exhibit G    -    Additional Guarantor Supplement
Exhibit H    -    Borrowing Base Certificate
Schedule 1    -    Commitments
Schedule 6.2    -    Subsidiaries
Schedule 6.17    -    Underground Storage Tanks
Schedule 6.26     -    Significant Leases

Credit Agreement
This Credit Agreement is entered into as of February 27, 2012, by and among Whitestone REIT Operating Partnership, L.P., a Delaware limited partnership (the “Borrower”), Whitestone REIT and each Material Subsidiary from time to time party to this Agreement, as Guarantors, the several financial institutions from time to time party to this Agreement, as Lenders, and Bank of Montreal, a Canadian chartered bank acting through its Chicago branch, as Administrative Agent as provided herein. All capitalized terms used herein without definition shall have the same meanings herein as such terms are defined in Section 5.1 hereof.
Preliminary Statement
The Borrower has requested, and the Lenders have agreed to extend, certain credit facilities on the terms and conditions of this Agreement.
Now, Therefore, in consideration of the mutual agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

Section 1.	The Credit Facility.Section 1. The Credit Facility
Section 1.1.    Revolving Credit     Revolving Credit Commitments. Subject to the terms and conditions hereof, each Lender, by its acceptance hereof, severally agrees to make a loan or loans (individually a “Loan” or a “Revolving Loan” and collectively for all the Lenders the “Loans” or “Revolving Loans”) in U.S. Dollars to the Borrower from time to time on a revolving basis up to the amount of such Lender's Revolving Credit Commitment, subject to any reductions thereof pursuant to the terms hereof, before the Revolving Credit Termination Date. The sum of the aggregate principal amount of Revolving Loans and L/C Obligations at any time outstanding shall not exceed the lesser of (i) the Revolving Credit Commitments of all Lenders in effect at such time and (ii) the Borrowing Base as then determined and computed. Each Borrowing of Revolving Loans shall be made ratably by the Lenders in proportion to their respective Revolver Percentages. As provided in Section 1.6(a) hereof, the Borrower may elect that each Borrowing of Revolving Loans be either Base Rate Loans or Eurodollar Loans. Revolving Loans may be repaid and the principal amount thereof reborrowed before the Revolving Credit Termination Date, subject to the terms and conditions hereof.
Section 1.2.    Reserved
Section 1.3.    Letters of Credit. (a) General Terms. Subject to the terms and conditions hereof, as part of the Revolving Credit, the L/C Issuer shall issue standby and commercial letters of credit (each a “Letter of Credit”) or amend or extend Letters for Credit issued by it for the account of the Borrower or for the account of the Borrower and one or more of its Subsidiaries in an aggregate undrawn face amount up to the L/C Sublimit. Each Letter of Credit shall be issued by the L/C Issuer, but each Lender shall be obligated to reimburse the L/C Issuer for such Lender's Revolver Percentage of the amount of each drawing thereunder and, accordingly, each Letter of Credit shall constitute usage of the Revolving Credit Commitment of each Lender pro rata in an amount equal to its Revolver Percentage of the L/C Obligations then outstanding.
(b)    Applications. At any time prior to thirty (30) days before the Revolving Credit Termination Date, the L/C Issuer shall, at the request of the Borrower, issue one or more Letters of Credit in U.S. Dollars, in a form satisfactory to the L/C Issuer, with expiration dates no later than the earlier of 12 months from the date of issuance (or which are cancelable not later than 12 months from the date of issuance and each renewal)

or thirty (30) days prior to the Revolving Credit Termination Date, in an aggregate face amount as set forth above, upon the receipt of an application duly executed by the Borrower and, if such Letter of Credit is for the account of one of its Subsidiaries, such Subsidiary for the relevant Letter of Credit in the form then customarily prescribed by the L/C Issuer for the Letter of Credit requested (each an “Application”). Notwithstanding anything contained in any Application to the contrary: (i) the Borrower shall pay fees in connection with each Letter of Credit as set forth in Section 2.1 hereof, (ii) except as otherwise provided in Section 1.8 or Section 1.14 hereof, unless an Event of Default exists, the L/C Issuer will not call for the funding by the Borrower of any amount under a Letter of Credit before being presented with a drawing thereunder, and (iii) if the L/C Issuer is not timely reimbursed for the amount of any drawing under a Letter of Credit on the date such drawing is paid, the Borrower's obligation to reimburse the L/C Issuer for the amount of such drawing shall bear interest (which the Borrower hereby promises to pay) from and after the date such drawing is paid at a rate per annum equal to the sum of the Applicable Margin plus the Base Rate from time to time in effect (computed on the basis of a year of 365 or 366 days, as the case may be, and the actual number of days elapsed). If the L/C Issuer issues any Letter of Credit with an expiration date that is automatically extended unless the L/C Issuer gives notice that the expiration date will not so extend beyond its then scheduled expiration date, the L/C Issuer will, unless the Administrative Agent and the Required Lenders instruct the L/C Issuer otherwise, give such notice of non‑renewal before the time necessary to prevent such automatic extension if before such required notice date: (i) the expiration date of such Letter of Credit if so extended would be after the date that is thirty (30) days prior to the Revolving Credit Termination Date, (ii) the Revolving Credit Commitments have been termi-nated, or (iii) a Default or an Event of Default exists and either the Administrative Agent or the Required Lenders (with notice to the Administrative Agent) have given the L/C Issuer instructions not to so permit the extension of the expiration date of such Letter of Credit. The L/C Issuer agrees to issue amendments to the Letter(s) of Credit increasing the amount, or extending the expiration date, thereof at the request of the Borrower subject to the conditions of Section 7 hereof and the other terms of this Section 1.3. Notwithstanding anything contained herein to the contrary, the L/C Issuer shall be under no obligation to issue, extend or amend any Letter of Credit if a default of any Lender's obligations to fund under Section 1.3(c) exists or any Lender is at such time a Defaulting Lender hereunder, unless the L/C Issuer has entered into arrangements with Borrower or such Lender satisfactory to the L/C Issuer to eliminate the L/C Issuer's risk with respect to such Lender.
(c)    The Reimbursement Obligations. Upon receipt from the beneficiary of any Letter of Credit of any notice of a drawing under such Letter of Credit, the L/C Issuer shall promptly notify the Borrower and the Administrative Agent thereof. Subject to Section 1.3(b) hereof, the obligation of the Borrower to reimburse the L/C Issuer for all drawings under a Letter of Credit (a “Reimbursement Obligation”) shall be governed by the Application related to such Letter of Credit, except that reimbursement shall be made by no later than 12:00 Noon (Chicago time) on the date when each drawing is to be paid if the Borrower has been informed of such drawing by the L/C Issuer on or before 11:00 a.m. (Chicago time) on the date when such drawing is to be paid or, if notice of such drawing is given to the Borrower after 11:00 a.m. (Chicago time) on the date when such drawing is to be paid, by no later than 12:00 Noon (Chicago time) on the following Business Day, in immediately available funds at the Administrative Agent's principal office in Chicago, Illinois or such other office as the Administrative Agent may designate in writing to the Borrower (who shall thereafter cause to be distributed to the L/C Issuer such amount(s) in like funds). If the Borrower does not make any such reimbursement payment on the date due and the Participating Lenders fund their participations therein in the manner set forth in Section 1.3(e) below, then all payments thereafter received by the Administrative Agent in discharge of any of the relevant Reimbursement Obligations shall be distributed in accordance with Section 1.3(e) below.
(d)    Obligations Absolute. The Borrower's obligation to reimburse L/C Obligations as provided in subsection (c) of this Section shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement and the relevant Application under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit or this Agreement, or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by the L/C Issuer under a Letter of Credit against presentation of a draft or other document that does not strictly comply with the terms of such Letter of Credit, or (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against, the Borrower's obligations hereunder. None of the Administrative Agent, the Lenders, or the L/C Issuer shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the L/C Issuer; provided that the foregoing shall not be construed to excuse the L/C Issuer from liability to the Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by applicable law) suffered by the Borrower that are caused by the L/C Issuer's failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence or willful misconduct on the part of the L/C Issuer (as finally determined by a court of competent jurisdiction), the L/C Issuer shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, the L/C Issuer may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.
(e)    The Participating Interests. Each Lender (other than the Lender acting as L/C Issuer in issuing the relevant Letter of Credit), by its acceptance hereof, severally agrees to purchase from the L/C Issuer, and the L/C Issuer hereby agrees to sell to each such Lender (a “Participating Lender”), an undivided percentage participating interest (a “Participating Interest”), to the extent of its Revolver Percentage, in each Letter of Credit issued by, and each Reimbursement Obligation owed to, the L/C Issuer. Upon any failure by the Borrower to pay any Reimbursement Obligation at the time required on the date the related drawing is to be paid, as set forth in Section 1.3(c) above, or if the L/C Issuer is required at any time to return to the Borrower or to a trustee, receiver, liquidator, custodian or other Person any portion of any payment of any Reimbursement Obligation, each Participating Lender shall, not later than the Business Day it receives a certificate in the form of Exhibit A hereto from the L/C Issuer (with a copy to the Administrative Agent) to such effect, if such certificate is received before 1:00 p.m. (Chicago time), or if received later than 1:00 p.m. (Chicago time), on the following Business Day, pay to the Administrative Agent for the account of the L/C Issuer an amount equal to such Participating Lender's Revolver Percentage of such unpaid or recap-tured Reimbursement Obligation together with interest on such amount accrued from the date the related payment was made by the L/C Issuer to the date of such payment by such Participating Lender at a rate per annum equal to: (i) from the date the related payment was made by the L/C Issuer to the date two (2) Business Days after payment by such Participating Lender is due hereunder, the Federal Funds Rate for each such day and (ii) from the date two (2) Business Days after the date such payment is due from such Participating Lender to the date such payment is made by such Participating Lender, the Base Rate in effect for each such day. Each such Participating Lender shall thereafter be entitled to receive its Revolver Percentage of each payment received in respect of the relevant Reimbursement Obligation and of interest paid thereon, with the L/C Issuer retaining its Revolver Percentage thereof as a Lender hereunder. The several obligations of the Participating Lenders to the L/C Issuer under this Section 1.3 shall be absolute, irrevocable, and unconditional under any and all circumstances whatsoever and shall not be subject to any set‑off, counterclaim or defense to payment which any Participating Lender may have or have had against the Borrower, the L/C Issuer, the Administrative Agent, any Lender or any other Person whatsoever. Without limiting the generality of the foregoing, such obligations shall not be affected by any Default or Event of Default or by any reduction or termination of any Commitment of any Lender, and each payment by a Participating Lender under this Section 1.3 shall be made without any offset, abatement, withholding or reduction whatsoever.
(f)    Indemnification. The Participating Lenders shall, to the extent of their respective Revolver Percentages, indemnify the L/C Issuer (to the extent not reimbursed by the Borrower) against any cost, expense (including reasonable counsel fees and disbursements), claim, demand, action, loss or liability (except such as result from such L/C Issuer's gross negligence or willful misconduct) that the L/C Issuer may suffer or incur in connection with any Letter of Credit issued by it. The obligations of the Participating Lenders under this Section 1.3(f) and all other parts of this Section 1.3 shall survive termination of this Agreement and of all Applications, Letters of Credit, and all drafts and other documents presented in connection with drawings thereunder.
(g)    Manner of Requesting a Letter of Credit. The Borrower shall provide at least five (5) Business Days' advance written notice to the Administrative Agent of each request for the issuance of a Letter of Credit, such notice in each case to be accompanied by an Application for such Letter of Credit properly completed and executed by the Borrower and, in the case of an extension or amendment or an increase in the amount of a Letter of Credit, a written request therefor, in a form acceptable to the Administrative Agent and the L/C Issuer, in each case, together with the fees called for by this Agreement. The Administrative Agent shall promptly notify the L/C Issuer of the Administrative Agent's receipt of each such notice (and the L/C Issuer shall be entitled to assume that the conditions precedent to any such issuance, extension, amendment or increase have been satisfied unless notified to the contrary by the Administrative Agent or the Required Lenders) and the L/C Issuer shall promptly notify the Administrative Agent and the Lenders of the issuance of the Letter of Credit so requested.
(h)    Replacement of the L/C Issuer. The L/C Issuer may be replaced at any time by any other Lender or an Affiliate of any Lender by written agreement among the Borrower, the Administrative Agent, the replaced L/C Issuer and the successor L/C Issuer. The Administrative Agent shall notify the Lenders of any such replacement of the L/C Issuer. At the time any such replacement shall become effective, the Borrower shall pay all unpaid fees accrued for the account of the replaced L/C Issuer. From and after the effective date of any such replacement (i) the successor L/C Issuer shall have all the rights and obligations of the L/C Issuer under this Agreement with respect to Letters of Credit to be issued thereafter and (ii) references herein to the term “L/C Issuer” shall be deemed to refer to such successor or to any previous L/C Issuer, or to such successor and all previous L/C Issuers, as the context shall require. After the replacement of a L/C Issuer hereunder, the replaced L/C Issuer shall remain a party hereto and shall continue to have all the rights and obligations of a L/C Issuer under this Agreement with respect to Letters of Credit issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit.
Section 1.4.    Applicable Interest Rates. (a) Base Rate Loans. Each Base Rate Loan made or maintained by a Lender shall bear interest (computed on the basis of a year of 365 or 366 days, as the case may be, and the actual days elapsed) on the unpaid principal amount thereof from the date such Loan is advanced, or created by conversion from a Eurodollar Loan, until maturity (whether by acceleration or otherwise) at a rate per annum equal to the sum of the Applicable Margin plus the Base Rate from time to time in effect, payable by the Borrower on each Interest Payment Date and at maturity (whether by acceleration or otherwise).
“Base Rate” means, for any day, the rate per annum equal to the greatest of: (a) the rate of interest announced or otherwise established by the Administrative Agent from time to time as its prime commercial rate, or its equivalent, for U.S. Dollar loans to borrowers located in the United States as in effect on such day, with any change in the Base Rate resulting from a change in said prime commercial rate to be effective as of the date of the relevant change in said prime commercial rate (it being acknowledged and agreed that such rate may not be the Administrative Agent's best or lowest rate), (b) the sum of (i) the rate determined by the Administrative Agent to be the average (rounded upward, if necessary, to the next higher 1/100 of 1%) of the rates per annum quoted to the Administrative Agent at approximately 10:00 a.m. (Chicago time) (or as soon thereafter as is practicable) on such day (or, if such day is not a Business Day, on the immediately preceding Business Day) by two or more Federal funds brokers selected by the Administrative Agent for sale to the Administrative Agent at face value of Federal funds in the secondary market in an amount equal or comparable to the principal amount for which such rate is being determined, plus (ii) 1/2 of 1%, and (c) the LIBOR Quoted Rate for such day plus 1.00%. As used herein, the term “LIBOR Quoted Rate” means, for any day, the rate per annum equal to the quotient of (i) the rate per annum (rounded upwards, if necessary, to the next higher one hundred‑thousandth of a percentage point) for deposits in U.S. Dollars for a one-month interest period which appears on the LIBOR01 Page as of 11:00 a.m. (London, England time) on such day (or, if such day is not a Business Day, on the immediately preceding Business Day) divided by (ii) one (1) minus the Eurodollar Reserve Percentage.
(b)    Eurodollar Loans. Each Eurodollar Loan made or maintained by a Lender shall bear interest during each Interest Period it is outstanding (computed on the basis of a year of 360 days and actual days elapsed) on the unpaid principal amount thereof from the date such Loan is advanced or continued, or created by conversion from a Base Rate Loan, until maturity (whether by acceleration or otherwise) at a rate per annum equal to the sum of the Applicable Margin plus the Adjusted LIBOR applicable for such Interest Period, payable by the Borrower on each Interest Payment Date and at maturity (whether by acceleration or otherwise).
“Adjusted LIBOR” means, for any Borrowing of Eurodollar Loans, a rate per annum determined in accordance with the following formula:
Adjusted LIBOR    =                          LIBOR
1 ‑ Eurodollar Reserve Percentage
“Eurodollar Reserve Percentage” means the maximum reserve percentage, expressed as a decimal, at which reserves (including, without limitation, any emergency, marginal, special, and supplemental reserves) are imposed by the Board of Governors of the Federal Reserve System (or any successor) on “eurocurrency liabilities”, as defined in such Board's Regulation D (or any successor thereto), subject to any amendments of such reserve requirement by such Board or its successor, taking into account any transitional adjustments thereto. For purposes of this definition, the relevant Loans shall be deemed to be “eurocurrency liabilities” as defined in Regulation D without benefit or credit for any prorations, exemptions or offsets under Regulation D. The Eurodollar Reserve Percentage shall be adjusted automatically on and as of the effective date of any change in any such reserve percentage.
“LIBOR” means, for an Interest Period for a Borrowing of Eurodollar Loans, (a) the LIBOR Index Rate for such Interest Period, if such rate is available, and (b) if the LIBOR Index Rate cannot be determined, the arithmetic average of the rates of interest per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) at which deposits in U.S. Dollars in immediately available funds are offered to the Administrative

Agent at 11:00 a.m. (London, England time) two (2) Business Days before the beginning of such Interest Period by three (3) or more major banks in the interbank eurodollar market selected by the Administrative Agent for delivery on the first day of and for a period equal to such Interest Period and in an amount equal or comparable to the principal amount of the Eurodollar Loan scheduled to be made as part of such Borrowing.
“LIBOR Index Rate” means, for any Interest Period, the rate per annum (rounded upwards, if necessary, to the next higher one hundred‑thousandth of a percentage point) for deposits in U.S. Dollars for a period equal to such Interest Period, which appears on the LIBOR01 Page as of 11:00 a.m. (London, England time) on the day two (2) Business Days before the commencement of such Interest Period.
“LIBOR01 Page” means the display designated as “LIBOR01 Page” on the Reuters Service (or such other page as may replace the LIBOR01 Page on that service or such other service as may be nominated by the British Bankers' Association as the information vendor for the purpose of displaying British Bankers' Association Interest Settlement Rates for U.S. Dollar deposits).
(c)    Rate Determinations. The Administrative Agent shall determine each interest rate applicable to the Loans and the Reimbursement Obligations hereunder, and its determination thereof shall be conclusive and binding except in the case of manifest error.
Section 1.5.    Minimum Borrowing Amounts; Maximum Eurodollar Loans. Each Borrowing of Base Rate Loans advanced under a Credit shall be in an amount not less than $100,000. Each Borrowing of Eurodollar Loans advanced, continued or converted under a Credit shall be in an amount equal to $500,000 or such greater amount which is an integral multiple of $100,000. Without the Administrative Agent's consent, there shall not be more than five (5) Borrowings of Eurodollar Loans outstanding hereunder.
Section 1.6.    Manner of Borrowing Loans and Designating Applicable Interest Rates. (a) Notice to the Administrative Agent. The Borrower shall give notice to the Administrative Agent by no later than 10:00 a.m. (Chicago time): (i) at least three (3) Business Days before the date on which the Borrower requests the Lenders to advance a Borrowing of Eurodollar Loans and (ii) on the date the Borrower requests the Lenders to advance a Borrowing of Base Rate Loans. The Loans included in each Borrowing shall bear interest initially at the type of rate specified in such notice of a new Borrowing. Thereafter, subject to the terms and conditions hereof, the Borrower may from time to time elect to change or continue the type of interest rate borne by each Borrowing or, subject to the minimum amount requirement for each outstanding Borrowing set forth in Section 1.5 hereof, a portion thereof, as follows: (i) if such Borrowing is of Eurodollar Loans, on the last day of the Interest Period applicable thereto, the Borrower may continue part or all of such Borrowing as Eurodollar Loans or convert part or all of such Borrowing into Base Rate Loans or (ii) if such Borrowing is of Base Rate Loans, on any Business Day, the Borrower may convert all or part of such Borrowing into Eurodollar Loans for an Interest Period or Interest Periods specified by the Borrower. The Borrower shall give all such notices requesting the advance, continuation or conversion of a Borrowing to the Administrative Agent by telephone, telecopy, or other telecommunication device acceptable to the Administrative Agent (which notice shall be irrevocable once given and, if by telephone, shall be promptly confirmed in writing), substantially in the form attached hereto as Exhibit B (Notice of Borrowing) or Exhibit C (Notice of Continuation/Conversion), as applicable, or in such other form acceptable to the Administrative Agent. Notice of the continuation of a Borrowing of Eurodollar Loans for an additional Interest Period or of the conversion of part or all of a Borrowing of Base Rate Loans into Eurodollar Loans must be given by no later than 10:00 a.m. (Chicago time) at least three (3) Business Days before the date of the requested continuation or conversion. All such notices concerning the advance, continuation or conversion of a Borrowing shall specify the date of the requested advance, continuation or conversion of a Borrowing (which shall be a Business Day), the amount of the requested Borrowing to be advanced, continued or converted, the type of Loans to comprise such new, continued or converted Borrowing and, if such Borrowing is to be comprised of Eurodollar Loans, the Interest Period applicable thereto. No Borrowing of Eurodollar Loans shall be advanced, continued, or created by conversion if any Default or Event of Default then exists. The Borrower agrees that the Administrative Agent may rely on any such telephonic, telecopy or other telecommunication notice given by any person the Administrative Agent in good faith believes is an Authorized Representative without the necessity of independent investigation, and in the event any such notice by telephone conflicts with any written confirmation such telephonic notice shall govern if the Administrative Agent has acted in reliance thereon.
(b)    Notice to the Lenders. The Administrative Agent shall give prompt telephonic, telecopy or other telecommunication notice to each Lender of any notice from the Borrower received pursuant to Section 1.6(a) above and, if such notice requests the Lenders to make Eurodollar Loans, the Administrative Agent shall give notice to the Borrower and each Lender by like means of the interest rate applicable thereto promptly after the Administrative Agent has made such determination.
(c)    Borrower's Failure to Notify. If the Borrower fails to give notice pursuant to Section 1.6(a) above of the continuation or conversion of any outstanding principal amount of a Borrowing of Eurodollar Loans before the last day of its then current Interest Period within the period required by Section 1.6(a) and such Borrowing is not prepaid in accordance with Section 1.8(a), such Borrowing shall automatically be converted into a Borrowing of Base Rate Loans. In the event the Borrower fails to give notice pursuant to Section 1.6(a) above of a Borrowing equal to the amount of a Reimbursement Obligation and has not notified the Administrative Agent by 12:00 noon (Chicago time) on the day such Reimbursement Obligation becomes due that it intends to repay such Reimbursement Obligation through funds not borrowed under this Agreement, the Borrower shall be deemed to have requested a Borrowing of Base Rate Loans under the Revolving Credit on such day in the amount of the Reimbursement Obligation then due, which Borrowing shall be applied to pay the Reimbursement Obligation then due.
(d)    Disbursement of Loans. Not later than 1:00 p.m. (Chicago time) on the date of any requested advance of a new Borrowing, subject to Section 7 hereof, each Lender shall make available its Loan comprising part of such Borrowing in funds immediately available at the principal office of the Administrative Agent in Chicago, Illinois (or at such other location as the Administrative Agent shall designate). The Administrative Agent shall make the proceeds of each new Borrowing available to the Borrower on the date of such Borrowing as instructed by the Borrower.
(e)    Administrative Agent Reliance on Lender Funding. Unless the Administrative Agent shall have been notified by a Lender prior to (or, in the case of a Borrowing of Base Rate Loans, by 1:00 p.m. (Chicago time) on) the date on which such Lender is scheduled to make payment to the Administrative Agent of the proceeds of a Loan (which notice shall be effective upon receipt) that such Lender does not intend to make such payment, the Administrative Agent may assume that such Lender has made such payment when due and the Administrative Agent may in reliance upon such assumption (but shall not be required to) make available to the Borrower the proceeds of the Loan to be made by such Lender and, if any Lender has not in fact made such payment to the Administrative Agent, such Lender shall, on demand, pay to the Administrative Agent the amount made available to the Borrower attributable to such Lender together with interest thereon in respect of each day during the period commencing on the date such amount was made available to the Borrower and ending on (but excluding) the date such Lender pays such amount to the Administrative Agent at a rate per annum equal to: (i) from the date the related advance was made by the Administrative Agent to the date two (2) Business Days after payment by such Lender is due hereunder, the Federal Funds Rate for each such day and (ii) from the date two (2) Business Days after the date such payment is due from such Lender to the date such payment is made by such Lender, the Base Rate in effect for each such day. If such amount is not received from such Lender by the Administrative Agent immediately upon demand, the Borrower will, on demand, repay to the Administrative Agent the proceeds of the Loan attributable to such Lender with interest thereon at a rate per annum equal to the interest rate applicable to the relevant Loan, but without such payment being considered a payment or prepayment of a Loan under Section 1.11 hereof so that the Borrower will have no liability under such Section with respect to such payment.
Section 1.7.    Maturity of Loans. Each Revolving Loan, both for principal and interest not sooner paid, shall mature and be due and payable by the Borrower on the Revolving Credit Termination Date.
Section 1.8.    Prepayments. (a) Optional. The Borrower may prepay in whole or in part (but, if in part, then: (i) if such Borrowing is of Base Rate Loans, in an amount not less than $100,000, (ii) if such Borrowing is of Eurodollar Loans, in an amount not less than $500,000, and (iii) in each case, in an amount such that the minimum amount required for a Borrowing pursuant to Section 1.5 hereof remains outstanding) any Borrowing of Eurodollar Loans at any time upon three (3) Business Days prior notice by the Borrower to the Administrative Agent or, in the case of a Borrowing of Base Rate Loans, notice delivered by the Borrower to the Administrative Agent no later than 10:00 a.m. (Chicago time) on the date of prepayment (or, in any case, such shorter period of time then agreed to by the Administrative Agent), such prepayment to be made by the payment of the principal amount to be prepaid and, in the case of any Eurodollar Loans, accrued interest thereon to the date fixed for prepayment plus any amounts due the Lenders under Section 1.11 hereof.
(b)    Mandatory.
    (i)    If at any time the sum of the unpaid principal balance of the Revolving Loans and the L/C Obligations then outstanding shall be in excess of the Borrowing Base as then determined and computed, the Borrower shall immediately and without notice or demand pay over the amount of the excess to the Administrative Agent for the account of the Lenders as and for a mandatory prepayment on such Obligations, with each such prepayment first to be applied to the Revolving Loans until paid in full with any remaining balance to be held by the Administrative Agent in the Collateral Account as security for the Obligations owing with respect to the Letters of Credit.
(ii)    Unless the Borrower otherwise directs, prepayments of Loans under this Section 1.8(b) shall be applied first to Borrowings of Base Rate Loans until payment in full thereof with any balance applied to Borrowings of Eurodollar Loans in the order in which their Interest Periods expire. Each prepayment of Loans under this Section 1.8(b) shall be made by the payment of the principal amount to be prepaid and, in the case of any Eurodollar Loans, accrued interest thereon to the date of prepayment together with any amounts due the Lenders under Section 1.11 hereof. Each prefunding of L/C Obligations shall be made in accordance with Section 9.4 hereof.
(c)    Any amount of Revolving Loans paid or prepaid before the Revolving Credit Termination Date may, subject to the terms and conditions of this Agreement, be borrowed, repaid and borrowed again.
Section 1.9.    Default Rate. Notwithstanding anything to the contrary contained herein, while any Event of Default exists or after acceleration, the Borrower shall pay interest (after as well as before entry of judgment thereon to the extent permitted by law) on the principal amount of all Loans and Reimbursement Obligations, and letter of credit fees at a rate per annum equal to:
(a)    for any Base Rate Loan, the sum of 3.0% plus the Applicable Margin plus the Base Rate from time to time in effect;

(b)    for any Eurodollar Loan, the sum of 3.0% plus the rate of interest in effect thereon at the time of such default until the end of the Interest Period applicable thereto and, thereafter, at a rate per annum equal to the sum of 3.0% plus the Applicable Margin for Base Rate Loans plus the Base Rate from time to time in effect;
(c)    for any Reimbursement Obligation, the sum of 3.0% plus the amounts due under Section 1.3 with respect to such Reimbursement Obligation; and
(d)    for any Letter of Credit, the sum of 3.0% plus the letter of credit fee due under Section 2.1 with respect to such Letter of Credit;
provided, however, that in the absence of acceleration, any adjustments pursuant to this Section shall be made at the election of the Administrative Agent, acting at the request or with the consent of the Required Lenders, with written notice to the Borrower. While any Event of Default exists or after acceleration, interest shall be paid on demand of the Administrative Agent at the request or with the consent of the Required Lenders.
Section 1.10.    Evidence of Indebtedness. (a) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.
(b)    The Administrative Agent shall also maintain accounts in which it will record (i) the amount of each Loan made hereunder, the type thereof and the Interest Period with respect thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder from the Borrower and each Lender's share thereof.
(c)    The entries maintained in the accounts maintained pursuant to paragraphs (a) and (b) above shall be prima facie evidence of the existence and amounts of the Obligations therein recorded absent manifest error; provided, however, that the failure of the Administrative Agent or any Lender to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Obligations in accordance with their terms.
(d)    Any Lender may request that its Loans be evidenced by a promissory note or notes in the forms of Exhibit D (each individually, a “Note” or “Revolving Note” and collectively, the “Notes” or “Revolving Notes”). In such event, the Borrower shall prepare, execute and deliver to such Lender a Note payable to such Lender or its registered assigns in the amount of the Revolving Credit Commitment. Thereafter, the Loans evidenced by such Note or Notes and interest thereon shall at all times (including after any assignment pursuant to Section 12.12) be represented by one or more Notes payable to the order of the payee named therein or any assignee pursuant to Section 12.12, except to the extent that any such Lender or assignee subsequently returns any such Note for cancellation and requests that such Loans once again be evidenced as described above.
Section 1.11.    Funding Indemnity. If any Lender shall incur any loss, cost or expense (including, without limitation, any loss, cost or expense incurred by reason of the liquidation or re‑employment of deposits or other funds acquired by such Lender to fund or maintain any Eurodollar Loan or the relending or reinvesting of such deposits or amounts paid or prepaid to such Lender) as a result of:
(a)    any payment, prepayment or conversion of a Eurodollar Loan on a date other than the last day of its Interest Period,
(b)    any failure (because of a failure to meet the conditions of Section 7 or otherwise) by the Borrower to borrow or continue a Eurodollar Loan, or to convert a Base Rate Loan into a Eurodollar Loan, on the date specified in a notice given pursuant to Section 1.6(a) hereof,
(c)    any failure by the Borrower to make any payment of principal on any Eurodollar Loan when due (whether by acceleration or otherwise), or
(d)    any acceleration of the maturity of a Eurodollar Loan as a result of the occurrence of any Event of Default hereunder, then, upon the demand of such Lender, the Borrower shall pay to such Lender such amount as will reimburse such Lender for such loss, cost or expense. If any Lender makes such a claim for compensation, it shall provide to the Borrower, with a copy to the Administrative Agent, a certificate setting forth the amount of such loss, cost or expense in reasonable detail and the amounts shown on such certificate shall be conclusive if reasonably determined.
Section 1.12.    Commitment Terminations. (a) Optional Revolving Credit Terminations. The Borrower shall have the right at any time and from time to time, upon five (5) Business Days prior written notice to the Administrative Agent (or such shorter period of time agreed to by the Administrative Agent), to terminate the Revolving Credit Commitments without premium or penalty and in whole or in part, any partial termination to be (i) in an amount not less than $1,000,000 and (ii) allocated ratably among the Lenders in proportion to their respective Revolver Percentages, provided that (x) the Revolving Credit Commitments may not be reduced to an amount less than the sum of the aggregate principal amount of Revolving Loans and L/C Obligations then outstanding and (y) any partial termination of the Revolving Credit Commitments shall not reduce the aggregate Revolving Credit Commitments to less than $20,000,000. Any termination of the Revolving Credit Commitments below the L/C Sublimit then in effect shall reduce the L/C Sublimit by a like amount. The Administrative Agent shall give prompt notice to each Lender of any such termination of the Revolving Credit Commitments.
(b)    Any termination of the Commitments pursuant to this Section 1.12 may not be reinstated.
Section 1.13.    Substitution of Lenders. In the event (a) the Borrower receives a claim from any Lender for compensation under Section 10.3 or 12.1 hereof, (b) the Borrower receives notice from any Lender of any illegality pursuant to Section 10.1 hereof, (c) any Lender is then a Defaulting Lender or such Lender is a Subsidiary or Affiliate of a Person who has been deemed insolvent or becomes the subject of a bankruptcy or insolvency proceeding or a receiver or conservator has been appointed for any such Person, or (d) a Lender fails to consent to an amendment or waiver requested under Section 12.13 hereof at a time when the Required Lenders have approved such amendment or waiver (any such Lender referred to in clause (a), (b), (c), or (d) above being hereinafter referred to as an “Affected Lender”), the Borrower may, in addition to any other rights the Borrower may have hereunder or under applicable law, require, at its expense, any such Affected Lender to assign, at par, without recourse, all of its interest, rights, and obligations hereunder (including all of its Commitments and the Loans and participation interests in Letters of Credit and other amounts at any time owing to it hereunder and the other Loan Documents) to an Eligible Assignee specified by the Borrower, provided that (i) such assignment shall not conflict with or violate any law, rule or regulation or order of any court or other governmental authority, (ii) the Borrower shall have paid to the Affected Lender all monies (together with amounts due such Affected Lender under Section 1.11 hereof as if the Loans owing to it were prepaid rather than assigned) other than such principal owing to it hereunder, and (iii) the assignment is entered into in accordance with, and subject to the consents required by, Section 12.12 hereof (provided any assignment fees and reimbursable expenses due thereunder shall be paid by the Borrower).
Section 1.14.    Defaulting Lenders. Anything contained herein to the contrary notwithstanding, in the event that any Lender at any time is a Defaulting Lender, then (a) during any Defaulting Lender Period with respect to such Defaulting Lender, such Defaulting Lender shall be deemed not to be a “Lender” for purposes of voting on any matters (including the granting of any consents or waivers) with respect to any of the Loan Documents and such Defaulting Lender's Commitments shall be excluded for purposes of determining “Required Lenders” (provided that the foregoing shall not permit an increase in such Lender's Commitments or an extension of the Revolving Credit Termination Date without such Lender's consent); (b) to the extent permitted by applicable law, until such time as the Defaulting Lender Excess with respect to such Defaulting Lender shall have been reduced to zero, any voluntary prepayment of the Loans shall, if the Administrative Agent so directs at the time of making such voluntary prepayment, be applied to the Loans of other Lenders as if such Defaulting Lender had no Loans outstanding; (c) such Defaulting Lender's Commitments and outstanding Loans shall be excluded for purposes of calculating any commitment fee payable to Lenders pursuant to Section 2.1 in respect of any day during any Defaulting Lender Period with respect to such Defaulting Lender, and such Defaulting Lender shall not be entitled to receive any fee pursuant to Section 2.1 with respect to such Defaulting Lender's Commitment in respect of any Defaulting Lender Period with respect to such Defaulting Lender (and any Letter of Credit fee otherwise payable to a Lender who is a Defaulting Lender shall instead be paid to the L/C Issuer for its use and benefit); (d) the utilization of Commitments as at any date of determination shall be calculated as if such Defaulting Lender had funded all Loans of such Defaulting Lender; and (e) if so requested by the L/C Issuer at any time during the Defaulting Lender Period with respect to such Defaulting Lender, the Borrower shall deliver to the Administrative Agent cash collateral in an amount equal to such Defaulting Lender's Revolver Percentage of L/C Obligations then outstanding (to be, held by the Administrative Agent as set forth in Section 9.4 hereof). No Commitment of any Lender shall be increased or otherwise affected, and, except as otherwise expressly provided in this Section 1.14, performance by the Borrower of its obligations hereunder and the other Loan Documents shall not be excused or otherwise modified as a result of the operation of this Section 1.14. The rights and remedies against a Defaulting Lender under this Section 1.14 are in addition to other rights and remedies which the Borrower may have against such Defaulting Lender and which the Administrative Agent or any Lender may have against such Defaulting Lender.

Section 2.	Fees.Section 2. Fees
Section 2.1.    Fees. (a) Revolving Credit Commitment Fee. The Borrower shall pay to the Administrative Agent for the ratable account of the Lenders in accordance with their Revolver Percentages a commitment fee on the average daily Unused Revolving Credit Commitments at a rate per annum equal to (x) 0.35% if the average daily Unused Revolving Credit Commitments are less than or equal to 50% of the Revolving Credit Commitments then in effect and (y) 0.50% if the average daily Unused Revolving Credit Commitments are greater than 50% of the Revolving Credit Commitments then in effect (computed on the basis of a year of 360 days and the actual number of days elapsed) and determined based on the average daily Unused Revolving Credit Commitments during such previous quarter. Such commitment fee shall be payable quarterly in arrears on the last day of each March, June, September, and December in each year (commencing on the first such date occurring after the date hereof) and on the Revolving Credit Termination Date, unless the Revolving Credit Commitments are terminated in whole on an earlier date, in which event the commitment fee for the period to the date of such termination in whole shall be calculated and paid on the date of such termination. Any such commitment fee for the first quarter following Closing Date shall be prorated according to the number of days this Agreement was in effect during such quarter.

(b)    Letter of Credit Fees. On the date of issuance or extension, or increase in the amount, of any Letter of Credit pursuant to Section 1.3 hereof, the Borrower shall pay to the L/C Issuer for its own account a fronting fee equal to 0.125% of the face amount of (or of the increase in the face amount of) such Letter of Credit. Quarterly in arrears, on the last day of each March, June, September, and December, commencing on the first such date occurring after the date hereof, the Borrower shall pay to the Administrative Agent, for the ratable benefit of the Lenders in accordance with their Revolver Percentages, a letter of credit fee at a rate per annum equal to the Applicable Margin (computed on the basis of a year of 360 days and the actual number of days elapsed) in effect during each day of such quarter applied to the daily average face amount of Letters of Credit outstanding during such quarter. If no Letters of Credit were outstanding during such quarter, no such fee shall be owed. In addition, the Borrower shall pay to the L/C Issuer for its own account the L/C Issuer's standard issuance, drawing, negotiation, amendment, cancellation, assignment, and other administrative fees for each Letter of Credit as established by the L/C Issuer from time to time.
(c)    Administrative Agent and Other Fees. The Borrower shall pay to the Administrative Agent, for its own use and benefit and for the benefit of the Lenders, as applicable, the fees agreed to between the Administrative Agent and the Borrower in a fee letter dated January 20, 2012, or as otherwise agreed to in writing between them.

Section 3.	Place and Application of PaymentsSection 3. Place and Application of Payments.
Section 3.1.    Place and Application of Payments. All payments of principal of and interest on the Loans and the Reimbursement Obligations, and of all other Obligations payable by the Borrower under this Agreement and the other Loan Documents, shall be made by the Borrower to the Administrative Agent by no later than 12:00 Noon (Chicago time) on the due date thereof at the office of the Administrative Agent in Chicago, Illinois (or such other location as the Administrative Agent may designate to the Borrower) for the benefit of the Lender(s) or L/C Issuer entitled thereto. Any payments received after such time shall be deemed to have been received by the Administrative Agent on the next Business Day. All such payments shall be made in U.S. Dollars, in immediately available funds at the place of payment, in each case without set‑off or counterclaim. The Administrative Agent will promptly thereafter cause to be distributed like funds relating to the payment of principal or interest on Revolving Loans and on Reimbursement Obligations in which the Lenders have purchased Participating Interests ratably to the Lenders and like funds relating to the payment of any other amount payable to any Lender to such Lender, in each case to be applied in accordance with the terms of this Agreement. If the Administrative Agent causes amounts to be distributed to the Lenders in reliance upon the assumption that the Borrower will make a scheduled payment and such scheduled payment is not so made, each Lender shall, on demand, repay to the Administrative Agent the amount distributed to such Lender together with interest thereon in respect of each day during the period commencing on the date such amount was distributed to such Lender and ending on (but excluding) the date such Lender repays such amount to the Administrative Agent, at a rate per annum equal to: (i) from the date the distribution was made to the date two (2) Business Days after payment by such Lender is due hereunder, the Federal Funds Rate for each such day and (ii) from the date two (2) Business Days after the date such payment is due from such Lender to the date such payment is made by such Lender, the Base Rate in effect for each such day.
Anything contained herein to the contrary notwithstanding (including, without limitation, Section 1.8(b) hereof), all payments and collections received in respect of the Obligations by the Administrative Agent or any of the Lenders after acceleration or the final maturity of the Obligations or termination of the Revolving Credit Commitments as a result of an Event of Default shall be remitted to the Administrative Agent and distributed as follows:
(a)    first, to the payment of any outstanding costs and expenses incurred by the

Administrative Agent in protecting, preserving or enforcing rights under the Loan Documents, and in any event including all costs and expenses of a character which the Borrower has agreed to pay the Administrative Agent under Section 12.15 hereof (such funds to be retained by the Administrative Agent for its own account unless it has previously been reimbursed for such costs and expenses by the Lenders, in which event such amounts shall be remitted to the Lenders to reimburse them for payments theretofore made to the Administrative Agent);
(b)    second, to the payment of any outstanding interest and fees due under the Loan Documents to be allocated pro rata in accordance with the aggregate unpaid amounts owing to each holder thereof;
(c)    third, to the payment of principal on the Revolving Loans, unpaid Reimbursement Obligations, together with amounts to be held by the Administrative Agent as collateral security for any outstanding L/C Obligations pursuant to Section 9.4 hereof (until the Administrative Agent is holding an amount of cash equal to the then outstanding amount of all such L/C Obligations), and Hedging Liability, the aggregate amount paid to, or held as collateral security for, the Lenders and L/C Issuer and, in the case of Hedging Liability, their Affiliates to be allocated pro rata in accordance with the aggregate unpaid amounts owing to each holder thereof;
(d)    fourth, to the payment of all other unpaid Obligations and all other indebtedness, obligations, and liabilities of the Borrower and its Subsidiaries evidenced by the Loan Documents (including, without limitation, Funds Transfer and Deposit Account Liability) to be allocated pro rata in accordance with the aggregate unpaid amounts owing to each holder thereof; and
(e)    finally, to the Borrower or whoever else may be lawfully entitled thereto.

Section 4.	Guaranties Section 4. Guaranties.
Section 4.1.    Guaranties. The payment and performance of the Obligations, Hedging Liability, and Funds Transfer and Deposit Account Liability shall at all times be guaranteed by Whitestone REIT and each direct and indirect Material Subsidiary of the Borrower pursuant to Section 13 hereof or pursuant to one or more guaranty agreements in form and substance acceptable to the Administrative Agent, as the same may be amended, modified or supplemented from time to time (individually a “Guaranty” and collectively the “Guaranties” and Whitestone REIT and each such Material Subsidiary executing and delivering a Guaranty being referred to herein as a “Guarantor” and collectively the “Guarantors”).
Section 4.2.    Further Assurances. In the event the Borrower or any Guarantor forms or acquires any other Material Subsidiary after the date hereof, except as otherwise provided in Section 4.1, the Borrower shall promptly upon such formation or acquisition cause such newly formed or acquired Material Subsidiary to execute a Guaranty or an Additional Guarantor Supplement in the form of Exhibit G attached hereto (the “Additional Guarantor Supplement”) as the Administrative Agent may then require, and the Borrower shall also deliver to the Administrative Agent, or cause such Material Subsidiary to deliver to the Administrative Agent, at the Borrower's cost and expense, such other instruments, documents, certificates, and opinions reasonably required by the Administrative Agent in connection therewith.

Section 5.	Definitions; Interpretation.Section 5. Definitions; Interpretation
Section 5.1.    Definitions. The following terms when used herein shall have the following meanings:

“Adjusted LIBOR” is defined in Section 1.4(b) hereof.
“Adjusted Property NOI” means for any Rolling Period for any Property, an amount equal to (i) the Property NOI for such Property minus (ii) the sum of (a) the greater of a management fee that is 3% of the aggregate net revenues from the operations of such Property during such period and the actual management fee and (b) an annual capital expenditures reserve of $0.25 per square foot for such Property.
“Administrative Agent” means Bank of Montreal, in its capacity as Administrative Agent hereunder, and any successor in such capacity pursuant to Section 11.7 hereof.
“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.
“Affiliate” means any Person directly or indirectly controlling or controlled by, or under direct or indirect common control with, another Person. A Person shall be deemed to control another Person for purposes of this definition if such Person possesses, directly or indirectly, the power to direct, or cause the direction of, the management and policies of the other Person, whether through the ownership of voting securities, common directors, trustees or officers, by contract or otherwise; provided that, in any event for purposes of this definition, any Person that owns, directly or indirectly, 20% or more of the securities having the ordinary voting power for the election of directors or governing body of a corporation or 20% or more of the partnership or other ownership interest of any other Person (other than as a limited partner of such other Person) will be deemed to control such corporation or other Person.
“Aggregate Borrowing Base Value” means the sum of the Borrowing Base Values of each Eligible Property.
“Aggregate Unrestricted Cash” means, as of any date, the amount of cash of the Borrower and its Subsidiaries which is not subject to any Lien, other than Liens in favor of Administrative Agent.
“Agreement” means this Credit Agreement, as the same may be amended, modified, restated or supplemented from time to time pursuant to the terms hereof.
“Applicable Margin” means, with respect to Loans, Reimbursement Obligations, and the commitment fees and letter of credit fees payable under Section 2.1 hereof, until the first Pricing Date, the rates per annum shown opposite Level II below, and thereafter from one Pricing Date to the next the Applicable Margin means the rates per annum determined in accordance with the following schedule:

Level	Total Indebtedness to Total Asset Value Ratio for Such Pricing Date	Applicable Margin for Base Rate Loans and Reimbursement Obligations shall be:	Applicable Margin for Eurodollar Loans and Letter of credit Fee Shall Be:
IV	Greater than 0.55 to 1.00	2.75%	3.75%
III	Less than or equal to 0.55 to 1.00, but greater than 0.50 to 1.00	2.50%	3.50%
II	Less than or equal to 0.50 to 1.00, but greater than 0.45 to 1.00	2.00%	3.00%
I	Less than or equal to 0.45 to 1.00	1.75%	2.75%
For purposes hereof, the term “Pricing Date” means, for any Fiscal Quarter of the Borrower ending on or after March 31, 2012, the date on which the Administrative Agent is in receipt of the Borrower's most recent financial statements (and, in the case of the year‑end financial statements, audit report) for the Fiscal Quarter then ended, pursuant to Section 8.5 hereof. The Applicable Margin shall be established based on the Total

Indebtedness to Total Asset Value Ratio for the most recently completed Fiscal Quarter and the Applicable Margin established on a Pricing Date shall remain in effect until the next Pricing Date. If the Borrower has not delivered its financial statements by the date such financial statements (and, in the case of the year‑end financial statements, audit report) are required to be delivered under Section 8.5 hereof, until such financial statements and audit report are delivered, the Applicable Margin shall be the highest Applicable Margin (i.e., Level IV shall apply). If the Borrower subsequently delivers such financial statements before the next Pricing Date, the Applicable Margin established by such late delivered financial statements shall take effect from the date of delivery until the next Pricing Date. In all other circumstances, the Applicable Margin established by such financial statements shall be in effect from the Pricing Date that occurs immediately after the end of the Fiscal Quarter covered by such financial statements until the next Pricing Date. Each determination of the Applicable Margin made by the Administrative Agent in accordance with the foregoing shall be conclusive and binding on the Borrower and the Lenders if reasonably determined. The parties understand that the Applicable Margin set forth herein may be determined and/or adjusted from time to time based upon certain financial ratios and/or other information to be provided or certified to the Administrative Agent, the Lenders and the L/C Issuer by the Borrower (the “Borrower Information”). If it is subsequently determined that any such Borrower Information was incorrect (for whatever reason, including, without limitation, because of a subsequent restatement of earnings by the Borrower) at the time it was delivered to the Administrative Agent, the Lenders and the L/C Issuer, and if the applicable interest rate or fees calculated for any period were lower than they should have been had the correct information been timely provided, then, such Applicable Margin for such period shall be automatically recalculated using correct Borrower Information. The Administrative Agent shall promptly notify the Borrower in writing of any additional interest and fees due because of such recalculation, and the Borrower shall pay within five (5) Business Days of receipt of such written notice such additional interest or fees due to the Administrative Agent, for the account of each Lender holding Revolving Credit Commitments and Revolving Loans at the time the additional interest and fee payment is received. Any recalculation of the Applicable Margin required by this provision shall survive the termination of this Agreement, and this provision shall not in any way limit any of the Administrative Agent's, L/C Issuer's or any Lender's other rights under this Agreement.
“Application” is defined in Section 1.3(b) hereof.
“Appraisal” shall mean an appraisal for any Property performed according to FIRREA or MAI standards.
“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.
“Assets Under Development” means any real property under construction excluding minor renovations of completed buildings.
“Assignment and Acceptance” means an assignment and acceptance entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 12.12 hereof), and accepted by the Administrative Agent, in substantially the form of Exhibit F or any other form approved by the Administrative Agent.
“Authorized Representative” means those persons shown on the list of officers provided by the Borrower pursuant to Section 7.2 hereof or on any update of any such list provided by the Borrower to the Administrative Agent, or any further or different officers of the Borrower so named by any Authorized Representative of the Borrower in a written notice to the Administrative Agent.

“Bankruptcy Event” means, with respect to any Tenant, any event of the type described in clause (j) or (k) of Section 9.1 hereof with respect to such Tenant.
“Base Rate” is defined in Section 1.4(a) hereof.
“Base Rate Loan” means a Loan bearing interest at a rate specified in Section 1.4(a) hereof.
“Borrower” is defined in the introductory paragraph of this Agreement.
“Borrowing” means the total of Loans of a single type advanced, continued for an additional Interest Period, or converted from a different type into such type by the Lenders on a single date and, in the case of Eurodollar Loans, for a single Interest Period. Borrowings of Loans are made and maintained ratably from each of the Lenders according to their Revolver Percentages. A Borrowing is “advanced” on the day Lenders advance funds comprising such Borrowing to the Borrower, is “continued” on the date a new Interest Period for the same type of Loans commences for such Borrowing, and is “converted” when such Borrowing is changed from one type of Loans to the other, all as determined pursuant to Section 1.6 hereof.
“Borrowing Base” means, at any date of its determination, an amount equal to:

(a)
(i) with respect to all Eligible Properties owned by the Borrower or any Guarantor for 12 months or more, the lesser of (A) 55% of the Aggregate Borrowing Base Value of all such Eligible Properties on such date and (B) the Debt Service Coverage Amount of all such Eligible Properties on such dates; and

(ii) with respect to all Eligible Properties owned by the Borrower or any Guarantor for less than 12 months, 55% of the Aggregate Borrowing Base Value of all such Eligible Properties on such date; minus

(b)	the sum of (i) the outstanding principal amount of Revolving Loans plus (ii) the face amount of all Letters of Credit; minus

(c)	the aggregate amount of Unsecured Other Recourse Debt.
“Borrowing Base Certificate” means the certificate in the form of Exhibit H hereto, or in such other form acceptable to the Administrative Agent, to be delivered to the Administrative Agent and the Lenders pursuant to Sections 7.2(j), 7.3 and 8.5 hereof.
“Borrowing Base Determination Date” means each date on which the Borrowing Base is certified to the Administrative Agent, as follows:
(a)    Quarterly. On the last day of each Fiscal Quarter.
(b)    Property Adjustments. Following each addition or deletion of an Eligible Property (an “Adjustment Event”), the Aggregate Borrowing Base Value shall be adjusted accordingly.
(c)    Notice of Borrowing Base Change. Promptly following any date the Borrowing Base is re-determined in accordance with the preceding paragraphs, the Administrative Agent shall give notice to the Lenders and the Borrower of the new Borrowing Base.

“Borrowing Base Requirements” means with respect to the calculation of clause (a)(i)(A) of the Borrowing Base, collectively that (a) at all times such calculation shall be based on no less than twelve (12) Eligible Properties; (b) no more than 20% of the Aggregate Borrowing Base Value may be comprised of Eligible Properties which have Occupancy Rates of more than 70% but less than 80%; (c) no more than 15% of the Aggregate Borrowing Base Value may be comprised of any one Eligible Property with an Occupancy Rate of less than 80%; and (d) no more than 25% of the Aggregate Borrowing Base Value may be comprised of any one Eligible Property.
“Borrowing Base Value” means, at any date of its determination, (i) with respect to all Eligible Properties owned by the Borrower or any Guarantor for 12 months or more, an amount equal to the quotient of the Adjusted Property NOI of the applicable Eligible Property divided by such Eligible Property's applicable Capitalization Rate with the resulting quotient multiplied by the owner's percentage ownership of such Eligible Property and (ii) with respect to all Eligible Properties owned by the Borrower or any Guarantor for less than 12 months, an aggregate of all purchase prices for such properties multiplied by the owner's percentage ownership of such Eligible Property.
“Business Day” means any day (other than a Saturday or Sunday) on which banks are not authorized or required to close in Chicago, Illinois and, if the applicable Business Day relates to the advance or continuation of, or conversion into, or payment of a Eurodollar Loan, on which banks are dealing in U.S. Dollar deposits in the interbank eurodollar market in London, England and Nassau, Bahamas.
“Capital Lease” means any lease of Property which in accordance with GAAP is required to be capitalized on the balance sheet of the lessee.
“Capitalization Rate” means (i) 9.00% for Properties with Occupancy Rates of 90% or more, (ii) 10.00% for Properties with Occupancy Rates of 80% or more but less than 90% and (iii) 11.00% for Properties with Occupancy Rates of less than 80%. At the reasonable request of the Borrower, the Administrative Agent shall from time to time review the Capitalization Rates set forth in this definition based on current Property Income and Property value information and may, but in no event shall be obligated to, make adjustments in the Capitalization Rates with the approval of the Required Lenders and upon written notice to the Borrower.
“Capitalized Lease Obligation” means, for any Person, the amount of the liability shown on the balance sheet of such Person in respect of a Capital Lease determined in accordance with GAAP.
“CERCLA” means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C. §§9601 et seq., and any future amendments.
“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority, or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary,(x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, regulations, guidelines or directives thereunder or issued in connection therewith shall be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.
“Change of Control” means any of (a) the acquisition by any “person” or “group” (as such terms are used in sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended) at any time of beneficial ownership of 30% or more of the outstanding capital stock or other equity interests of the Borrower on a fully‑diluted basis, other than acquisitions of such interests by any party who is an officer or trustee of the Borrower as of the Closing Date, (b) the failure of individuals who are members of the board of trustees (or similar governing body) of Whitestone REIT on the Closing Date (together with any new or replacement trustees whose initial nomination for election was approved by a majority of the trustees who were either trustees on the Closing Date or previously so approved) to constitute a majority of the board of trustees (or similar governing body) of Whitestone REIT, (c) any “Change of Control” (or words of like import), as defined in any agreement or indenture relating to any issue of Indebtedness of the Borrower, Whitestone REIT or any Subsidiary shall occur or (d) termination of the chief executive officer of the Borrower without cause, excluding non-appealable determinations by a court of law for fraud, gross negligence, or willful neglect, which would be considered termination for cause.
“Closing Date” means the date of this Agreement or such later Business Day upon which each condition described in Section 7.2 shall be satisfied or waived in a manner acceptable to the Administrative Agent in its discretion.
“Code” means the Internal Revenue Code of 1986, as amended, and any successor statute thereto.
“Collateral Account” is defined in Section 9.4 hereof.
“Consolidated Adjusted Property NOI” means for any Rolling Period, the consolidated Adjusted Property NOI of the Borrower and its Subsidiaries.
“Controlled Group” means all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Borrower, are treated as a single employer under Section 414 of the Code.
“Credit Event” means the advancing of any Loan, or the issuance of, or extension of the expiration date or increase in the amount of, any Letter of Credit.
“Cross-Collateralized Secured Debt” means the aggregate principal amount of any single tranche of Secured Debt which is cross-collateralized by security interests in and mortgages on multiple Properties or cross-defaulted to other single-tranche Secured Debt having similar obligors.
“Debt Service” means, for any Fiscal Quarter, the sum of (a) Interest Expense and (b) the greater of (i) zero or (ii) scheduled principal amortization paid on Total Indebtedness (exclusive of any balloon payments or prepayments of principal paid on such Total Indebtedness).
“Debt Service Coverage Amount” means, for the applicable Eligible Properties, the principal amount of a loan that would be serviced by the Adjusted Property NOI for the Rolling Period most recently ended for which financial statements have been delivered pursuant to Section 8.5 hereof at a debt service coverage ratio of 1.70 to 1.00 with interest and principal payments at the greater of (i) 9.0% per annum (assuming a 30-year amortization) and (ii) the 10-year treasury rate on the last day of such period plus 3.5% (assuming a 30-year amortization).

“Default” means any event or condition the occurrence of which would, with the passage of time or the giving of notice, or both, constitute an Event of Default.
“Defaulting Lender” means any Lender that (a) has failed to fund any portion of the Loans or participations in L/C Obligations required to be funded by it hereunder (herein, a “Defaulted Loan”) within two (2) Business Days of the date required to be funded by it hereunder unless such failure has been cured, (b) has otherwise failed to pay over to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within two (2) Business Days of the date when due, unless the subject of a good faith dispute or unless such failure has been cured, or (c) has been deemed insolvent or become the subject of a bankruptcy or insolvency proceeding or a receiver or conservator has been appointed for such Lender.
“Defaulting Lender Excess” means, with respect to any Defaulting Lender, the excess, if any, of such Defaulting Lender's Revolver Percentage of the aggregate outstanding principal amount of Loans of all Lenders (calculated as if all Defaulting Lenders other than such Defaulting Lender had funded all of their respective Defaulted Loans) over the aggregate outstanding principal amount of all Loans of such Defaulting Lender.
“Defaulting Lender Period” means, with respect to any Defaulting Lender, the period commencing on the date upon which such Lender first became a Defaulting Lender and ending on the earliest of the following dates: (i) the date on which all Commitments are cancelled or terminated and/or the Obligations are declared or become immediately due and payable and (ii) the date on which (a) such Defaulting Lender is no longer insolvent, the subject of a bankruptcy or insolvency proceeding or, if applicable, under the direction of a receiver or conservator, (b) the Defaulting Lender Excess with respect to such Defaulting Lender shall have been reduced to zero (whether by the funding by such Defaulting Lender of any Defaulted Loans of such Defaulting Lender or otherwise), and (c) such Defaulting Lender shall have delivered to Borrower and the Administrative Agent a written reaffirmation of its intention to honor its obligations hereunder with respect to its Commitments.
“Designated Disbursement Account” means the account of the Borrower maintained with the Administrative Agent or its Affiliate and designated in writing to the Administrative Agent as the Borrower's Designated Disbursement Account (or such other account as the Borrower and the Administrative Agent may otherwise agree).
“EBITDA” means, for any period, determined on a consolidated basis of the Borrower and its Subsidiaries, in accordance with GAAP, the sum of net income (or loss) plus: (i) depreciation and amortization expense, to the extent included as an expense in the calculation of net income (or loss); (ii) Interest Expense; (iii) income tax expense, to the extent included as an expense in the calculation of net income (or loss); (iv) extraordinary, unrealized or non‑recurring losses, including impairment charges and reserves to the extent included as an expense in the calculation of net income (or loss), minus: (v) funds received by the Borrower or a Subsidiary as rent but which are reserved for capital expenses; (vi) extraordinary gains and unrealized gains on the sale of assets; (vii) income tax benefits; and (viii) an annual capital expenditure reserve of $0.25 per square foot for such Property; provided that, such annual capital expenditure reserve shall be prorated for any Property constituting real property owned by the Borrower or any Subsidiary for less than 12 months.
“Eligible Assignee” means (a) a Lender, (b) an Affiliate of a Lender, (c) an Approved Fund, and (d) any other Person (other than a natural person) approved by (i) the Administrative Agent, (ii) the L/C Issuer, and (iii) unless an Event of Default has occurred and is continuing, the Borrower (each such approval not to be unreasonably withheld or delayed); provided that notwithstanding the foregoing, “Eligible Assignee”

shall not include the Borrower or any Guarantor or any of the Borrower's or such Guarantor's Affiliates or Subsidiaries.
“Eligible Line of Business” means any business engaged in as of the date of this Agreement by the Borrower or any of its Subsidiaries.
“Eligible Property” means, as of any Borrowing Base Determination Date, any Property owned by the Borrower or a Guarantor which satisfies the following conditions which would permit such Property's Borrowing Base Value to be included in the Aggregate Borrowing Base Value:
(a)    Is real commercial property owned 100% in fee simple by the Borrower or a Guarantor;
(b)    Is a Property located in the contiguous United States;
(c)    If such Property is owned by the Borrower, (i) neither the Borrower's beneficial ownership interest in such Property nor the Property is subject to any Lien (other than Permitted Liens or Liens in favor of the Administrative Agent) or to any negative pledge and (ii) the Borrower has the unilateral right to sell, transfer or otherwise dispose of such Property and to create a Lien on such Property as security for Indebtedness;
(d)    If such Property is owned by a Material Subsidiary, (i) neither the Borrower's beneficial ownership interest in such Material Subsidiary nor the Property is subject to any Lien (other than Permitted Liens or Liens in favor of the Administrative Agent) or to any negative pledge, (ii) the Material Subsidiary has the unilateral right to sell, transfer or otherwise dispose of such Property and to create a Lien on such Property as security for Indebtedness, and (iii) the Material Subsidiary has provided an Additional Guarantor Supplement or other Guaranty to the Administrative Agent pursuant to Section 4.2 hereof;
(e)    Is Property with an Occupancy Rate of more than 70%;
(f)    The Administrative Agent shall have received to the extent requested historic operating statements for such Property for the previous 3 years, if available, and historic rent rolls for such Property for the previous 3 years, if available;
(g)    That such Property, based on the Borrower's or any Material Subsidiary's actual knowledge, is free of all material structural defects or major architectural deficiencies, material title defects, material environmental conditions or other adverse matters which, individually or collectively, materially impair the value of such Property and, if the Property has an underground storage tank located thereon or any other material environmental concern as determined by the Administrative Agent, then the Administrative Agent shall have received satisfactory environmental assessments, including, to the extent requested, Phase I and Phase II reports, the results of which disclose environmental conditions which are satisfactory to the Administrative Agent in its sole discretion;
(h)    With respect to such Property, any Tenant under a Significant Lease is not more than 60 days past due with respect to any monthly rent payment obligations under such Lease; and
(i)    For each such Property, the Borrower shall have delivered to the Administrative Agent a copy, certified as true and correct by the Borrower, of each of the following: if the Property Owner is not the Borrower, the Property Owner's articles of incorporation, by-laws, partnership agreements, operating agreements, as applicable, and certificates of existence, good standing and authority to do business from each appropriate state authority, and partnership, corporate or limited liability company, as applicable, authorizations authorizing the execution, delivery and performance of the Additional Guarantor Supplement all certified to be true and complete by a duly authorized officer of such Property Owner.
“Environmental Claim” means any investigation, notice, violation, demand, allegation, action, suit, injunction, judgment, order, consent decree, penalty, fine, lien, pro-ceeding or claim (whether administrative, judicial or private in nature) arising (a) pursuant to, or in connection with an actual or alleged violation of, any Environmental Law, (b) in connection with any Hazardous Material, (c) from any abatement, removal, remedial, cor-rective or response action in connection with a Hazardous Material, Environmental Law or order of a governmental authority or (d) from any actual or alleged damage, injury, threat or harm to health, safety, natural resources or the environment.
“Environmental Law” means any current or future Legal Requirement pertaining to (a) the protection of health, safety and the indoor or outdoor environment, (b) the conservation, management or use of natural resources and wildlife, (c) the protection or use of surface water or groundwater, (d) the management, manufacture, possession, presence, use, generation, transportation, treatment, storage, disposal, Release, threatened Release, abatement, removal, remediation or handling of, or exposure to, any Hazardous Material or (e) pollution (including any Release to air, land, surface water or groundwater), and any amendment, rule, regulation, order or directive issued thereunder.
“Equity Interests” means with respect to any Person, any share of capital stock of (or other ownership or profit interests in) such Person, any warrant, option or other right for the purchase or other acquisition from such Person of any share of capital stock of (or other ownership or profit interests in) such Person whether or not certificated, any security convertible into or exchangeable for any share of capital stock of (or other ownership or profit interests in) such Person or warrant, right or option for the purchase or other acquisition from such Person of such shares (or such other interests), and any other ownership or profit interest in such Person (including, without limitation, partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such share, warrant, option, right or other interest is authorized or otherwise existing on any date of determination.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, or any successor statute thereto.
“Eurodollar Loan” means a Loan bearing interest at the rate specified in Section 1.4(b) hereof.
“Eurodollar Reserve Percentage” is defined in Section 1.4(b) hereof.
“Event of Default” means any event or condition identified as such in Section 9.1 hereof.
“Federal Funds Rate” means the fluctuating interest rate per annum described in part (i) of clause (b) of the definition of Base Rate appearing in Section 1.4(a) hereof.
“Fiscal Quarter” means each of the three-month periods ending on March 31, June 30, September 30 and December 31.
“Fiscal Year” means the twelve-month period ending on December 31.

“Fixed Charges” means, for any Fiscal Quarter, Debt Service for such quarter, plus Preferred Dividends for such quarter and required distributions (other than distributions by the Borrower to holders of operating partnership units and distributions by Whitestone REIT to common equity holders) plus ground lease payments unless such payments are deducted from Property NOI and EBITDA.
“Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.
“Funds Transfer and Deposit Account Liability” means the liability of the Borrower, Whitestone REIT or any Subsidiary owing to any of the Lenders, or any Affiliates of such Lenders, arising out of (a) the execution or processing of electronic transfers of funds by automatic clearing house transfer, wire transfer or otherwise to or from deposit accounts of the Borrower, Whitestone REIT and/or any Subsidiary now or hereafter maintained with any of the Lenders or their Affiliates, (b) the acceptance for deposit or the honoring for payment of any check, draft or other item with respect to any such deposit accounts, and (c) any other deposit, disbursement, and cash management services afforded to the Borrower, Whitestone REIT or any Subsidiary by any of such Lenders or their Affiliates.
“GAAP” means generally accepted accounting principles set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the U.S. accounting profession), which are applicable to the circumstances as of the date of determination.
“Governmental Authority” means the government of the United States of America or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).
“Guarantor” and “Guarantors” each is defined in Section 4.1 hereof.
“Guaranty” and “Guaranties” each is defined in Section 4.1 hereof.
“Hazardous Material” means any substance, chemical, compound, product, solid, gas, liquid, waste, byproduct, pollutant, contaminant or material which is hazardous or toxic, and includes, without limitation, (a) asbestos, polychlorinated biphenyls and petroleum (including crude oil or any fraction thereof) and (b) any material classified or regulated as “hazardous” or “toxic” or words of like import pursuant to an Environmental Law.
“Hazardous Material Activity” means any activity, event or occurrence involving a Hazardous Material, including, without limitation, the manufacture, possession, presence, use, generation, transportation, treatment, storage, disposal, Release, threatened Release, abatement, removal, remediation, handling of or corrective or response action to any Hazardous Material.
“Hedging Liability” means the liability of the Borrower, Whitestone REIT or any Subsidiary to any of the Lenders, or any Affiliates of such Lenders, in respect of any interest rate, foreign currency, and/or commodity swap, exchange, cap, collar, floor, forward, future or option agreement, or any other similar interest rate, currency or commodity hedging arrangement, as the Borrower, Whitestone REIT or such

Subsidiary, as the case may be, may from time to time enter into with any one or more of the Lenders party to this Agreement or their Affiliates.
“Indebtedness” means, with respect to any Person, at the time of computation thereof, all of the following (without duplication): (a) all obligations of such Person in respect of money borrowed (other than trade debt incurred in the ordinary course of business not more than 180 days past due); (b) all obligations of such Person, whether or not for money borrowed (i) represented by notes payable, or drafts accepted, in each case representing extensions of credit, (ii) evidenced by bonds, debentures, notes or similar instruments, or (iii) constituting purchase money indebtedness, conditional sales contracts, title retention debt instruments or other similar instruments, upon which interest charges are customarily paid or that are issued or assumed as full or partial payment for property or for services rendered; (c) accounts payable and accruals (excluding any accrued dividends on common stock), the aggregate amount of which is greater than 5% of Total Asset Value (calculated without taking into account any accounts payable or accruals) as of any date of determination; (d) Capitalized Lease Obligations of such Person (including ground leases to the extent required under GAAP to be reported as a liability); (e) all reimbursement obligations (contingent or otherwise) of such Person under or in respect of any letters of credit or acceptances (whether or not the same have been presented for payment); (f) all off-balance sheet obligations of such Person; (g) all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any mandatorily redeemable Stock issued by such Person or any other Person, valued at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends; (h) all obligations of such Person in respect of any purchase obligation, repurchase obligation, takeout commitment or forward equity commitment, in each case evidenced by a binding agreement (excluding any such obligation to the extent the obligation can be satisfied by the issuance of Equity Interests (other than mandatorily redeemable Stock)); (i) net obligations under any derivative contract not entered into as a hedge against existing Indebtedness, in an amount equal to the derivatives termination value thereof; (j) all Indebtedness of other Persons which such Person has guaranteed or is otherwise recourse to such Person (except for guaranties of customary exceptions for fraud, misapplication of funds, environmental indemnities, voluntary bankruptcy, collusive involuntary bankruptcy and other similar exceptions to recourse liability until a claim is made with respect thereto, and then shall be included only to the extent of the amount of such claim); (k) all Indebtedness of another Person secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property or assets owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness or other payment obligation; and (l) such Person's ownership share of the Indebtedness of any Affiliate of such Person. All Loans and L/C Obligations shall constitute Indebtedness of the Borrower. Indebtedness of any Person shall include Indebtedness of any partnership or joint venture in which such Person is a general partner or joint venturer to the extent of such Person's ownership share of such partnership or joint venture (except if such Indebtedness, or portion thereof, is recourse to such Person, in which case the greater of such Person's ownership share of such Indebtedness or the amount of the recourse portion of the Indebtedness, shall be included as Indebtedness of such Person). Notwithstanding anything to the contrary in this Agreement or any other Loan Document, the calculation of Indebtedness shall not include any fair value adjustments to the carrying value of liabilities to record such liabilities at fair value pursuant to electing the fair value option election under FASB ASC 825-10-25 (formerly known as FAS 159, The Fair Value Option for Financial Assets and Financial Liabilities) or other FASB standards allowing entities to elect fair value option for financial liabilities. Accordingly, the amount of liabilities shall be the historical cost basis, which generally is the contractual amount owed adjusted for amortization or accretion of any premium or discount
“Initial Properties” means collectively the Properties listed on Schedule 1.1 and “Initial Property” means any of such Properties.

“Interest Expense” means, with respect to a Person for any period of time the interest expense whether paid, accrued or capitalized (without deduction of consolidated interest income) of such Person for such period. Interest Expense shall exclude any amortization of (i) deferred financing fees, including the write-off such fees relating to the early retirement of such related Indebtedness, and (ii) debt discounts (but only to the extent such discounts do not exceed 3.0% of the initial face principal amount of such debt).
“Interest Payment Date” means (a) with respect to any Eurodollar Loan, the last day of each Interest Period with respect to such Eurodollar Loan and on the Revolving Credit Termination Date and, if the applicable Interest Period is longer than (3) three months, on each day occurring every three (3) months after the commencement of such Interest Period, and (b) with respect to any Base Rate Loan, the last day of every calendar quarter and on the Revolving Credit Termination Date.
“Interest Period” means the period commencing on the date a Borrowing of Eurodollar Loans is advanced, continued, or created by conversion and ending 1, 2, 3, or 6 months thereafter, provided, however, that:
(i)    no Interest Period shall extend beyond the Revolving Credit Termination Date;
(ii)    whenever the last day of any Interest Period would otherwise be a day that is not a Business Day, the last day of such Interest Period shall be extended to the next succeeding Business Day, provided that, if such extension would cause the last day of an Interest Period for a Borrowing of Eurodollar Loans to occur in the following calendar month, the last day of such Interest Period shall be the immediately preceding Business Day; and
(iii)    for purposes of determining an Interest Period for a Borrowing of Eurodollar Loans, a month means a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month; provided, however, that if there is no numerically corresponding day in the month in which such an Interest Period is to end or if such an Interest Period begins on the last Business Day of a calendar month, then such Interest Period shall end on the last Business Day of the calendar month in which such Interest Period is to end.
“Land Assets” means any real property which is not an Asset Under Development and on which no significant improvements have been constructed.
“L/C Issuer” means Bank of Montreal, in its capacity as the issuer of Letters of Credit hereunder, and its successors in such capacity as provided in Section 1.3(h) hereof.
“L/C Obligations” means the aggregate undrawn face amounts of all outstanding Letters of Credit and all unpaid Reimbursement Obligations.
“L/C Sublimit” means $10,000,000, as may be reduced pursuant to the terms hereof.
“Lease” means each existing or future lease, sublease, license, or other agreement under the terms of which any Person has or acquires any right to occupy or use any Property of the Borrower or any Subsidiary, or any part thereof, or interest therein, as the same may be amended, supplemented or modified.
“Legal Requirement” means any treaty, convention, statute, law, regulation, ordinance, license, permit, governmental approval, injunction, judgment, order, consent decree or other requirement of any governmental authority, whether federal, state, or local.

“Lenders” means and includes Bank of Montreal and the other financial institutions from time to time party to this Agreement, including each assignee Lender pursuant to Section 12.12 hereof.
“Lending Office” is defined in Section 10.4 hereof.
“Letter of Credit” is defined in Section 1.3(a) hereof.
“LIBOR” is defined in Section 1.4(b) hereof.
“Lien” means any mortgage, lien, security interest, pledge, charge or encumbrance of any kind in respect of any Property, including the interests of a vendor or lessor under any conditional sale, Capital Lease or other title retention arrangement.
“Loan Documents” means this Agreement, the Notes (if any), the Applications, the Guaranties, and each other instrument or document to be delivered hereunder or thereunder or otherwise in connection therewith.
“Loan-to-Value Percentage” means a percentage equal to the aggregate principal amount of the Secured Debt divided by the value as determined by the Appraisal of the real property pledged as security for such Secured Debt as indicated in the Appraisal accepted by the lender of the Secured Debt.
“Material Adverse Effect” means (a) a material adverse change in, or material adverse effect upon, the operations, business, Property, condition (financial or otherwise) or prospects of Whitestone REIT, the Borrower or of Whitestone REIT, the Borrower and its Subsidiaries taken as a whole, (b) a material impairment of the ability of Whitestone REIT, the Borrower or any Subsidiary to perform its obligations under any Loan Document or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against Whitestone REIT, the Borrower or any Subsidiary of any Loan Document or the rights and remedies of the Administrative Agent and the Lenders thereunder.
“Material Subsidiary” means, each Subsidiary that owns an Eligible Property included in the Borrowing Base Value.
“Moody's” means Moody's Investors Service, Inc.
“Mortgage Note” means a promissory note secured by a mortgage, deed of trust or similar lien document.
“Note” and “Notes” each is defined in Section 1.10 hereof.
“Obligations” means all obligations of the Borrower to pay principal and interest on the Loans, all Reimbursement Obligations owing under the Applications, all fees and charges payable hereunder, and all other payment obligations of the Borrower or any of its Subsidiaries arising under or in relation to any Loan Document, in each case whether now existing or hereafter arising, due or to become due, direct or indirect, absolute or contingent, and howsoever evidenced, held or acquired.
“Occupancy Rate” means for any Property, the percentage of the rentable area of such Property occupied by bona fide Tenants of such Property or leased by such Tenants pursuant to bona fide Tenant Leases, in each case, which Tenants (a) are not more than 90 days in arrears on base rental or other similar payments due under the Leases and (b) are not subject to a then continuing Bankruptcy Event, or if subject to a then continuing Bankruptcy Event (i) the trustee in bankruptcy of such Tenant shall have accepted and assumed such Lease or the Tenant shall be in compliance with the rental payments described above in clause (a); and (ii) to the extent that the Tenant shall have filed and the bankruptcy court shall have approved the Tenant's plan for reorganization, the Tenant shall be performing its obligations pursuant to the approved plan of reorganization; and (iii) is reasonably acceptable to the Administrative Agent.
“OFAC” means the United States Department of Treasury Office of Foreign Assets Control.
“OFAC Event” means the event specified in Section 8.15 hereof.
“OFAC Sanctions Programs” means all laws, regulations, and Executive Orders administered by OFAC, including without limitation, the Bank Secrecy Act, anti-money laundering laws (including, without limitation, the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Pub. L. 107-56 (a/k/a the USA Patriot Act)), and all economic and trade sanction programs administered by OFAC, any and all similar United States federal laws, regulations or Executive Orders, and any similar laws, regulators or orders adopted by any State within the United States.
“OFAC SDN List” means the list of the Specially Designated Nationals and Blocked Persons maintained by OFAC.
“Other Recourse Debt” means, as of the date of determination, all Indebtedness (including the face amount of all outstanding letters of credit) which is recourse to, or has a deficiency guaranty provided by, Whitestone REIT, the Borrower or any Material Subsidiary (directly or by a guaranty thereof, but without duplication), other than with respect to the Revolving Loans, Letters of Credit and other Obligations of the Borrower and Guarantors hereunder.
“Participating Interest” is defined in Section 1.3(e) hereof.
“Participating Lender” is defined in Section 1.3(e) hereof.
“PBGC” means the Pension Benefit Guaranty Corporation or any Person succeeding to any or all of its functions under ERISA.
“Permitted Liens” means such of the following as to which no enforcement, collection, execution, levy or foreclosure proceeding has been commenced: (a) Liens for taxes, assessments and governmental charges or levies to the extent not required to be paid under Section 8.3; (b) Liens imposed by law, such as materialmen's, mechanics', carriers', workmen's and repairmen's Liens and other similar Liens arising in the ordinary course of business securing obligations that are not overdue or that are being contested in good faith and by proper proceedings and as to which appropriate reserves are being maintained; (c) pledges or deposits to secure obligations under workers' compensation laws or similar legislation or to secure public or statutory obligations; (d) easements, zoning restrictions, rights of way and other encumbrances on title to real property that, in the aggregate, do not materially and adversely affect the value of such property or the use of such property for its present purposes; (e) deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of like nature incurred in the ordinary course of business; (f) Liens in favor of the United States of America for amounts paid to Whitestone REIT, the Borrower or any Subsidiary as progress payments under government contracts entered into by it; (g) attachment, judgment and other similar Liens arising in connection with court, reference or arbitration proceedings, provided that the same have been in existence less than 20 days, that the same have been discharged or that execution or enforcement thereof has been stayed pending appeal; and (h) Liens on Properties that are not Eligible Properties and whose Borrowing Base Values are not included in the calculation of the Borrowing Base.
“Person” means an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization or any other entity or organization, including a government or agency or political subdivision thereof.
“Plan” means any employee pension benefit plan covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code that either (a) is maintained by a member of the Controlled Group for employees of a member of the Controlled Group or (b) is maintained pursuant to a collective bargaining agreement or any other arrangement under which more than one employer makes contributions and to which a member of the Controlled Group is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions.
“Preferred Dividends” means any dividend paid (or payable), as the case may be, in cash on any preferred equity security issued by the Borrower.
“Property or Properties” means, as to any Person, all types of real, personal, tangible, intangible or mixed property owned by such Person whether or not included in the most recent balance sheet of such Person and its subsidiaries under GAAP, including any Eligible Property owned by the Borrower or any of its Subsidiaries.
“Property Expenses” means the costs (including, but not limited to, payroll, taxes, assessments, insurance, utilities, landscaping and other similar charges) of operating and maintaining any Property that are the responsibility of the Borrower or the applicable Guarantor that are not paid directly by any Tenant, but excluding depreciation, amortization, interest costs and maintenance capital expenditures.
“Property Income” means cash rents (excluding non‑cash straight‑line rent) and other cash revenues received by the Borrower or a Guarantor in the ordinary course for any Property, but excluding security deposits and prepaid rent except to the extent applied in satisfaction of any Tenants' obligations for rent.
“Property Net Operating Income” or “Property NOI” means, with respect to any Property for any Rolling Period (without duplication) the aggregate amount of (i) Property Income for such period minus (ii) Property Expenses for such period.
“Property Owner” means the Person who owns fee or leasehold title interest (as applicable) in and to a Property.
“Qualified Ground Lease” means each of the ground leases or subground leases set forth on Schedule 1.1 hereto and for a future Property means any ground lease (a) which is a direct ground lease granted by the fee owner of real property, (b) which may be transferred and/or assigned without the consent of the lessor (or as to which the lease expressly provides that (i) such lease may be transferred and/or assigned with the consent of the lessor and (ii) such consent shall not be unreasonably withheld or delayed) or subject to certain reasonable pre‑defined requirements, (c) which has a remaining term (including any renewal terms exercisable at the sole option of the lessee) of at least twenty (20) years, (d) under which no material default has occurred and is continuing, (e) with respect to which a Lien may be granted without the consent of the lessor, (f) which contains lender protection provisions acceptable to the Administrative Agent, including, without limitation, provisions to the effect that (i) the lessor shall notify any holder of a Lien in such lease of the occurrence of any default by the lessee under such lease and shall afford such holder the option to cure such default, and (ii) in the event that such lease is terminated, such holder shall have the option to enter into a new lease having terms substantially identical to those contained in the terminated lease and (g) which is otherwise acceptable in form and substance to the Administrative Agent.
“RCRA” means the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976 and Hazardous and Solid Waste Amendments of 1984, 42 U.S.C. §§6901 et seq., and any future amendments.
“Reimbursement Obligation” is defined in Section 1.3(c) hereof.
“Release” means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, migration, dumping, or disposing into the indoor or outdoor environment, including, without limitation, the abandonment or discarding of barrels, drums, containers, tanks or other receptacles containing or previously containing any Hazardous Material.
“Required Lenders” means, as of the date of determination thereof, Lenders whose outstanding Loans and Participating Interests in L/C Obligations and Unused Revolving Credit Commitments constitute more than 66 2/3% of the sum of the total outstanding Loans, Participating Interests in L/C Obligations, and Unused Revolving Credit Commitments of the Lenders.
“Revolver Percentage” means, for each Lender, the percentage of the Revolving Credit Commitments represented by such Lender's Revolving Credit Commitment or, if the Revolving Credit Commitments have been terminated, the percentage held by such Lender (including through Participating Interests in L/C Obligations) of the aggregate principal amount of all Revolving Loans and L/C Obligations then outstanding.
“Revolving Credit” means the credit facility for making Revolving Loans and issuing Letters of Credit described in Sections 1.1 and 1.3 hereof.
“Revolving Credit Commitment” means, as to any Lender, the obligation of such Lender to make Revolving Loans and to participate in Letters of Credit issued for the account of the Borrower hereunder in an aggregate principal or face amount at any one time outstanding not to exceed the amount set forth opposite such Lender's name on Schedule 1 attached hereto and made a part hereof, as the same may be reduced or modified at any time or from time to time pursuant to the terms hereof. The Borrower and the Lenders acknowledge and agree that the Revolving Credit Commitments of the Lenders aggregate $125,000,000 on the date hereof.
“Revolving Credit Termination Date” means February 27, 2015, or such earlier date on which the Revolving Credit Commitments are terminated in whole pursuant to Section 1.12, 9.2 or 9.3 hereof.
“Revolving Loan” is defined in Section 1.2 hereof and, as so defined, includes a Base Rate Loan or a Eurodollar Loan, each of which is a “type” of Revolving Loan hereunder.
“Revolving Note” is defined in Section 1.10 hereof.
“Rolling Period” means, as of any date, the four Fiscal Quarters ending on or immediately preceding such date.
“S&P” means Standard & Poor's Ratings Services Group, a division of The McGraw‑Hill Companies, Inc.

“Secured Debt” means all indebtedness outstanding of the Borrower and its Subsidiaries, evidenced by notes, bonds, debentures or similar instruments and Capital Lease Obligations that are secured by a Lien (other than certain Permitted Liens).
“Significant Lease” means, as to any particular Property, each Lease which constitutes 25% or more of all base rent revenue of such Property.
“Subsidiary” means, as to any particular parent corporation or organization, any other corporation or organization more than 50% of the outstanding Voting Stock of which is at the time directly or indirectly owned by such parent corporation or organization or by any one or more other entities which are themselves subsidiaries of such parent corporation or organization. Unless otherwise expressly noted herein, the term “Subsidiary” means a Subsidiary of the Borrower or of any of its direct or indirect Subsidiaries.
“Stock” means shares of capital stock, beneficial or partnership interests, participations or other equivalents (regardless of how designated) of or in a corporation or equivalent entity, whether voting or non-voting, and includes, without limitation, common stock, but excluding any preferred stock or other preferred equity security.
“Stock Equivalents” means all securities (other than Stock) convertible into or exchangeable for Stock at the option of the holder, and all warrants, options or other rights to purchase or subscribe for any stock, whether or not presently convertible, exchangeable or exercisable.
“Tangible Net Worth” means for each applicable period, total equity on the Borrower's consolidated balance sheet as reported in its Form 10-K or 10-Q less all amounts appearing on the assets side of its consolidated balance sheet representing an intangible asset under GAAP.
“Tenant” means any Person leasing, subleasing or otherwise occupying any portion of a Property under a Lease or other occupancy agreement with the Borrower or a Subsidiary that is the direct owner of such Property.
“Total Asset Value” means, at any time of determination, (a) for all Properties constituting real property owned by the Borrower or any Subsidiary for 12 months or more, the Consolidated Adjusted Property NOI for the Rolling Period most recently ended divided by 10.00%, plus (b) for all Properties constituting real property owned by the Borrower or any Subsidiary for less than 12 months, the aggregate of all of the purchase prices for such properties, plus (c) Aggregate Unrestricted Cash at such time, plus (d) the aggregate book value of all unimproved land holdings, mortgage or mezzanine loans, notes receivable and/or construction in progress owned by the Borrower or any Subsidiary at such time, plus (e) the aggregate value of marketable securities owned by the Borrower or any Subsidiary at such time, which are not subject to any Lien, other than Liens in favor of Administrative Agent, plus (f) the Borrower's and each Subsidiary's pro rata share of the foregoing items and components attributable to interests in Affiliates.
“Total Indebtedness” means, as of a given date, the aggregate principal amount of all Indebtedness of the Borrower, its Subsidiaries and the Borrower's ownership share of its Affiliates, determined on a consolidated basis.
“Unfunded Vested Liabilities” means, for any Plan at any time, the amount (if any) by which the present value of all vested nonforfeitable accrued benefits under such Plan exceeds the fair market value of all Plan assets allocable to such benefits, all determined as of the then most recent valuation date for such Plan, but only to the extent that such excess represents a potential liability of a member of the Controlled

Group to the PBGC or the Plan under Title IV of ERISA.
“Unsecured Other Recourse Debt” means, with respect to a Person and for any period, Other Recourse Debt that is not Secured Debt, provided that any Other Recourse Debt that is secured only by a pledge of Equity Interests shall be deemed to be Unsecured Other Recourse Debt.
“Unused Revolving Credit Commitments” means, at any time, the difference between the Revolving Credit Commitments then in effect and the aggregate outstanding principal amount of Revolving Loans and L/C Obligations.
“U.S. Dollars” and “$” each means the lawful currency of the United States of America.
“Voting Stock” of any Person means capital stock or other equity interests of any class or classes (however designated) having ordinary power for the election of directors or other similar governing body of such Person, other than stock or other equity interests having such power only by reason of the happening of a contingency.
“Welfare Plan” means a “welfare plan” as defined in Section 3(1) of ERISA.
“Whitestone REIT” means Whitestone REIT, a Maryland real estate investment trust.
“Wholly‑owned Subsidiary” means a Subsidiary of which all of the issued and outstanding shares of capital stock (other than directors' qualifying shares as required by law) or other equity interests are owned by the Borrower and/or one or more Wholly‑owned Subsidiaries within the meaning of this definition.
Section 5.2.    Interpretation. The foregoing definitions are equally applicable to both the singular and plural forms of the terms defined. The words “hereof”, “herein”, and “hereunder” and words of like import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. All references to time of day herein are references to Chicago, Illinois, time unless otherwise specifically provided. Where the character or amount of any asset or liability or item of income or expense is required to be determined or any consolidation or other accounting computation is required to be made for the purposes of this Agreement, it shall be done in accordance with GAAP except where such principles are inconsistent with the specific provisions of this Agreement.
Section 5.3.    Change in Accounting Principles. If, after the date of this Agreement, there shall occur any change in GAAP from those used in the preparation of the financial statements referred to in Section 6.5 hereof and such change shall result in a change in the method of calculation of any financial covenant, standard or term found in this Agreement, either the Borrower or the Required Lenders may by written notice to the Lenders and the Borrower, respectively, require that the Lenders and the Borrower negotiate in good faith to amend such covenants, standards, and terms so as equitably to reflect such change in accounting principles, with the desired result being that the criteria for evaluating the financial condition of the Borrower and its Subsidiaries shall be the same as if such change had not been made. No delay by the Borrower or the Required Lenders in requiring such negotiation shall limit their right to so require such a negotiation at any time after such a change in accounting principles. Until any such covenant, standard, or term is amended in accordance with this Section 5.3, financial covenants shall be computed and determined in accordance with GAAP in effect prior to such change in accounting principles. Without limiting the generality of the foregoing, the Borrower shall neither be deemed to be in compliance with any financial covenant hereunder nor out of compliance with any financial covenant hereunder if such state of compliance or noncompliance, as the case may be, would not exist but for the occurrence of a change in accounting principles after the date hereof.

Section 6.	Representations and Warranties.
The Borrower represents and warrants to the Administrative Agent, the Lenders, and the L/C Issuer as follows:
Section 6.1.    Organization and Qualification. The Borrower is duly organized, validly existing, and in good standing as a limited partnership under the laws of the State of Delaware. Whitestone REIT is duly organized, validly existing, and in good standing as a real estate investment trust under the laws of the State of Maryland. Each of Whitestone REIT and the Borrower has full and adequate power to own its Property and conduct its business as now conducted, and is duly licensed or qualified and in good standing in each jurisdiction in which the nature of the business conducted by it or the nature of the Property owned or leased by it requires such licensing or qualifying.
Section 6.2.    Subsidiaries. Each Subsidiary is duly organized, validly existing, and in good standing under the laws of the jurisdiction in which it is organized, has full and adequate power to own its Property and conduct its business as now conducted, and is duly licensed or qualified and in good standing in each jurisdiction in which the nature of the business conducted by it or the nature of the Property owned or leased by it requires such licensing or qualifying. Schedule 6.2 hereto identifies each Subsidiary as of the date hereof and as updated from time to time as provided in Section 8.5(k), the jurisdiction of its organization, the percentage of issued and outstanding shares of each class of its capital stock or other equity interests owned by the Borrower and the other Subsidiaries and, if such percentage is not 100% (excluding directors' qualifying shares as required by law), a description of each class of its authorized capital stock and other equity interests and the number of shares of each class issued and outstanding. All of the outstanding shares of capital stock and other equity interests of each Subsidiary are validly issued and outstanding and fully paid and nonassessable and all such shares and other equity interests indicated on Schedule 6.2 as owned by the Borrower or another Subsidiary are owned, beneficially and of record, by the Borrower or such Subsidiary free and clear of all Liens. There are no outstanding commitments or other obligations of any Subsidiary to issue, and no options, warrants or other rights of any Person to acquire, any shares of any class of capital stock or other equity interests of any Subsidiary.
Section 6.3.    Authority and Validity of Obligations. The Borrower has full right and authority to enter into this Agreement and the other Loan Documents executed by it, to make the borrowings herein provided for and to perform all of its obligations hereunder and under the other Loan Documents executed by it. Whitestone REIT and each Subsidiary has full right and authority to enter into the Loan Documents executed by it, to guarantee the Obligations, Hedging Liability, and Funds Transfer and Deposit Account Liability and to perform all of its obligations under the Loan Documents executed by it. The Loan Documents delivered by Whitestone REIT, the Borrower and its Material Subsidiaries have been duly authorized, executed, and delivered by such Persons and constitute valid and binding obligations of Whitestone REIT, the Borrower and its Material Subsidiaries enforceable against them in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance or similar laws affecting creditors' rights generally and general principles of equity (regardless of whether the application of such principles is considered in a proceeding in equity or at law); and this Agreement and the other Loan Documents do not, nor does the performance or observance by Whitestone REIT, the Borrower or any Subsidiary of any of the matters and things herein or therein provided for, (a) contravene or constitute a default under any provision of law or any judgment, injunction, order or decree binding upon Whitestone REIT, the Borrower or any Subsidiary or any provision of the organizational documents (e.g., charter, certificate or articles of incorporation and by‑laws, certificate or articles of association and operating agreement, partnership agreement, or other similar organizational documents) of Whitestone REIT, the Borrower or any Material Subsidiary, (b) contravene or constitute a default under any covenant, indenture or agreement of or affecting Whitestone REIT, the Borrower or any Material Subsidiary or any of their Property, in each case where such contravention or default, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, or (c) result in the creation or imposition of any Lien on any Property of Whitestone REIT, the Borrower or any Material Subsidiary.
Section 6.4.    Use of Proceeds; Margin Stock. The Borrower shall use the proceeds of the Revolving Credit to refinance existing indebtedness, to fund acquisitions and capital expenditures, for its general working capital purposes and for such other legal and proper purposes as are consistent with all applicable laws. Neither the Borrower, Whitestone REIT nor any Subsidiary is engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System), and no part of the proceeds of any Loan or any other extension of credit made hereunder will be used to purchase or carry any such margin stock or to extend credit to others for the purpose of purchasing or carrying any such margin stock. Margin stock (as hereinabove defined) constitutes less than 25% of the assets of the Borrower and its Subsidiaries which are subject to any limitation on sale, pledge or other restriction hereunder.
Section 6.5.    Financial Reports.  The consolidated balance sheet of Whitestone REIT, the Borrower and its Subsidiaries as of December 31, 2010, and the related consolidated statements of income, retained earnings and cash flows of Whitestone REIT, the Borrower and its Subsidiaries for the Fiscal Year then ended, and accompanying notes thereto, which financial statements are accompanied by the audit report of Pannell Kerr Forster of Texas, P.C., independent public accountants, and the unaudited interim consolidated balance sheet of Whitestone REIT, the Borrower and its Subsidiaries as at September 30, 2011, and the related consolidated statements of income, retained earnings and cash flows of Whitestone REIT, the Borrower and its Subsidiaries for the 9 months then ended, heretofore furnished to the Administrative Agent and the Lenders, fairly present the consolidated financial condition of Whitestone REIT, the Borrower and its Subsidiaries as at said date and the consolidated results of their operations and cash flows for the period then ended in conformity with GAAP applied on a consistent basis. None of Whitestone REIT, the Borrower or any Subsidiary has contingent liabilities which are material to it other than as indicated on such financial statements or, with respect to future periods, on the financial statements furnished pursuant to Section 8.5 hereof.
Section 6.6.    No Material Adverse Change. Since December 31, 2010, there has been no change in the condition (financial or otherwise) or business prospects of Whitestone REIT, the Borrower or any Subsidiary except those occurring in the ordinary course of business, none of which individually or in the aggregate could reasonably be expected to have a Material Adverse Effect.
Section 6.7.    Full Disclosure. The statements and information furnished to the Administrative Agent and the Lenders in connection with the negotiation of this Agreement and the other Loan Documents and the commitments by the Lenders to provide all or part of the financing contemplated hereby do not contain any untrue statements (known by Borrower to be untrue) of a material fact or omit a material fact necessary to make the material statements contained herein or therein not misleading, the Administrative Agent and the Lenders acknowledging that as to any projections furnished to the Administrative Agent and the Lenders, the Borrower only represents that the same were prepared on the basis of information and estimates the Borrower believed to be reasonable.
Section 6.8.    Trademarks, Franchises, and Licenses. To Borrower's knowledge, Whitestone REIT, the Borrower and its Subsidiaries own, possess, or have the right to use all necessary patents, licenses, franchises, trademarks, trade names, trade styles, copyrights, trade secrets, know how, and confidential commercial and proprietary information to conduct their businesses as now conducted, without known conflict with any patent, license, franchise, trademark, trade name, trade style, copyright or other proprietary right of any other Person.
Section 6.9.    Governmental Authority and Licensing. Whitestone REIT, the Borrower and its Subsidiaries have received all licenses, permits, and approvals of all federal, state, and local governmental authorities, if any, necessary to conduct their businesses, in each case where the failure to obtain or maintain the same could reasonably be expected to have a Material Adverse Effect. No investigation or proceeding which, if adversely determined, could reasonably be expected to result in revocation or denial of any material license, permit or approval is pending or, to the knowledge of the Borrower, threatened.
Section 6.10.    Good Title. Whitestone REIT, the Borrower and its Subsidiaries have good and defensible title (or valid leasehold interests) to their assets as reflected on the most recent consolidated balance sheet of Whitestone REIT, the Borrower and its Subsidiaries furnished to the Administrative Agent and the Lenders (except for sales of assets in the ordinary course of business), subject to no Liens other than such thereof as are permitted by Section 8.7 hereof.
Section 6.11.    Litigation and Other Controversies. There is no litigation or governmental or arbitration proceeding or labor controversy pending, nor to the knowledge of the Borrower threatened, against Whitestone REIT, the Borrower or any Subsidiary or any of their Property which if adversely determined, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.
Section 6.12.    Taxes. All tax returns required to be filed by Whitestone REIT, the Borrower or any Subsidiary in any jurisdiction have, in fact, been filed, and all taxes, assessments, fees, and other governmental charges upon Whitestone REIT, the Borrower or any Subsidiary or upon any of its Property, income or franchises, which are shown to be due and payable in such returns, have been paid, except such taxes, assessments, fees and governmental charges, if any, as are being contested in good faith and by appropriate proceedings which prevent enforcement of the matter under contest and as to which adequate reserves established in accordance with GAAP have been provided. The Borrower has not received written notice of any proposed additional tax assessment against Whitestone REIT, the Borrower or its Subsidiaries for which adequate provisions in accordance with GAAP have not been made on their accounts. Adequate provisions in accordance with GAAP for taxes on the books of Whitestone REIT, the Borrower and each Subsidiary have been made for all open years, and for its current fiscal period.
Section 6.13.    Approvals. No authorization, consent, license or exemption from, or filing or registration with, any court or governmental department, agency or instrumentality, nor any approval or consent of any other Person, is or will be necessary to the valid execution, delivery or performance by the Borrower or any Guarantor of any Loan Document.
Section 6.14.    Affiliate Transactions. None of Whitestone REIT, the Borrower or any Subsidiary is a party to any contracts or agreements with any of its Affiliates on terms and conditions which are less favorable to Whitestone REIT, the Borrower or such Subsidiary than would be usual and customary in similar contracts or agreements between Persons not affiliated with each other.
Section 6.15.    Investment Company. None of Whitestone REIT, the Borrower or any Subsidiary is an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended.
Section 6.16.    ERISA. Whitestone REIT, the Borrower and each other member of their Controlled

Group has fulfilled its obligations under the minimum funding standards of and is in compliance in all material respects with ERISA and the Code to the extent applicable to it and has not incurred any liability to the PBGC or a Plan under Title IV of ERISA other than a liability to the PBGC for premiums under Section 4007 of ERISA. None of Whitestone REIT, the Borrower or any Subsidiary has any contingent liabilities with respect to any post‑retirement benefits under a Welfare Plan, other than liability for continuation coverage described in article 6 of Title I of ERISA.
Section 6.17.    Compliance with Laws. (a) Whitestone REIT, the Borrower and its Subsidiaries are in compliance with the requirements of all federal, state and local laws, rules and regulations applicable to or pertaining to their Property or business operations (including, without limitation, the Occupational Safety and Health Act of 1970, the Americans with Disabilities Act of 1990, and laws and regulations establishing quality criteria and standards for air, water, land and toxic or hazardous wastes and substances), where any such non‑compliance, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.
(b)    Without limiting the representations and warranties set forth in Section 6.17(a) above, except for such matters individually or in the aggregate, which could not reasonably be expected to result in a Material Adverse Effect, the Borrower represents and warrants that: (i) Whitestone REIT, the Borrower and its Subsidiaries, and each of the Properties, comply in all material respects with all applicable Environmental Laws; (ii) Whitestone REIT, the Borrower and its Subsidiaries have obtained all governmental approvals required for their operations and each of the Properties by any applicable Environmental Law; (iii) Whitestone REIT, the Borrower and its Subsidiaries have not, and the Borrower has no knowledge of any other Person who has, caused any Release, threatened Release or disposal of any Hazardous Material at, on, about, or off any of the Properties in any material quantity and, to the knowledge of the Borrower, none of the Properties are adversely affected by any Release, threatened Release or disposal of a Hazardous Material originating or emanating from any other property; (iv) none of the Properties contain and have contained any: (1) except as set forth on Schedule 6.17, underground storage tank, (2) material amounts of asbestos containing building material, (3) landfills or dumps, (4) hazardous waste management facility as defined pursuant to RCRA or any comparable state law, or (5) site on or nominated for the National Priority List promulgated pursuant to CERCLA or any state remedial priority list promulgated or published pursuant to any comparable state law; (v) Whitestone REIT, the Borrower and its Subsidiaries have not used a material quantity of any Hazardous Material and have conducted no Hazardous Material Activity at any of the Properties; (vi) Whitestone REIT, the Borrower and its Subsidiaries have no material liability for response or corrective action, natural resource damage or other harm pursuant to CERCLA, RCRA or any comparable state law; (vii) Whitestone REIT, the Borrower and its Subsidiaries are not subject to, have no notice or knowledge of and are not required to give any notice of any Environmental Claim involving Whitestone REIT, the Borrower or any Subsidiary or any of the Properties, and there are no conditions or occurrences at any of the Properties which could reasonably be anticipated to form the basis for an Environmental Claim against Whitestone REIT, the Borrower or any Subsidiary or such Properties; (viii) none of the Properties are subject to any, and the Borrower has no knowledge of any imminent restriction on the ownership, occupancy, use or transferability of the Properties in connection with any (1) Environmental Law or (2) Release, threatened Release or disposal of a Hazardous Material; and (ix) there are no conditions or circumstances at any of the Properties which pose an unreasonable risk to the environment or the health or safety of Persons.
    Section 6.18.    OFAC. (a) Whitestone REIT and the Borrower are in compliance with the requirements of all OFAC Sanctions Programs applicable to either of them, (b) each Subsidiary of the Borrower is in compliance with the requirements of all OFAC Sanctions Programs applicable to such Subsidiary, (c) the Borrower has provided to the Administrative Agent, the L/C Issuer, and the Lenders all information regarding the Borrower and its Affiliates and Subsidiaries necessary for the Administrative Agent, the L/C Issuer, and the Lenders to comply with all applicable OFAC Sanctions Programs, and (d) to the best of the Borrower's knowledge, neither the Borrower nor any of its Affiliates or Subsidiaries is, as of the date hereof, named on the current OFAC SDN List. Notwithstanding anything contained in the foregoing to the contrary, no Borrower or Guarantor shall have any duty to investigate or confirm that any unit holder of Borrower or shareholder of Whitestone REIT is in compliance with the provisions of this Section 6.18 and any violation by any such shall not be a Default under this Agreement.
    Section 6.19.    Other Agreements. None of Whitestone REIT, the Borrower or any Subsidiary is in default under the terms of any covenant, indenture or agreement of or affecting such Person or any of its Property, which default if uncured could reasonably be expected to have a Material Adverse Effect. None of Whitestone REIT, Borrower or any Subsidiary shall enter into an amendment or modification of any contract or agreement which could reasonably be expected to have a Material Adverse Effect.
Section 6.20.    Solvency. Whitestone REIT, the Borrower and its Subsidiaries are solvent, able to pay their debts as they become due, and have sufficient capital to carry on their business and all businesses in which they are about to engage.
Section 6.21.    No Default. No Default or Event of Default has occurred and is continuing.
Section 6.22.    No Broker Fees. No broker's or finder's fee or commission will be payable with respect hereto or any of the transactions contemplated thereby; and the Borrower hereby agrees to indemnify the Administrative Agent and the Lenders against, and agree that they will hold the Administrative Agent and the Lenders harmless from, any claim, demand, or liability for any such broker's or finder's fees alleged to have been incurred in connection herewith or therewith and any expenses (including reasonable attorneys' fees) arising in connection with any such claim, demand, or liability.
Section 6.23.    Condition of Property; Casualties; Condemnation. Each Property owned by Whitestone REIT, the Borrower and each Subsidiary, in all material respects (a) is in good repair, working order and condition, normal wear and tear excepted, (b) is free of material structural defects, (c) is not subject to material deferred maintenance and (d) has and will have all building systems contained therein in good repair, working order and condition, normal wear and tear excepted. None of the Properties owned by Whitestone REIT, the Borrower or any Subsidiary is currently materially and adversely affected as a result of any fire, explosion, earthquake, flood, drought, windstorm, accident, strike or other labor disturbance, embargo, requisition or taking of property or cancellation of contracts, permits or concessions by a Governmental Authority, riot, activities of armed forces or acts of God or of any public enemy which is not in the process of being repaired. No condemnation or other like proceedings that has had, or could reasonably be expected to result in, a Material Adverse Change, are pending and served nor threatened against any Property owned by it in any manner whatsoever. No casualty has occurred to any such Property that could reasonably be expected to have a Material Adverse Effect.
Section 6.24.    Legal Requirements and Zoning. To Borrower's knowledge, the use and operation of each Property owned by the Borrower and its Subsidiaries constitutes a legal use (including legally nonconforming use) under applicable zoning regulations (as the same may be modified by special use permits or the granting of variances) and complies in all material respects with all Legal Requirements, and does not violate in any material respect any approvals, restrictions of record or any material agreement affecting any such Property (or any portion thereof).
Section 6.25.    Qualified Ground Leases. The only material leases of Properties for which either the Borrower or a Guarantor is a lessee are the Qualified Ground Leases. The Property Owner for a Real Property

subject to a Qualified Ground Lease is the lessee under such Qualified Ground Lease and no consent is necessary to such Person being the lessee under such Qualified Ground Lease which has not already been obtained. The Qualified Ground Leases are in full force and effect and no defaults exist thereunder.
Section 6.26.    No Defaults; Landlord is in Compliance with Leases. Schedule 6.26 hereto identifies each Significant Lease in existence on the date hereof, the Property which is demised pursuant to each Significant Lease and the name of each landlord and lessee under each Significant Lease. Except as disclosed to the Administrative Agent in writing in accordance with Section 8.5(k) hereof, none of the Tenants under Significant Leases on Properties owned by the Borrower, Material Subsidiaries or any other Subsidiary of the Borrower are in default for a period in excess of 90 days on the monthly contractual rent payments.

Section 7.	Conditions Precedent.
Section 7.1.    All Credit Events. At the time of each Credit Event hereunder:
(a)    each of the representations and warranties set forth herein and in the other Loan Documents shall be and remain true and correct as of said time, except to the extent the same expressly relate to an earlier date (in which case, the same shall be true and correct as of such earlier date);
(b)    no Default or Event of Default shall have occurred and be continuing or would occur as a result of such Credit Event;
(c)    in the case of a Borrowing the Administrative Agent shall have received the notice required by Section 1.6 hereof, in the case of the issuance of any Letter of Credit the L/C Issuer shall have received a duly completed Application for such Letter of Credit together with any fees called for by Section 2.1 hereof, and, in the case of an extension or increase in the amount of a Letter of Credit, a written request therefor in a form acceptable to the L/C Issuer together with fees called for by Section 2.1 hereof; and
(d)    such Credit Event shall not violate any order, judgment or decree of any court or other authority or any provision of law or regulation applicable to the Administrative Agent, the L/C Issuer or any Lender (including, without limitation, Regulation U of the Board of Governors of the Federal Reserve System) as then in effect.
Each request for a Borrowing hereunder and each request for the issuance of, increase in the amount of, or extension of the expiration date of, a Letter of Credit shall be deemed to be a representation and warranty by the Borrower on the date on such Credit Event as to the facts specified in subsections (a) through (c), inclusive, of this Section; provided, however, that the Lenders may continue to make advances under the Revolving Credit, in the sole discretion of the Lenders with Revolving Credit Commitments, notwithstanding the failure of the Borrower to satisfy one or more of the conditions set forth above and any such advances so made shall not be deemed a waiver of any Default or Event of Default or other condition set forth above that may then exist.
Section 7.2.    Initial Credit Event. Before or concurrently with the initial Credit Event:
(a)    the Administrative Agent shall have received this Agreement duly executed by the Borrower, the Material Subsidiaries, as Guarantors, and the Lenders;
(b)    if requested by any Lender, the Administrative Agent shall have received for such

Lender such Lender's duly executed Note of the Borrower dated the date hereof and otherwise in compliance with the provisions of Section 1.10 hereof;
(c)    the Administrative Agent shall have received evidence of insurance required to be maintained under the Loan Documents;
(d)    the Administrative Agent shall have received copies of Whitestone REIT's, the Borrower's and each Material Subsidiary's articles of incorporation and bylaws (or comparable organizational documents) and any amendments thereto, certified in each instance by its Secretary or Assistant Secretary;
(e)    the Administrative Agent shall have received copies of resolutions of Whitestone REIT's, the Borrower's and each Material Subsidiary's Board of Directors (or similar governing body) authorizing the execution, delivery and performance of this Agreement and the other Loan Documents to which it is a party and the consummation of the transactions contemplated hereby and thereby, together with specimen signatures of the persons authorized to execute such documents on Whitestone REIT's, the Borrower's and each Material Subsidiary's behalf, all certified in each instance by its Secretary or Assistant Secretary or other Authorized Representative;
(f)    the Administrative Agent shall have received copies of the certificates of good standing for Whitestone REIT, the Borrower and each Material Subsidiary (dated no earlier than 30 days prior to the date hereof) from the office of the secretary of the state of its incorporation or organization and of each state in which it is qualified to do business as a foreign corporation or organization;
(g)    the Administrative Agent shall have received a list of the Borrower's Authorized Representatives;
(h)    the Administrative Agent shall have received the initial fees called for by Section 2.1 hereof;
(i)    the capital and organizational structure of Whitestone REIT, the Borrower and its Subsidiaries shall be satisfactory to the Administrative Agent, the Lenders, and L/C Issuer;
(j)    the Lenders shall have received a Closing Date Borrowing Base Certificate;
(k)    the Administrative Agent shall have received financing statement and federal tax lien searches against the Borrower and each Material Subsidiary evidencing the absence of Liens on its Property except for Permitted Liens or as otherwise permitted by Section 8.8 hereof;
(l)    the Administrative Agent shall have received a written opinion of counsel to Whitestone REIT, the Borrower and each Material Subsidiary, in form and substance reasonably satisfactory to the Administrative Agent;
(m)    the Administrative Agent shall have received a fully executed Internal Revenue Service Form W-9 for the Borrower; and
(n)    the Administrative Agent shall have received such other agreements, instruments, documents, certificates, and opinions as the Administrative Agent may reasonably request.

Section 7.3.    Eligible Property Additions and Deletions to the Borrowing Base. As of the Closing Date, the Borrower represents to the Lenders and the Administrative Agent that the Initial Properties qualify as Eligible Properties and that the information provided on Schedule 1.1 is true and correct.
Upon not less than 10 Business Days prior written notice from the Borrower to the Administrative Agent, the Borrower can designate that a Property be added (subject to the other requirements for a Property qualifying as an Eligible Property) or deleted as an Eligible Property. Such notice shall be accompanied by a Borrowing Base Certificate setting forth the components of the Borrowing Base as of the addition or deletion of the designated Property as an Eligible Property, and (x) with respect to an addition, the certificate required above and (y) with respect to a deletion, Borrower's certification in such detail as reasonably required by the Administrative Agent that no Default or Event of Default exists under this Agreement and such deletion shall not (A) cause the Eligible Properties in the aggregate to violate the Borrowing Base Requirements, (B) cause a Default, or (C) cause or result in the Borrower failing to comply with any of the financial covenants contained in Section 8.20 hereof. Each addition shall be an Eligible Property in a minimum amount equal to $500,000 Borrowing Base Value or $500,000 Debt Service Coverage Amount, or shall be comprised of more than one qualifying Eligible Properties that in the aggregate have a minimum amount equal to $1,000,000 Borrowing Base Value or $1,000,000 Debt Service Coverage Amount, and all such additions shall be subject to approval by the Required Lenders.
Notwithstanding anything contained in this Agreement to the contrary, the Required Lenders in their reasonable discretion may (a) at the Borrower's request, add a Property as an Eligible Property despite the failure of such Property to otherwise qualify as an Eligible Property and (b) upon ten (10) Business Days' prior written notice to the Borrower, designate that a Property is no longer an Eligible Property upon their determination that such Property ceases to meet the criteria set forth in the definition of Eligible Property, such notice describing in detail the reason such property is no longer considered an Eligible Property, provided however, that if during such ten (10) Business Day Period the Borrower can satisfy those requirements deemed unsatisfied by the Required Lenders, such Property shall remain an Eligible Property.
Furthermore, if no Default exists at the time of any deletion of a Property from qualifying as an Eligible Property, any Material Subsidiary which owned such Property, but that does not otherwise own any other Eligible Property, shall be released from its obligations under its Guaranty.

Section 8.	Covenants.
The Borrower agrees that, so long as any credit is available to or in use by the Borrower hereunder, except to the extent compliance in any case or cases is waived in writing pursuant to the terms of Section 12.13 hereof:
Section 8.1.    Maintenance of Business. (i) The Borrower shall, and shall cause each Guarantor to, preserve and maintain its existence, except as otherwise provided in Section 8.10(c) hereof. The Borrower shall, and shall cause each Guarantor to, preserve and keep in force and effect all licenses, permits, franchises, approvals, patents, trademarks, trade names, trade styles, copyrights, and other proprietary rights necessary to the proper conduct of its business.
(ii)    (a) The Common Stock of Whitestone REIT shall at all times be duly listed on the New York Stock Exchange, Inc., the American Stock Exchange or the National Association of Securities Dealers Automated Quotation and (b) Whitestone REIT shall timely file all reports required to be filed by it with the New York Stock Exchange, Inc., the American Stock Exchange or the National Association of Securities Dealers Automated Quotation and the Securities and Exchange Commission.

Section 8.2.    Maintenance of Properties. The Borrower and each Guarantor shall cause each of its Tenants to maintain, preserve, and keep all of the Borrower's and each Guarantor's Property in working condition and order (ordinary wear and tear excepted), and Borrower and each Guarantor shall from time to time make all needful and proper repairs, renewals, replacements, additions, and betterments to its Property so that it shall at all times be fully preserved and maintained.
Section 8.3.    Taxes and Assessments. The Borrower and each Guarantor shall, or shall cause its Tenants to, duly pay and discharge all taxes, rates, assessments, fees, and governmental charges upon or against it or its Property, in each case before the same become delinquent and before penalties accrue thereon, unless and to the extent that the same are being contested in good faith and by appropriate proceedings which prevent enforcement of the matter under contest and adequate reserves are provided therefor.
Section 8.4.    Insurance. The Borrower shall insure and keep insured, and shall cause Whitestone REIT and each Subsidiary to insure and keep insured, with good and responsible insurance companies all insurable Property owned by it which is of a character usually insured by Persons similarly situated and operating like Properties against loss or damage from such hazards and risks, and in such amounts, as are insured by Persons similarly situated and operating like Properties; and the Borrower shall insure, and shall cause Whitestone REIT and each Subsidiary to insure, such other hazards and risks (including, without limitation, business interruption, employers' and public liability risks) with good and responsible insurance companies as and to the extent usually insured by Persons similarly situated and conducting similar businesses. The Borrower shall, upon the request of the Administrative Agent, furnish to the Administrative Agent and the Lenders a certificate setting forth in summary form the nature and extent of the insurance maintained pursuant to this Section.
Section 8.5.    Financial Reports. The Borrower shall, and shall cause Whitestone REIT and each Subsidiary to, maintain a standard system of accounting in accordance with GAAP and shall furnish to the Administrative Agent, each Lender, the L/C Issuer and each of their duly authorized representatives such information respecting the business and financial condition of Whitestone REIT, the Borrower and each Subsidiary as the Administrative Agent or such Lender may reasonably request; and without any request, shall furnish to the Administrative Agent, the Lenders, and L/C Issuer:
(a)    as soon as available, and in any event within 50 days after the last day of each Fiscal Quarter, a Borrowing Base Certificate showing the computation of the Borrowing Base in reasonable detail as of the close of business on the last day of such Fiscal Quarter, prepared by the Borrower and certified to by its chief financial officer or another officer of the Borrower acceptable to the Administrative Agent;
(b)    as soon as available, and in any event no later than 45 days after the last day of each Fiscal Quarter of each Fiscal Year of the Borrower, a copy of the consolidated and consolidating balance sheet of Whitestone REIT, the Borrower and its Subsidiaries as of the last day of such Fiscal Quarter and the consolidated and consolidating statements of income, retained earnings, and cash flows of Whitestone REIT, the Borrower and its Subsidiaries for the Fiscal Quarter and for the fiscal year‑to‑date period then ended, each in reasonable detail showing in comparative form the figures for the corresponding date and period in the previous Fiscal Year, prepared by the Borrower in accordance with GAAP (subject to the absence of footnote disclosures and year‑end audit adjustments) and certified to by its chief financial officer or another officer of the Borrower reasonably acceptable to the Administrative Agent;
(c)    as soon as available, and in any event no later than 90 days after the last day each

Fiscal Year of the Borrower, a copy of the consolidated and consolidating balance sheet of Whitestone REIT, the Borrower and its Subsidiaries as of the last day of the Fiscal Year then ended and the consolidated and consolidating statements of income, retained earnings, and cash flows of Whitestone REIT, the Borrower and its Subsidiaries for the Fiscal Year then ended, and accompanying notes thereto, each in reasonable detail showing in comparative form the figures for the previous Fiscal Year, accompanied by an unqualified opinion of independent public accountants of recognized national standing, selected by the Borrower and reasonably satisfactory to the Administrative Agent, to the effect that the consolidated financial statements have been prepared in accordance with GAAP and present fairly in accordance with GAAP the consolidated financial condition of Whitestone REIT, the Borrower and its Subsidiaries as of the close of such Fiscal Year and the results of their operations and cash flows for the Fiscal Year then ended and that an examination of such accounts in connection with such financial statements has been made in accordance with generally accepted auditing standards and, accordingly, such examination included such tests of the accounting records and such other auditing procedures as were considered necessary in the circumstances;
(d)    within the period provided in subsection (c) above, the written statement of the accountants who certified the audit report thereby required that in the course of their audit they have obtained no knowledge of any Default or Event of Default, or, if such accountants have obtained knowledge of any such Default or Event of Default, they shall disclose in such statement the nature and period of the existence thereof;
(e)    promptly after receipt thereof, any additional written reports, management letters or other detailed information contained in writing concerning significant aspects of Whitestone REIT's, the Borrower's or any Subsidiary's operations and financial affairs given to it by its independent public accountants;
(f)    promptly after the sending or filing thereof, copies of each financial statement, report, notice or proxy statement sent by Whitestone REIT, the Borrower or any Subsidiary to its stockholders or other equity holders, and upon written request from the Administrative Agent, copies of each regular, periodic or special report, registration statement or prospectus (including all Form 10‑K, Form 10‑Q and Form 8‑K reports) filed by Whitestone REIT, the Borrower or any Subsidiary with any securities exchange or the Securities and Exchange Commission or any successor agency;
(g)    promptly after receipt thereof, a copy of each audit made by any regulatory agency of the books and records of Whitestone REIT, the Borrower or any Subsidiary or of notice of any material noncompliance with any applicable law, regulation or guideline relating to Whitestone REIT, the Borrower or any Subsidiary, or its business;
(h)    as soon as available, and in any event within 90 days after the end of each Fiscal Year of Whitestone REIT and the Borrower, a copy of the Borrower's consolidated projections of revenues, expenses and balance sheet on a quarter‑by‑quarter basis (for not less than four (4) sequential quarters), with such projections in reasonable detail prepared by the Borrower and in form satisfactory to the Administrative Agent (which shall include a summary of all significant assumptions made in preparing such business plan);
(i)    notice of any Change of Control;
(j)    promptly after knowledge thereof shall have come to the attention of any responsible officer of the Borrower, written notice of (i) any threatened (in writing) or pending litigation or governmental or arbitration proceeding or labor controversy against Whitestone REIT, the Borrower or any Subsidiary or any of their Property which could reasonably be expected to have a Material Adverse Effect or (ii) the occurrence of any Default or Event of Default hereunder;
(k)    within 50 days of the end of each of the first 3 Fiscal Quarters and within 90 days after the close of the last Fiscal Quarter of the year (i) a list of all newly formed or acquired Subsidiaries during such quarter (such list shall contain the information relative to such new Subsidiaries as set forth in Schedule 6.2 hereto); (ii) a list of newly executed Significant Leases during such quarter (upon receipt of which Schedule 6.26 shall be deemed amended to include references to such Significant Lease); (iii) a copy of any notice of a material default or any other material notice (including without limitation property condition reviews) received by the Borrower or any Guarantor from any ground lessor under a Significant Lease during such quarter and (iv) a schedule showing for such quarter (A) any Significant Lease that was or is continuing to be in default with respect to monthly contractual rent payments in excess of 90 days;
(l)    with each of the financial statements delivered pursuant to subsections (b) and (c) above, a written certificate in the form attached hereto as Exhibit E signed by the chief financial officer of the Borrower or another officer of the Borrower reasonably acceptable to the Administrative Agent to the effect that to the best of such officer's knowledge and belief no Default or Event of Default has occurred during the period covered by such statements or, if any such Default or Event of Default has occurred during such period, setting forth a description of such Default or Event of Default and specifying the action, if any, taken by the Borrower or any Subsidiary to remedy the same. Such certificate shall also set forth the calculations supporting such statements in respect of Section 8.20 and clauses (j), (k), (l), (n), (o), (p) and (q) of Section 8.8 hereof; and
(m)    promptly after knowledge thereof shall have come to the attention of any responsible officer of the Borrower, written notice to each Lender if a Lease of any Eligible Property included in the Borrowing Base Value is more than sixty (60) days past due.
Section 8.6.    Inspection. The Borrower shall, and shall cause Whitestone REIT and each Subsidiary to, permit the Administrative Agent, each Lender, the L/C Issuer and each of their duly authorized representatives and agents to visit and inspect any of its Property, corporate books, and financial records, to examine and make copies of its books of accounts and other financial records (which shall be subject to the confidentiality requirements of Section 12.25 hereof), and to discuss its affairs, finances, and accounts with, and to be advised as to the same by, its officers, employees and independent public accountants (and by this provision the Borrower hereby authorizes such accountants to discuss with the Administrative Agent, such Lenders, and L/C Issuer the finances and affairs of Whitestone REIT, the Borrower and its Subsidiaries) at such reasonable times and intervals as the Administrative Agent or any such Lender or L/C Issuer may designate and, so long as no Default or Event of Default exists, with reasonable prior notice to the Borrower. The Administrative Agent, Lenders and L/C Issuer shall use reasonable efforts to coordinate inspections undertaken in accordance with this Section to reduce the administrative burden of such inspections on the Borrower, Whitestone REIT and their Subsidiaries.
Section 8.7.    Liens. The Borrower shall not, nor shall it permit Whitestone REIT or any Subsidiary to, create, incur or permit to exist any Lien of any kind on any Property owned by any such Person; provided, however, that the foregoing shall not apply to nor operate to prevent any Permitted Liens.
Section 8.8.    Investments, Acquisitions, Loans and Advances. The Borrower shall not, nor shall it permit Whitestone REIT or any Subsidiary to (i) directly or indirectly, make, retain or have outstanding any investments (whether through the purchase of stock or obligations or otherwise) in any Person, real property or improvements on real property, or any loans, advances, lines of credit, mortgage loans or other financings (including pursuant to sale/leaseback transactions) to any other Person, or (ii) acquire any real property, improvements on real property or all or any substantial part of the assets or business of any other Person or division thereof; provided, however, that the foregoing shall not apply to nor operate to prevent:
(a)    investments in direct obligations of the United States of America or of any agency or instrumentality thereof whose obligations constitute full faith and credit obligations of the United States of America, provided that any such obligations shall mature within one year of the date of issuance thereof;
(b)    investments in commercial paper rated at least P‑1 by Moody's and at least A‑1 by S&P maturing within one year of the date of issuance thereof;
(c)    investments in certificates of deposit issued by any Lender or by any United States commercial bank having capital and surplus of not less than $100,000,000 which have a maturity of one year or less;
(d)    investments in repurchase obligations with a term of not more than seven (7) days for underlying securities of the types described in subsection (a) above entered into with any bank meeting the qualifications specified in subsection (c) above, provided all such agreements require physical delivery of the securities securing such repurchase agreement, except those delivered through the Federal Reserve Book Entry System;
(e)    investments in money market funds that invest solely, and which are restricted by their respective charters to invest solely, in investments of the type described in the immediately preceding subsections (a), (b), (c), and (d) above;
(f)    the Borrower's investments from time to time in its Subsidiaries, and investments made from time to time by a Subsidiary in one or more of its Subsidiaries;
(g)    intercompany advances made from time to time among the Borrower and its Subsidiaries in the ordinary course of business to finance working capital needs;
(h)    investments held by the Borrower and its Subsidiaries as of the date of this Agreement;
(i)    investments in individual Properties or in entities which own such individual Properties, provided that such investment does not cause a breach of the financial covenants set forth in Section 8.20 hereof, provided, further that if such investments are in Properties or entities owning such properties which are also joint ventures, Assets Under Development, Land Assets or Ground Leases, then such investments shall also satisfy the requirements of clauses (j), (k), (l) and (n) of this Section, respectively, as well as the criteria set forth in the paragraph following clause (o) of this Section below;
(j)    investments in joint ventures in an amount not to exceed in the aggregate at any one time outstanding 10% of the Total Asset Value of the Borrower and its Subsidiaries at such time;
(k)    investments in Assets Under Development in an amount not to exceed in the aggregate at any one time outstanding 10% of the Total Asset Value of the Borrower and its Subsidiaries at such time;
(l)     investments in Land Assets in an amount not to exceed in the aggregate at any one time outstanding 5% of the Total Asset Value of the Borrower and its Subsidiaries at such time;
(m)    investments received in connection with a workout of any obligation owed to Borrower or its Subsidiaries;
(n)     Investments in Ground Leases in an amount not to exceed in the aggregate at any one time outstanding 10% of the Total Asset Value of the Borrower and its Subsidiaries at such time;
(o)    Investments in Mortgage Notes in an amount not to exceed in the aggregate at any one time outstanding 5% of the Total Asset Value of the Borrower and its Subsidiaries at such time;
(p)    Investments in Stock and Stock Equivalents in an amount not to exceed in the aggregate at any one time outstanding 5% of the Total Asset Value of the Borrower and its Subsidiaries at such time; and
(q)    investments other than those otherwise permitted under this Section in an amount not to exceed in the aggregate at any one time outstanding 5% of the Total Asset Value of the Borrower and its Subsidiaries at such time.
Investments of the type described in clauses (j), (k), (l), (n), (o), (p) and (q) immediately preceding shall at no time exceed in the aggregate at any one time outstanding 20% of the Total Asset Value of the Borrower and its Subsidiaries at such time. In determining the amount of investments, acquisitions, loans, and advances permitted under this Section, investments and acquisitions shall always be taken at the original cost thereof (regardless of any subsequent appreciation or depreciation therein), and loans and advances shall be taken at the principal amount thereof then remaining unpaid.
Section 8.9.    Mergers, Consolidations and Sales. Except with the prior written consent the Required Lenders (which shall not be unreasonably withheld, conditioned or delayed), the Borrower shall not, nor shall it permit Whitestone REIT or any Subsidiary to, be a party to any merger or consolidation, or sell, transfer, lease or otherwise dispose of all or any part of its Property, including any disposition of Property as part of a sale and leaseback transaction, or in any event sell or discount (with or without recourse) any of its notes or accounts receivable; provided, however, so long as no Default or Event of Default then exist, this Section shall not apply to nor operate to prevent:
(a)    the sale, transfer, lease or other disposition of Property of the Borrower and its Subsidiaries to one another in the ordinary course of its business;
(b)    the merger of any Subsidiary with and into the Borrower or any other Subsidiary, provided that, in the case of any merger involving the Borrower, the Borrower is the corporation surviving the merger;
(c)    the sale, transfer or other disposition of any tangible personal property that, in the reasonable business judgment of the Borrower or its Subsidiary, has become obsolete or worn out, and which is disposed of in the ordinary course of business; and
(d)    the sale, transfer, lease or other disposition of Property of the Borrower or any

Subsidiary (including any disposition of Property as part of a sale and leaseback transaction) aggregating not more than 15% of the Total Asset Value of the Borrower for all such transactions after the date of this Agreement; and
(e)    any merger if it results in the simultaneous payoff in immediately available funds of the Obligations.
Section 8.10.    Maintenance of Subsidiaries. The Borrower shall not assign, sell or transfer, nor shall it permit any Material Subsidiary to issue, assign, sell or transfer, any shares of capital stock or other equity interests of a Material Subsidiary; provided, however, that the foregoing shall not operate to prevent (a) Liens on the capital stock or other equity interests of Material Subsidiaries granted to the Administrative Agent, (b) the issuance, sale and transfer to any person of any shares of capital stock of a Material Subsidiary solely for the purpose of qualifying, and to the extent legally necessary to qualify, such person as a director of such Subsidiary, and (c) any transaction permitted by Section 8.9(b) above.
Section 8.11.    ERISA. The Borrower shall, and shall cause Whitestone REIT and each Subsidiary to, promptly pay and discharge all obligations and liabilities arising under ERISA of a character which if unpaid or unperformed could reasonably be expected to result in the imposition of a Lien against any of its Property. The Borrower shall, and shall cause Whitestone REIT and each Subsidiary to, promptly notify the Administrative Agent and each Lender of: (a) the occurrence of any reportable event (as defined in ERISA) with respect to a Plan, (b) receipt of any notice from the PBGC of its intention to seek termination of any Plan or appointment of a trustee therefor, (c) its intention to terminate or withdraw from any Plan, and (d) the occurrence of any event with respect to any Plan which would result in the incurrence by Whitestone REIT, the Borrower or any Subsidiary of any material liability, fine or penalty, or any material increase in the contingent liability of Whitestone REIT, the Borrower or any Subsidiary with respect to any post‑retirement Welfare Plan benefit.
Section 8.12.    Compliance with Laws. (a) The Borrower shall, and shall cause Whitestone REIT and each Subsidiary to, comply in all respects with the requirements of all federal, state, and local laws, rules, regulations, ordinances and orders applicable to or pertaining to its Property or business operations, where any such non‑compliance, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect or result in a Lien upon any of its Property.
(b)    Without limiting the agreements set forth in Section 8.12(a) above, the Borrower shall and shall cause Whitestone REIT and each Subsidiary and shall use commercially reasonable efforts to cause each Tenant or subtentant, if any, to, at all times, do the following to the extent the failure to do so, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect: (i) comply in all material respects with, and maintain each of the Properties in compliance in all material respects with, all applicable Environmental Laws; (ii) use commercially reasonable efforts to require that each Tenant and subtenant, if any, of any of the Properties or any part thereof comply in all material respects with all applicable Environmental Laws; (iii) obtain and maintain in full force and effect all material governmental approvals required by any applicable Environmental Law for operations at each of the Properties; (iv) cure any material violation by it or at any of the Properties of applicable Environmental Laws; (v) not allow the presence or operation at any of the Properties of any (1) landfill or dump or (2) hazardous waste management facility or solid waste disposal facility as defined pursuant to RCRA or any comparable state law; (vi) not manufacture, use, generate, transport, treat, store, release, dispose or handle any Hazardous Material at any of the Properties except in the ordinary course of its business and in de minimis amounts; (vii) within ten (10) Business Days notify the Administrative Agent in writing of and provide any reasonably requested documents upon receipt of written notice of any of the following in connection with Whitestone REIT, the Borrower or any Subsidiary or any of the Properties: (1) any material liability for response or corrective action, natural resource damage or other harm pursuant to CERCLA, RCRA or any comparable state law; (2) any material Environmental Claim; (3) any material violation of an Environmental Law or material Release, threatened Release or disposal of a Hazardous Material; (4) any restriction on the ownership, occupancy, use or transferability arising pursuant to any (x) Release, threatened Release or disposal of a Hazardous Material or (y) Environmental Law; or (5) any environmental, natural resource, health or safety condition, which could reasonably be expected to have a Material Adverse Effect; (viii) conduct at its expense any investigation, study, sampling, testing, abatement, cleanup, removal, remediation or other response action necessary to remove, remediate, clean up or abate any material Release, threatened Release or disposal of a Hazardous Material as required by any applicable Environmental Law, (ix) abide by and observe any restrictions on the use of the Properties imposed by any governmental authority as set forth in a deed or other instrument affecting Whitestone REIT's, the Borrower's or any Subsidiary's interest therein; (x) promptly provide or otherwise make available to the Administrative Agent any reasonably requested environmental record concerning the Properties which Whitestone REIT, the Borrower or any Subsidiary possesses or can reasonably obtain; and (xi) perform, satisfy, and implement any operation or maintenance actions required by any governmental authority or Environmental Law, or included in any no further action letter or covenant not to sue issued by any governmental authority under any Environmental Law.
Section 8.13.    Compliance with OFAC Sanctions Programs. (a) The Borrower shall at all times comply with the requirements of all OFAC Sanctions Programs applicable to the Borrower and shall cause Whitestone REIT and each of its Subsidiaries to comply with the requirements of all OFAC Sanctions Programs applicable to such Subsidiary. Notwithstanding anything contained in the foregoing to the contrary, no Borrower or Guarantor shall have any duty to investigate or confirm that any unit holder of Borrower or shareholder of Whitestone REIT is in compliance with the provisions of this Section 8.13 and any violation by any such shall not be a Default under this Agreement.
(b)    The Borrower shall provide the Administrative Agent, the L/C Issuer, and the Lenders any information regarding the Borrower, its Affiliates, and its Subsidiaries necessary for the Administrative Agent, the L/C Issuer, and the Lenders to comply with all applicable OFAC Sanctions Programs; subject however, in the case of Affiliates, to the Borrower's ability to provide information applicable to them.
(c)    If the Borrower obtains actual knowledge or receives any written notice that the Borrower, any Affiliate or any Subsidiary is named on the then current OFAC SDN List (such occurrence, an “OFAC Event”), the Borrower shall promptly (i) give written notice to the Administrative Agent, the L/C Issuer, and the Lenders of such OFAC Event, and (ii) comply with all applicable laws with respect to such OFAC Event (regardless of whether the party included on the OFAC SDN List is located within the jurisdiction of the United States of America), including the OFAC Sanctions Programs, and the Borrower hereby authorizes and consents to the Administrative Agent, the L/C Issuer, and the Lenders taking any and all steps the Administrative Agent, the L/C Issuer, or the Lenders deem necessary, in their sole but reasonable discretion, to avoid violation of all applicable laws with respect to any such OFAC Event, including the requirements of the OFAC Sanctions Programs (including the freezing and/or blocking of assets and reporting such action to OFAC).
Section 8.14.    Burdensome Contracts With Affiliates. The Borrower shall not, nor shall it permit Whitestone REIT or any Subsidiary to, enter into any contract, agreement or business arrangement with any of its Affiliates on terms and conditions which are less favorable to Whitestone REIT, the Borrower or such Subsidiary than would be usual and customary in similar contracts, agreements or business arrangements between Persons not affiliated with each other.

Section 8.15.    No Changes in Fiscal Year. The Fiscal Year of Whitestone REIT, the Borrower and its Subsidiaries ends on December 31 of each year; and the Borrower shall not, nor shall it permit Whitestone REIT or any Subsidiary to, change its fiscal year from its present basis.
Section 8.16.    Formation of Subsidiaries. Promptly upon the formation or acquisition of any Material Subsidiary, the Borrower shall provide the Administrative Agent and the Lenders notice thereof and timely comply with the requirements of Section 4 hereof.
Section 8.17.    Change in the Nature of Business. The Borrower shall not, nor shall it permit Whitestone REIT or any Subsidiary to, engage in any business or activity if as a result the general nature of the business of the Borrower, Whitestone REIT, or any Subsidiary would be changed in any material respect from the general nature of the business engaged in by it as of the Closing Date.
Section 8.18.    Use of ProceedsSection 8.18.    Use of Proceeds. The Borrower shall use the credit extended under this Agreement solely for the purposes set forth in, or otherwise permitted by, Section 6.4 hereof.
Section 8.19.    No Restrictions. Except as provided herein, the Borrower shall not, nor shall it permit Whitestone REIT or any Subsidiary to, directly or indirectly create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of the Borrower, Whitestone REIT or any Subsidiary to: (a) pay dividends or make any other distribution on any Subsidiary's capital stock or other equity interests owned by the Borrower or any other Subsidiary, (b) pay any indebtedness owed to Whitestone REIT, the Borrower or any other Subsidiary, (c) make loans or advances to Whitestone REIT, the Borrower or any other Subsidiary, (d) transfer any of its Property to Whitestone REIT, the Borrower or any other Subsidiary; provided however, that the foregoing does not apply to any limitation on transfers of property that is subject to a Permitted Lien or (e) guarantee the Obligations, Hedging Liability, and Funds Transfer and Deposit Account Liability and/or grant Liens on its assets to the Administrative Agent.
Section 8.20.    Financial Covenants. (a) Maximum Total Indebtedness to Total Asset Value Ratio. As of the last day of each Fiscal Quarter of the Borrower, the Borrower shall not permit the ratio of Total Indebtedness to Total Asset Value to be greater than 0.60 to 1.00.
(b)    Maximum Secured Debt to Total Asset Value Ratio. As of the last day of each Fiscal Quarter of the Borrower, the Borrower shall not permit the ratio of Secured Debt to Total Asset Value to be greater than (i) from the Closing Date through and including the Fiscal Quarter ending December 31, 2012, 0.55 to 1.00 and (ii) commencing with the Fiscal Quarter ending March 31, 2013 and at all times thereafter, 0.45 to 1.00.
(c)    Minimum EBITDA to Fixed Charges Ratio. As of the last day of each Rolling Period of the Borrower, the Borrower shall not permit the ratio of EBITDA for such Rolling Period to Fixed Charges for such Rolling Period to be less than (i) from the Closing Date through and including the Fiscal Quarter ending December 31, 2012, 1.65 to 1.0 and (ii) commencing with the Fiscal Quarter ending March 31, 2013 and at all times thereafter, 1.75 to 1.0.
(d)    Maximum Other Recourse Debt to Total Asset Value Ratio. As of the last day of each Rolling Period of the Borrower, the Borrower and its Subsidiaries shall not permit the ratio of Other Recourse Debt to Total Asset Value to be greater than 0.10 to 1.0.
(e)    Maintenance of Net Worth. The Borrower shall at all times maintain a Tangible Net Worth of not less than the sum of (a) $90,000,000 plus (b) 85% of the aggregate net proceeds received by the Borrower or any of its Subsidiaries after the Closing Date in connection with any offering of Stock or Stock Equivalents of the Borrower or the Subsidiaries that results in an increase of Tangible Net Worth.
(f)    Floating Rate Debt. On any date, the Borrower and its Subsidiaries shall not, on a consolidated basis, have outstanding floating rate debt that is neither at a fixed rate or hedged pursuant to a derivative contract greater than 35% of Total Asset Value; provided, however that for purposes hereof, floating rate debt shall not include the notional amount of debt that is subject to interest rate caps which protect against an upward movement of LIBOR by up to 300 basis points.
(g)    Minimum Property NOI to Total Indebtedness Ratio. As of the last day of each Rolling Period (each a “Test Date”) of the Borrower, the Borrower shall not permit the ratio of aggregate Property NOI for all Properties for such Rolling Period to Total Indebtedness for such Rolling Period to be less than 0.15 to 1.00; provided that the calculation of Property NOI shall be annualized in a manner consistent with historical practices for each Property which has not been owned on the Test Date for four consecutive Fiscal Quarters.
(h)    Maximum Cross-Collateralized Secured Debt to Total Asset Value. At no time shall the aggregate principal amount of any tranche of Cross-Collateralized Secured Debt to Total Asset Value be greater than 0.25:1.00.
(i)    Loan-To-Value on Future Secured Debt. Subsequent to the Closing Date, the Borrower shall not, nor shall the Borrower permit Whitestone REIT or any Subsidiary to, be a borrower with respect to any Secured Debt secured by a security interest in and mortgage on Property where the Loan-to-Value Percentage at the origination of such Secured Debt exceeds 70%; provided, however, that the foregoing limitation shall not apply to previously existing Secured Debt assumed by the Borrower in connection with an acquisition provided that the terms of such Secured Debt were not amended or altered in any material respect in connection with, or in anticipation of, the closing of such acquisition.
Section 8.21.    Borrowing Base Covenants. (a) The Borrower shall cause the Eligible Properties in the Borrowing Base to at all times comply with the Borrowing Base Requirements; provided that if the requirements of the definition of Borrowing Base Requirements are not met, then within five (5) Business Days of notice of such failure either (i) the Borrower shall have cured such failure or (ii) the Eligible Property's Borrowing Base Value shall have been lowered or removed from the Borrower Base to the extent necessary to cause such failure to no longer exists.
Section 8.22.    Additional Lien Searches. On or before the date 20 Business Days after the Closing Date, the Administrative Agent shall have received tax and judgment lien search results against each Eligible Property of the Borrower and the Guarantors evidencing the absence of tax and judgment Liens on such Eligible Properties except for Permitted Liens or as otherwise permitted by Section 8.8 hereof.

Section 9.	Events of Default and Remedies.
Section 9.1.    Events of Default. Any one or more of the following shall constitute an “Event of Default” hereunder:
(a)    default in the payment when due of all or any part of the principal of any Loan (whether at the stated maturity thereof or at any other time provided for in this Agreement, other than a mandatory prepayment required by Section 1.8(b)) or of any Reimbursement Obligation; or a default for a period of two (2) Business Days in the prepayment when due of any principal of any Loan required by Section 1.8(b); or default for a period of five (5) Business Days in the payment when due of any interest, fee or other Obligation payable hereunder or under any other Loan Document;
(b)    default in the observance or performance of any covenant set forth in Sections 8.1, 8.5, 8.7, 8.8, 8.9, 8.10, 8.11, 8.20 or 8.21 hereof;
(c)    default in the observance or performance of any other provision hereof or of any other Loan Document which is not remedied within 30 days after the earlier of (i) the date on which such failure shall first become known to any officer of the Borrower or (ii) written notice thereof is given to the Borrower by the Administrative Agent; provided, however, that if at the end of such 30‑day period the applicable party is diligently pursuing remedies to cure such default (and such default is one that is capable of being cured), then such party shall have one additional 30‑day period to cause such cure;
(d)    any representation or warranty made herein or in any other Loan Document or in any certificate furnished to the Administrative Agent or the Lenders pursuant hereto or thereto or in connection with any transaction contemplated hereby or thereby proves untrue in any material respect as of the date of the issuance or making or deemed making thereof;
(e)    any event occurs or condition exists (other than those described in subsections (a) through (d) above) which is specified as an event of default under any of the other Loan Documents, or any of the Loan Documents shall for any reason not be or shall cease to be in full force and effect or is declared to be null and void;
(f)    default and expiration of any cure periods related thereto shall occur under (x) any Indebtedness issued, assumed or guaranteed by Whitestone REIT, the Borrower or any Subsidiary aggregating in excess of $10,000,000 or (y) any recourse Indebtedness issued, assumed or guaranteed by Whitestone REIT, the Borrower or any Subsidiary aggregating in excess of $5,000,000, or a default and expiration of any cure periods related thereto, shall occur under any indenture, agreement or other instrument under which such Indebtedness may be issued, and such default shall continue for a period of time sufficient to permit the acceleration of the maturity of any such Indebtedness (whether or not such maturity is in fact accelerated), or any such Indebtedness shall not be paid when due (whether by demand, lapse of time, acceleration or otherwise);
(g)    any judgment or judgments, writ or writs or warrant or warrants of attachment, or any similar process or processes, shall be entered or filed against Whitestone REIT, the Borrower or any Subsidiary, or against any of its Property, in an aggregate amount in excess of $10,000,000 (except to the extent fully covered by insurance pursuant to which the insurer has accepted liability therefor in writing), and which remains undischarged, unvacated, unbonded or unstayed for a period of 30 days;
(h)    Whitestone REIT, the Borrower or any Subsidiary, or any member of its Controlled Group, shall fail to pay when due an amount or amounts aggregating in excess of $10,000,000 which it shall have become liable to pay to the PBGC or to a Plan under Title IV of ERISA; or notice of intent to terminate a Plan or Plans having aggregate Unfunded Vested Liabilities in excess of $10,000,000 (collectively, a “Material Plan”) shall be filed under Title IV of ERISA by Whitestone REIT, the Borrower or any Subsidiary, or any other member of its Controlled Group, any plan administrator or any combination of the foregoing; or the PBGC shall institute proceedings under Title IV of ERISA to terminate or to cause a trustee to be appointed to administer any Material Plan or a proceeding shall be instituted by a fiduciary of any Material Plan against Whitestone REIT, the Borrower or any Subsidiary, or any member of its Controlled Group, to enforce Section 515 or 4219(c)(5) of ERISA and such proceeding shall not have been dismissed within 30 days thereafter; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any Material Plan must be terminated;
(i)    any Change of Control shall occur;
(j)    Whitestone REIT, the Borrower or any Material Subsidiary shall (i) have entered involuntarily against it an order for relief under the United States Bankruptcy Code, as amended, (ii) not pay, or admit in writing its inability to pay, its debts generally as they become due, (iii) make an assignment for the benefit of creditors, (iv) apply for, seek, consent to or acquiesce in, the appointment of a receiver, custodian, trustee, examiner, liquidator or similar official for it or any substantial part of its Property, (v) institute any proceeding seeking to have entered against it an order for relief under the United States Bankruptcy Code, as amended, to adjudicate it insolvent, or seeking dissolution, winding up, liquidation, reorganization, arrangement, adjustment or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors or fail to file an answer or other pleading denying the material allegations of any such proceeding filed against it, (vi) take any action in furtherance of any matter described in parts (i) through (v) above, or (vii) fail to contest in good faith any appointment or proceeding described in Section 9.1(k) hereof;
(k)    a custodian, receiver, trustee, examiner, liquidator or similar official shall be appointed for Whitestone REIT, the Borrower or any Subsidiary, or any substantial part of any of its Property, or a proceeding described in Section 9.1(j)(v) shall be instituted against Whitestone REIT, the Borrower or any Subsidiary, and such appointment continues undischarged or such proceeding continues undismissed or unstayed for a period of 60 days;
(l)    there shall be a determination from the applicable governmental authority from which no appeal can be taken that Whitestone REIT's tax status as a REIT has been lost; or
(m)    the Common Stock of Whitestone REIT fails to be duly listed on the New York Stock Exchange, Inc., the American Stock Exchange or the National Association of Securities Dealers Automated Quotation.
Section 9.2.    Non‑Bankruptcy Defaults. When any Event of Default (other than those described in subsection (j) or (k) of Section 9.1 hereof) has occurred and is continuing, the Administrative Agent shall, by written notice to the Borrower: (a) if so directed by the Required Lenders, terminate the remaining Revolving Credit Commitments and all other obligations of the Lenders hereunder on the date stated in such notice (which may be the date thereof); (b) if so directed by the Required Lenders, declare the principal of and the accrued interest on all outstanding Revolving Loans to be forthwith due and payable and thereupon all outstanding Revolving Loans, including both principal and interest thereon, shall be and become immediately due and payable together with all other amounts payable under the Loan Documents without further demand, presentment, protest or notice of any kind; and (c) if so directed by the Required Lenders, demand that the Borrower immediately pay to the Administrative Agent the full amount then available for drawing under each or any Letter of Credit, and the Borrower agrees to immediately make such payment and acknowledges and agrees that the Lenders would not have an adequate remedy at law for failure by the Borrower to honor any such demand and that the Administrative Agent, for the benefit of the Lenders, shall have the right to require the Borrower to specifically perform such undertaking whether or not any drawings or other demands for payment have been made under any Letter of Credit. The Administrative Agent, after giving notice to the Borrower pursuant to Section 9.1(c) or this Section 9.2, shall also promptly send a copy of such notice to the other Lenders, but the failure to do so shall not impair or annul the effect of such notice.
Section 9.3.    Bankruptcy Defaults. When any Event of Default described in subsections (j) or (k) of Section 9.1 hereof has occurred and is continuing, then all outstanding Revolving Loans shall immediately become due and payable together with all other amounts payable under the Loan Documents without presentment, demand, protest or notice of any kind, the obligation of the Lenders to extend further credit pursuant to any of the terms hereof shall immediately terminate and the Borrower shall immediately pay to the Administrative Agent the full amount then available for drawing under all outstanding Letters of Credit, the Borrower acknowledging and agreeing that the Lenders would not have an adequate remedy at law for failure by the Borrower to honor any such demand and that the Lenders, and the Administrative Agent on their behalf, shall have the right to require the Borrower to specifically perform such undertaking whether or not any draws or other demands for payment have been made under any of the Letters of Credit.
Section 9.4.    Collateral for Undrawn Letters of Credit. (a) If the prepayment of the amount available for drawing under any or all outstanding Letters of Credit is required under Section 1.8(b), Section 1.14, Section 9.2 or Section 9.3 above, the Borrower shall forthwith pay the amount required to be so prepaid, to be held by the Administrative Agent as provided in subsection (b) below.
(b)    All amounts prepaid pursuant to subsection (a) above shall be held by the Administrative Agent in one or more separate collateral accounts (each such account, and the credit balances, properties, and any investments from time to time held therein, and any substitutions for such account, any certificate of deposit or other instrument evidencing any of the foregoing and all proceeds of and earnings on any of the foregoing being collectively called the “Collateral Account”) as security for, and for application by the Administrative Agent (to the extent available) to, the reimbursement of any payment under any Letter of Credit then or thereafter made by the L/C Issuer, and to the payment of the unpaid balance of all other Obligations (and to all Hedging Liability and Funds Transfer and Deposit Account Liability). The Collateral Account shall be held in the name of and subject to the exclusive dominion and control of the Administrative Agent for the benefit of the Administrative Agent, the Lenders, and the L/C Issuer. If and when requested by the Borrower, the Administrative Agent shall invest funds held in the Collateral Account from time to time in direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America with a remaining maturity of one year or less, provided that the Administrative Agent is irrevocably authorized to sell investments held in the Collateral Account when and as required to make payments out of the Collateral Account for application to amounts due and owing from the Borrower to the L/C Issuer, the Administrative Agent or the Lenders; provided, however, that (i) if the Borrower shall have made payment of all obligations referred to in subsection (a) above required under Section 1.8(b) and Section 1.14 hereof, if any, at the request of the Borrower the Administrative Agent shall release to the Borrower amounts held in the Collateral Account so long as at the time of the release and after giving effect thereto no Default or Event of Default exists and, in the case of Section 1.14 hereof, the Defaulting Lender Period with respect to the relevant Defaulting Lender has terminated, and (ii) if the Borrower shall have made payment of all obligations referred to in subsection (a) above required under Section 9.2 or 9.3 hereof, so long as no Letters of Credit, Revolving Credit Commitments, Revolving Loans or other Obligations, Hedging Liability, or Funds Transfer and Deposit Account Liability remain outstanding, at the request of the Borrower the Administrative Agent shall release to the Borrower any remaining amounts held in the Collateral Account.
Section 9.5.    Notice of Default. The Administrative Agent shall give notice to the Borrower under Section 9.1(c) hereof promptly upon being requested to do so by any Lender and shall thereupon notify all the Lenders thereof.

Section 10.	Change in Circumstances.
Section 10.1.    Change of Law. Notwithstanding any other provisions of this Agreement or any other Loan Document, if at any time any Change in Law makes it unlawful for any Lender to make or continue to maintain any Eurodollar Loans or to perform its obligations as contemplated hereby related to Eurodollar Loans, such Lender shall promptly give written notice thereof to the Borrower and such Lender's obligations to make or maintain Eurodollar Loans under this Agreement shall be suspended until it is no longer unlawful for such Lender to make or maintain Eurodollar Loans. The Borrower shall prepay on demand the outstanding principal amount of any such affected Eurodollar Loans, together with all interest accrued thereon and all other amounts then due and payable to such Lender under this Agreement; provided, however, subject to all of the terms and conditions of this Agreement, the Borrower may then elect to borrow the principal amount of the affected Eurodollar Loans from such Lender by means of Base Rate Loans from such Lender, which Base Rate Loans shall not be made ratably by the Lenders but only from such affected Lender.
Section 10.2.    Unavailability of Deposits or Inability to Ascertain, or Inadequacy of, LIBOR. If on or prior to the first day of any Interest Period for any Borrowing of Eurodollar Loans:
(a)    the Administrative Agent determines that deposits in U.S. Dollars (in the applicable amounts) are not being offered to it in the interbank eurodollar market for such Interest Period, or that by reason of circumstances affecting the interbank eurodollar market adequate and reasonable means do not exist for ascertaining the applicable LIBOR, or
(b)    the Required Lenders advise the Administrative Agent that (i) LIBOR as determined by the Administrative Agent will not adequately and fairly reflect the cost to such Lenders of funding their Eurodollar Loans for such Interest Period or (ii) that the making or funding of Eurodollar Loans become impracticable, then the Administrative Agent shall forthwith give notice thereof to the Borrower and the Lenders, whereupon until the Administrative Agent notifies the Borrower that the circumstances giving rise to such suspension no longer exist, the obligations of the Lenders to make Eurodollar Loans shall be suspended.
Section 10.3.    Increased Cost and Reduced Return. (a) If any Change in Law shall:
(i)    subject any Lender (or its Lending Office) or the L/C Issuer to any tax, duty or other charge with respect to its Eurodollar Loans, its Notes, its Letter(s) of Credit, or its participation in any thereof, any Reimbursement Obligations owed to it or its obligation to make Eurodollar Loans, issue a Letter of Credit, or to participate therein, or shall change the basis of taxation of payments to any Lender (or its Lending Office) or the L/C Issuer of the principal of or interest on its Eurodollar Loans, Letter(s) of Credit, or participations therein or any other amounts due under this Agreement or any other Loan Document in respect of its Eurodollar Loans, Letter(s) of Credit, any participation therein, any Reimbursement Obligations owed to it, or its obligation to make Eurodollar Loans, or issue a Letter of Credit, or acquire participations therein (except for changes in the rate of tax on the overall net income of such Lender or its Lending Office or the L/C Issuer imposed by the jurisdiction in which such Lender's or the L/C Issuer's principal executive office or Lending Office is located); or
(ii)    impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System, but excluding with respect to any Eurodollar

Loans any such requirement included in an applicable Eurodollar Reserve Percentage) against assets of, deposits with or for the account of, or credit extended by, any Lender (or its Lending Office) or the L/C Issuer or shall impose on any Lender (or its Lending Office) or the L/C Issuer or on the interbank market any other condition affecting its Eurodollar Loans, its Notes, its Letter(s) of Credit, or its participation in any thereof, any Reimbursement Obligation owed to it, or its obligation to make Eurodollar Loans, or to issue a Letter of Credit, or to participate therein;
and the result of any of the foregoing is to increase the cost to such Lender (or its Lending Office) or the L/C Issuer of making or maintaining any Eurodollar Loan, issuing or maintaining a Letter of Credit, or participating therein, or to reduce the amount of any sum received or receivable by such Lender (or its Lending Office) or the L/C Issuer under this Agreement or under any other Loan Document with respect thereto, by an amount deemed by such Lender or L/C Issuer to be material, then, within 15 days after written demand by such Lender or L/C Issuer (with a copy to the Administrative Agent), the Borrower shall be obligated to pay to such Lender or L/C Issuer such additional amount or amounts as will compensate such Lender or L/C Issuer for such increased cost or reduction.
(b)    If any Lender or L/C Issuer determines that any Change in Law affecting such Lender or L/C Issuer or any lending office of such Lender or such Lender's or L/C Issuer's holding company, if any, regarding capital requirements, has or would have the effect of reducing the rate of return on such Lender's or L/C Issuer's capital or on the capital of such Lender's or L/C Issuer's holding company, if any, as a consequence of this Agreement, the Revolving Commitments of such Lender or the Loans made by, or participations in Letters of Credit held by such Lender, or the Letters of Credit issued by any L/C Issuer, to a level below that which such Lender or L/C Issuer or such Lender's or L/C Issuer's holding company could have achieved but for such Change in Law (taking into consideration such Lender's or L/C Issuer's policies and the policies of such Lender's or L/C Issuer's holding company with respect to capital adequacy), then from time to time, within 15 days after demand by such Lender or L/C Issuer (with a copy to the Administrative Agent), the Borrower shall pay to such Lender or L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or L/C Issuer or such Lender's or L/C Issuer's holding company for any such reduction suffered.
(c)    A certificate of a Lender or L/C Issuer claiming compensation under this Section 10.3 and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive if reasonably determined. In determining such amount, such Lender or L/C Issuer may use any reasonable averaging and attribution methods.
Section 10.4.    Lending Offices. Each Lender may, at its option, elect to make its Loans hereunder at the branch, office or affiliate specified on the appropriate signature page hereof (each a “Lending Office”) for each type of Revolving Loan available hereunder or at such other of its branches, offices or affiliates as it may from time to time elect and designate in a written notice to the Borrower and the Administrative Agent. To the extent reasonably possible, a Lender shall designate an alternative branch or funding office with respect to its Eurodollar Loans to reduce any liability of the Borrower to such Lender under Section 10.3 hereof or to avoid the unavailability of Eurodollar Loans under Section 10.2 hereof, so long as such designation is not otherwise disadvantageous to the Lender.
Section 10.5.    Discretion of Lender as to Manner of Funding. Notwithstanding any other provision of this Agreement, each Lender shall be entitled to fund and maintain its funding of all or any part of its Loans in any manner it sees fit, it being understood, however, that for the purposes of this Agreement all determinations hereunder with respect to Eurodollar Loans shall be made as if each Lender had actually funded and maintained each Eurodollar Loan through the purchase of deposits in the interbank eurodollar market having a maturity corresponding to such Loan's Interest Period, and bearing an interest rate equal to LIBOR for such Interest Period.

Section 11.	The Administrative Agent.
Section 11.1.    Appointment and Authorization of Administrative Agent. Each Lender and the L/C Issuer hereby appoints Bank of Montreal as the Administrative Agent under the Loan Documents and hereby authorizes the Administrative Agent to take such action as Administrative Agent on its behalf and to exercise such powers under the Loan Documents as are delegated to the Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto. The Lenders and L/C Issuer expressly agree that the Administrative Agent is not acting as a fiduciary of the Lenders or the L/C Issuer in respect of the Loan Documents, the Borrower or otherwise, and nothing herein or in any of the other Loan Documents shall result in any duties or obligations on the Administrative Agent or any of the Lenders or L/C Issuer except as expressly set forth herein.
Section 11.2.    Administrative Agent and its Affiliates. The Administrative Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any other Lender and may exercise or refrain from exercising such rights and power as though it were not the Administrative Agent, and the Administrative Agent and its affiliates may accept deposits from, lend money to, and generally engage in any kind of business with the Borrower or any Affiliate of the Borrower as if it were not the Administrative Agent under the Loan Documents. The term “Lender” as used herein and in all other Loan Documents, unless the context otherwise clearly requires, includes the Administrative Agent in its capacity as a Lender (if applicable).
Section 11.3.    Action by Administrative Agent. If the Administrative Agent receives from the Borrower a written notice of an Event of Default pursuant to Section 8.5(j) hereof or if L/C Issuer or any Lender shall notify Administrative Agent of the existence of a Default or Event of Default, the Administrative Agent shall promptly give each of the Lenders and L/C Issuer written notice thereof. The obligations of the Administrative Agent under the Loan Documents are only those expressly set forth therein. Without limiting the generality of the foregoing, the Administrative Agent shall not be required to take any action hereunder with respect to any Default or Event of Default, except as expressly provided in Sections 9.2 and 9.5 or as may be directed by the Required Lenders. Unless and until the Required Lenders give such direction, the Administrative Agent may (but shall not be obligated to) take or refrain from taking such actions as it deems appropriate and in the best interest of all the Lenders and L/C Issuer. In no event, however, shall the Administrative Agent be required to take any action in violation of applicable law or of any provision of any Loan Document, and the Administrative Agent shall in all cases be fully justified in failing or refusing to act hereunder or under any other Loan Document unless it first receives any further assurances of its indemnification from the Lenders that it may require, including prepayment of any related expenses and any other protection it requires against any and all costs, expense, and liability which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall be entitled to assume that no Default or Event of Default exists unless notified in writing to the contrary by a Lender, the L/C Issuer, or the Borrower. In all cases in which the Loan Documents do not require the Administrative Agent to take specific action, the Administrative Agent shall be fully justified in using its discretion in failing to take or in taking any action thereunder. Any instructions of the Required Lenders, or of any other group of Lenders called for under the specific provisions of the Loan Documents, shall be binding upon all the Lenders and the holders of the Obligations.
Section 11.4.    Consultation with Experts. The Administrative Agent may consult with legal counsel, independent public accountants, and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.
Section 11.5.    Liability of Administrative Agent; Credit Decision. Neither the Administrative Agent nor any of its directors, officers, agents or employees shall be liable for any action taken or not taken by it in connection with the Loan Documents: (i) with the consent or at the request of the Required Lenders or (ii) in the absence of its own gross negligence or willful misconduct. Neither the Administrative Agent nor any of its directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into or verify: (i) any statement, warranty or representation made in connection with this Agreement, any other Loan Document or any Credit Event; (ii) the performance or observance of any of the covenants or agreements of Whitestone REIT, the Borrower or any Subsidiary contained herein or in any other Loan Document; (iii) the satisfaction of any condition specified in Section 7 hereof, except receipt of items required to be delivered to the Administrative Agent; or (iv) the validity, effectiveness, genuineness, enforceability, perfection, value, worth or collectibility hereof or of any other Loan Document or of any other documents or writing furnished in connection with any Loan Document; and the Administrative Agent makes no representation of any kind or character with respect to any such matter mentioned in this sentence. The Administrative Agent may execute any of its duties under any of the Loan Documents by or through employees, agents, and attorneys‑in‑fact and shall not be answerable to the Lenders, the L/C Issuer, the Borrower, or any other Person for the default or misconduct of any such agents or attorneys‑in‑fact selected with reasonable care. The Administrative Agent shall not incur any liability by acting in reliance upon any notice, consent, certificate, other document or statement (whether written or oral) believed by it to be genuine or to be sent by the proper party or parties. In particular and without limiting any of the foregoing, the Administrative Agent shall have no responsibility for confirming the accuracy of any compliance certificate or other document or instrument received by it under the Loan Documents. The Administrative Agent may treat the payee of any Obligation as the holder thereof until written notice of transfer shall have been filed with the Administrative Agent signed by such payee in form satisfactory to the Administrative Agent. Each Lender and L/C Issuer acknowledges that it has independently and without reliance on the Administrative Agent or any other Lender or L/C Issuer, and based upon such information, investigations and inquiries as it deems appropriate, made its own credit analysis and decision to extend credit to the Borrower in the manner set forth in the Loan Documents. It shall be the responsibility of each Lender and L/C Issuer to keep itself informed as to the creditworthiness of the Borrower and its Subsidiaries, and the Administrative Agent shall have no liability to any Lender or L/C Issuer with respect thereto.
Section 11.6.    Indemnity. The Lenders shall ratably, in accordance with their respective Percentages, indemnify and hold the Administrative Agent, and its directors, officers, employees, agents, and representatives harmless from and against any liabilities, losses, costs or expenses suffered or incurred by it under any Loan Document or in connection with the transactions contemplated thereby, regardless of when asserted or arising, except to the extent they are promptly reimbursed for the same by the Borrower and except to the extent that any event giving rise to a claim was caused by the gross negligence or willful misconduct of the party seeking to be indemnified. The obligations of the Lenders under this Section shall survive termination of this Agreement. The Administrative Agent shall be entitled to offset amounts received for the account of a Lender under this Agreement against unpaid amounts due from such Lender to the Administrative Agent or any L/C Issuer hereunder (whether as fundings of participations, indemnities or otherwise, and with any amounts offset for the benefit of the Administrative Agent to be held by it for its own account and with any amounts offset for the benefit of a L/C Issuer to be remitted by the Administrative Agent to of for the account of such L/C Issuer), but shall not be entitled to offset against amounts owed to the Administrative Agent or any L/C Issuer or by any Lender arising outside of this Agreement and the other Loan Documents.

Section 11.7.    Resignation of Administrative Agent and Successor Administrative Agent. The Administrative Agent may resign at any time by giving written notice thereof to the Lenders, the L/C Issuer, and the Borrower. Upon any such resignation of the Administrative Agent, the Required Lenders shall have the right to appoint a successor Administrative Agent, which shall, so long as no Event of Default has occurred and is continuing, be reasonably acceptable to Borrower. If no successor Administrative Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within 30 days after the retiring Administrative Agent's giving of notice of resignation then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent, which shall, so long as no Event of Default has occurred and is continuing, be reasonably acceptable to Borrower, and which may be any Lender hereunder or any commercial bank, or an Affiliate of a commercial bank, having an office in the United States of America and having a combined capital and surplus of at least $200,000,000. Upon the acceptance of its appointment as the Administrative Agent hereunder, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights and duties of the retiring Administrative Agent under the Loan Documents, and the retiring Administrative Agent shall be discharged from its duties and obligations thereunder. After any retiring Administrative Agent's resignation hereunder as Administrative Agent, the provisions of this Section 11 and all protective provisions of the other Loan Documents shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent, but no successor Administrative Agent shall in any event be liable or responsible for any actions of its predecessor. If the Administrative Agent resigns and no successor is appointed, the rights and obligations of such Administrative Agent shall be automatically assumed by the Required Lenders and the Borrower shall be directed to make all payments due each Lender and L/C Issuer hereunder directly to such Lender or L/C Issuer.
Section 11.8.    L/C Issuer. The L/C Issuer shall act on behalf of the Lenders with respect to any Letters of Credit issued by it and the documents associated therewith. The L/C Issuer shall have all of the benefits and immunities (i) provided to the Administrative Agent in this Section 11 with respect to any acts taken or omissions suffered by the L/C Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and the Applications pertaining to such Letters of Credit as fully as if the term “Administrative Agent”, as used in this Section 11, included the L/C Issuer with respect to such acts or omissions and (ii) as additionally provided in this Agreement with respect to such L/C Issuer.
Section 11.9.    Hedging Liability and Funds Transfer and Deposit Account Liability Arrangements. By virtue of a Lender's execution of this Agreement or an assignment agreement pursuant to Section 12.12 hereof, as the case may be, any Affiliate of such Lender with whom Whitestone REIT, the Borrower or any Subsidiary has entered into an agreement creating Hedging Liability or Funds Transfer and Deposit Account Liability shall be deemed a Lender party hereto for purposes of any reference in a Loan Document to the parties for whom the Administrative Agent is acting, it being understood and agreed that the rights and benefits of such Affiliate under the Loan Documents consist exclusively of such Affiliate's right to share in payments and collections out of the Guaranties as more fully set forth in Section 3.1 hereof (and the foregoing shall not be construed to afford such Affiliates any voting rights of a Lender under this Agreement). In connection with any such distribution of payments and collections, or any request for the release of the Guaranties and the Administrative Agent's Liens in connection with the termination of the Revolving Credit Commitments and the payment in full of the Obligations, the Administrative Agent shall be entitled to assume no amounts are due to any Lender or its Affiliate with respect to Hedging Liability or Funds Transfer and Deposit Account Liability unless such Lender has notified the Administrative Agent in writing of the amount of any such liability owed to it or its Affiliate prior to such distribution or payment or release of Guaranties.
Section 11.10.    Designation of Additional Agents. The Administrative Agent shall have the continuing right, for purposes hereof, at any time and from time to time to designate one or more of the Lenders (and/

or its or their Affiliates) as “syndication agents,” “documentation agents,” “book runners,” “lead arrangers,” “arrangers” or other designations for purposes hereto, but such designation shall have no substantive effect, and such Lenders and their Affiliates shall have no additional powers, duties or responsibilities as a result thereof.
Section 12.        Miscellaneous.
Section 12.1.    Withholding Taxes. (a) Payments Free of Withholding. Except as otherwise required by law and subject to Section 12.1(b) hereof, each payment by the Borrower and the Guarantors under this Agreement or the other Loan Documents shall be made without withholding for or on account of any present or future taxes (other than overall net income taxes on the recipient) imposed by or within the jurisdiction in which the Borrower or such Guarantor is domiciled, any jurisdiction from which the Borrower or such Guarantor makes any payment, or (in each case) any political subdivision or taxing authority thereof or therein. If any such withholding is so required, the Borrower or such Guarantor shall make the withholding, pay the amount withheld to the appropriate governmental authority before penalties attach thereto or interest accrues thereon, and forthwith pay such additional amount as may be necessary to ensure that the net amount actually received by each Lender, the L/C Issuer, and the Administrative Agent free and clear of such taxes (including such taxes on such additional amount) is equal to the amount which that Lender, L/C Issuer, or the Administrative Agent (as the case may be) would have received had such withholding not been made. If the Administrative Agent, the L/C Issuer, or any Lender pays any amount in respect of any such taxes, penalties or interest, the Borrower or such Guarantor shall reimburse the Administrative Agent, the L/C Issuer, or such Lender for that payment on demand in the currency in which such payment was made. If the Borrower or such Guarantor pays any such taxes, penalties or interest, it shall deliver official tax receipts evidencing that payment or certified copies thereof to the Lender, the L/C Issuer or Administrative Agent on whose account such withholding was made (with a copy to the Administrative Agent if not the recipient of the original) on or before the thirtieth day after payment.
(b)    U.S. Withholding Tax Exemptions. Each Lender or L/C Issuer that is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) shall submit to the Borrower and the Administrative Agent on or before the date the initial Credit Event is made hereunder or, if later, the date such financial institution becomes a Lender or L/C Issuer hereunder, two duly completed and signed copies of (i) either Form W‑8 BEN (relating to such Lender or L/C Issuer and entitling it to a complete exemption from withholding under the Code on all amounts to be received by such Lender or L/C Issuer, including fees, pursuant to the Loan Documents and the Obligations) or Form W‑8 ECI (relating to all amounts to be received by such Lender or L/C Issuer, including fees, pursuant to the Loan Documents and the Obligations) of the United States Internal Revenue Service or (ii) solely if such Lender is claiming exemption from United States withholding tax under Section 871(h) or 881(c) of the Code with respect to payments of “portfolio interest”, a Form W‑8 BEN, or any successor form prescribed by the Internal Revenue Service, and a certificate representing that such Lender is not a bank for purposes of Section 881(c) of the Code, is not a 10‑percent shareholder (within the meaning of Section 871(h)(3)(B) of the Code) of the Borrower and is not a controlled foreign corporation related to the Borrower (within the meaning of Section 864(d)(4) of the Code). Thereafter and from time to time, each Lender and L/C Issuer shall submit to the Borrower and the Administrative Agent such additional duly completed and signed copies of one or the other of such Forms (or such successor forms as shall be adopted from time to time by the relevant United States taxing authorities) and such other certificates as may be (i) requested by the Borrower in a written notice, directly or through the Administrative Agent, to such Lender or L/C Issuer and (ii) required under then‑current United States law or regulations to avoid or reduce United States withholding taxes on payments in respect of all amounts to be received by such Lender or L/C Issuer, including fees, pursuant to the Loan Documents or the Obligations. Upon the request of the Borrower or the Administrative Agent, each Lender and L/C Issuer that is a United States person (as such term is defined in Section 7701(a)(30) of the Code) shall submit to the Borrower and the Administrative Agent a certificate to the effect that it is such a United States person.
(c)    Inability of Lender to Submit Forms. If any Lender or L/C Issuer determines, as a result of any change in applicable law, regulation or treaty, or in any official application or interpretation thereof, that it is unable to submit to the Borrower or the Administrative Agent any form or certificate that such Lender or L/C Issuer is obligated to submit pursuant to subsection (b) of this Section 12.1 or that such Lender or L/C Issuer is required to withdraw or cancel any such form or certificate previously submitted or any such form or certificate otherwise becomes ineffective or inaccurate, such Lender or L/C Issuer shall promptly notify the Borrower and Administrative Agent of such fact in writing and the Lender or L/C Issuer shall to that extent not be obligated to provide any such form or certificate and will be entitled to withdraw or cancel any affected form or certificate, as applicable.
Section 12.2.    No Waiver, Cumulative Remedies. No delay or failure on the part of the Administrative Agent, the L/C Issuer, or any Lender, or on the part of the holder or holders of any of the Obligations, in the exercise of any power or right under any Loan Document shall operate as a waiver thereof or as an acquiescence in any default, nor shall any single or partial exercise of any power or right preclude any other or further exercise thereof or the exercise of any other power or right. The rights and remedies hereunder of the Administrative Agent, the L/C Issuer, the Lenders, and of the holder or holders of any of the Obligations are cumulative to, and not exclusive of, any rights or remedies which any of them would otherwise have.
Section 12.3.    Non‑Business Days. If any payment hereunder becomes due and payable on a day which is not a Business Day, the due date of such payment shall be extended to the next succeeding Business Day on which date such payment shall be due and payable. In the case of any payment of principal falling due on a day which is not a Business Day, interest on such principal amount shall continue to accrue during such extension at the rate per annum then in effect, which accrued amount shall be due and payable on the next scheduled date for the payment of interest.
Section 12.4.    Documentary Taxes. The Borrower agrees to pay on demand any documentary, stamp or similar taxes payable in respect of this Agreement or any other Loan Document, including interest and penalties, in the event any such taxes are assessed, irrespective of when such assessment is made and whether or not any credit is then in use or available hereunder.
Section 12.5.    Survival of Representations. All representations and warranties made herein or in any other Loan Document or in certificates given pursuant hereto or thereto shall survive the execution and delivery of this Agreement and the other Loan Documents, and shall continue in full force and effect with respect to the date as of which they were made as long as any credit is in use or available hereunder.
Section 12.6.    Survival of Indemnities. All indemnities and other provisions relative to reimbursement to the Lenders and L/C Issuer of amounts sufficient to protect the yield of the Lenders and L/C Issuer with respect to the Revolving Loans and Letters of Credit, including, but not limited to, Sections 1.11, 10.3, and 12.15 hereof, shall survive the termination of this Agreement and the other Loan Documents and the payment of the Obligations.
Section 12.7.    Sharing of Set‑Off. Each Lender agrees with each other Lender a party hereto that if such Lender shall receive and retain any payment, whether by set‑off or application of deposit balances or otherwise, on any of the Loans or Reimbursement Obligations in excess of its ratable share of payments on all such Obligations then outstanding to the Lenders, then such Lender shall purchase for cash at face value, but without recourse, ratably from each of the other Lenders such amount of the Loans or Reimbursement

Obligations, or participations therein, held by each such other Lenders (or interest therein) as shall be necessary to cause such Lender to share such excess payment ratably with all the other Lenders; provided, however, that if any such purchase is made by any Lender, and if such excess payment or part thereof is thereafter recovered from such purchasing Lender, the related purchases from the other Lenders shall be rescinded ratably and the purchase price restored as to the portion of such excess payment so recovered, but without interest. For purposes of this Section, amounts owed to or recovered by the L/C Issuer in connection with Reimbursement Obligations in which Lenders have been required to fund their participation shall be treated as amounts owed to or recovered by the L/C Issuer as a Lender hereunder.
Section 12.8.    Notices; Electronic Communication. (a) Notices Generally. Except as otherwise specified herein, all notices hereunder and under the other Loan Documents shall be in writing (including, without limitation, notice by telecopy) and shall be given to the relevant party at its address or telecopier number set forth below, or such other address or telecopier number as such party may hereafter specify by notice to the Administrative Agent and the Borrower given by courier, by United States certified or registered mail, by telecopy or by other telecommunication device capable of creating a written record of such notice and its receipt. Notices under the Loan Documents to any Lender shall be addressed to its address or telecopier number set forth on its Administrative Questionnaire; and notices under the Loan Documents to the Borrower, the Administrative Agent, or L/C Issuer shall be addressed to its respective address or telecopier number set forth below:

to the Borrower:

Whitestone REIT Operating Partnership, L.P.
2600 South Gessner Road, Suite 500
Houston, Texas 77063
Attention:David K. Holeman
Telephone:(713) 435-2227
Telecopy:(713) 465-8847

With copy to:

Bass, Berry & Sims PLC
100 Peabody Place, Suite 900
Memphis, Tennessee 38103
Attention: T. Gaillard Uhlhorn
Telephone: (901) 543-5943
Telecopy: (901) 543-5999
to the Administrative Agent and L/C Issuer: Bank of Montreal 115 South LaSalle Street Chicago, Illinois 60603 Attention:Lloyd Baron Telephone:312-462-2968 Telecopy:312-293-8409
Each such notice, request or other communication shall be effective (i) if given by telecopier, when such telecopy is transmitted to the telecopier number specified in this Section or in the relevant Administrative Questionnaire and a confirmation of such telecopy has been received by the sender, (ii) if given by mail, 5 days after such communication is deposited in the mail, certified or registered with return receipt requested, addressed as aforesaid or (iii) if given by any other means, when delivered at the addresses specified in this Section or in the relevant Administrative Questionnaire; provided that any notice given pursuant to Section 1 hereof shall be effective only upon receipt.
(b)    Electronic Communications. Notices and other communications to the Lenders and the L/C

Issuer hereunder may be delivered or furnished by electronic communication (including e‑mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender or the L/C Issuer pursuant to Section 1.3(f) or Section 1.6 if such Lender or the L/C Issuer, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such respective Section by electronic communication. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.
Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender's receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient, at its e-mail address as described in the foregoing clause (i), of notification that such notice or communication is available and identifying the website address therefore, provided that, for both clauses (i) and (ii) above, if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice, email or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient.
Section 12.9.    Counterparts. This Agreement may be executed in any number of counterparts, and by the different parties hereto on separate counterpart signature pages, and all such counterparts taken together shall be deemed to constitute one and the same instrument.
Section 12.10.    Successors and Assigns. This Agreement shall be binding upon the Borrower, the Guarantors and their respective successors and assigns, and shall inure to the benefit of the Administrative Agent, the L/C Issuer, and each of the Lenders, and the benefit of their respective successors and assigns, including any subsequent holder of any of the Obligations. The Borrower and the Guarantors may not assign any of its rights or obligations under any Loan Document without the written consent of all of the Lenders and, with respect to any Letter of Credit or the Application therefor, the L/C Issuer.
Section 12.11.    Participants. Each Lender shall have the right at its own cost to grant participations (to be evidenced by one or more agreements or certificates of participation) in the Revolving Loans made and Reimbursement Obligations and/or Revolving Credit Commitments held by such Lender at any time and from time to time to one or more other Persons; provided that no such participation shall relieve any Lender of any of its obligations under this Agreement, and, provided, further that no such participant shall have any rights under this Agreement except as provided in this Section, and the Administrative Agent shall have no obligation or responsibility to such participant. Any agreement pursuant to which such participation is granted shall provide that the granting Lender shall retain the sole right and responsibility to enforce the obligations of the Borrower under this Agreement and the other Loan Documents including, without limitation, the right to approve any amendment, modification or waiver of any provision of the Loan Documents, except that such agreement may provide that such Lender will not agree to any modification, amendment or waiver of the Loan Documents that would reduce the amount of or postpone any fixed date for payment of any Obligation in which such participant has an interest. Any party to which such a participation has been granted shall have the benefits of Section 1.11 and Section 10.3 hereof. The Borrower and each Guarantor authorizes each Lender to disclose to any participant or prospective participant under this Section any financial or other information pertaining to each Guarantor, the Borrower or any Subsidiary.
Section 12.12.    Assignments. (a) Any Lender may at any time assign to one or more Eligible Assignees all or a portion of such Lender's rights and obligations under this Agreement (including all or a portion of its Revolving Credit Commitment and the Revolving Loans at the time owing to it); provided that any such assignment shall be subject to the following conditions:
(i)    Minimum Amounts. (A) In the case of an assignment of the entire remaining amount of the assigning Lender's Revolving Credit Commitment and the Revolving Loans and Participating Interest in L/C Obligations at the time owing to it or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and (B) in any case not described in subsection (a)(i)(A) of this Section, the aggregate amount of the Revolving Credit Commitment (which for this purpose includes Revolving Loans and Participating Interest in L/C Obligations outstanding thereunder) or, if the Revolving Credit Commitment is not then in effect, the principal outstanding balance of the Revolving Loans and Participating Interest in L/C Obligations of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent or, if “Effective Date” is specified in the Assignment and Acceptance, as of the Effective Date specified in such Assignment and Acceptance) shall not be less than $5,000,000 unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed);
(ii)    Proportionate Amounts.    Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement with respect to the Revolving Loan or the Revolving Credit Commitment.
(iii)    Required Consents.    No consent shall be required for any assignment except to the extent required by Section 12.12(a)(i)(B) and, in addition:
(a)    the consent of the Borrower (such consent not to be unreasonably withheld or delayed) shall be required unless (x) an Event of Default has occurred and is continuing at the time of such assignment or (y) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund; provided that the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within five (5) Business Days after having received notice thereof;
(b)    the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required if such assignment is to a Person that is not a Lender with a Revolving Credit Commitment, an Affiliate of such Lender or an Approved Fund with respect to such Lender; and
(c)    the consent of the L/C Issuer (such consent not to be unreasonably withheld or delayed) shall be required for any assignment that increases the obligation of the assignee to participate in exposure under one or more Letters of Credit (whether or not then outstanding).
(iv)    Assignment and Acceptance.    The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance, together with a processing and recordation fee of $3,500, and the assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.
(v)    No Assignment to Borrower or Affiliates. No such assignment shall be made to the Borrower or any of its Affiliates or Subsidiaries.

(vi)    No Assignment to Natural Persons.    No such assignment shall be made to a natural person.
Subject to acceptance and recording thereof by the Administrative Agent pursuant to Section 12.12(b) hereof, from and after the effective date specified in each Assignment and Acceptance, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 12.6 and 12.15 with respect to facts and circumstances occurring prior to the effective date of such assignment. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 12.11 hereof.
(b)    Register. The Administrative Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at one of its offices in Chicago, Illinois, a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Revolving Credit Commitments of, and principal amounts of the Revolving Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, and the Borrower, the Administrative Agent, and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.
(c)    Any Lender may at any time pledge or grant a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any such pledge or grant to a Federal Reserve Bank, and this Section shall not apply to any such pledge or grant of a security interest; provided that no such pledge or grant of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or secured party for such Lender as a party hereto; provided further, however, the right of any such pledgee or grantee (other than any Federal Reserve Bank) to further transfer all or any portion of the rights pledged or granted to it, whether by means of foreclosure or otherwise, shall be at all times subject to the terms of this Agreement.
Section 12.13.    Amendments. Any provision of this Agreement or the other Loan Documents may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by (a) the Borrower, (b) the Required Lenders, and (c) if the rights or duties of the Administrative Agent or the L/C Issuer are affected thereby, the Administrative Agent or the L/C Issuer, as applicable; provided that:
(i)    no amendment or waiver pursuant to this Section 12.13 shall (A) increase or reduce any Revolving Credit Commitment of any Lender without the consent of such Lender or (B) reduce the amount of or postpone the date for any scheduled payment of any principal of or interest on any Revolving Loan or of any Reimbursement Obligation or of any fee payable hereunder without the consent of the Lender to which such payment is owing or which has committed to make such Revolving Loan or Letter of Credit (or participate therein) hereunder (including, specifically, any change in the manner of computation of any financial covenant (including any defined terms with respect thereto) used in determining the Applicable Margin that would result in a reduction of any interest rate without the written consent of each Lender affected thereby), or (C) release the Borrower or any Guarantor (except as expressly provided herein ) without the consent of each Lender;

(ii)    no amendment or waiver pursuant to this Section 12.13 shall, unless signed by each Lender, extend the Revolving Credit Termination Date, change the definition of “Required Lenders” or “Revolver Percentage,” change the provisions of Section 3.1 or this Section 12.13, or affect the number of Lenders required to take any action hereunder or under any other Loan Document; and
(iii)    no amendment to Section 13 hereof shall be made without the consent of the Guarantors affected thereby.
Section 12.14.    Headings. Section headings used in this Agreement are for reference only and shall not affect the construction of this Agreement.
Section 12.15.    Costs and Expenses; Indemnification. (a) The Borrower agrees to pay all reasonable costs and expenses of the Administrative Agent in connection with the preparation, negotiation, and administration of the Loan Documents, including, without limitation, the reasonable fees and disbursements of counsel to the Administrative Agent, in connection with the preparation and execution of the Loan Documents, and any amendment, waiver or consent related thereto, whether or not the transactions contemplated herein are consummated,. The Borrower agrees to pay to the Administrative Agent, the L/C Issuer, and each Lender, and any other holder of any Obligations outstanding hereunder, all costs and expenses reasonably incurred or paid by the Administrative Agent, the L/C Issuer, such Lender, or any such holder, including reasonable attorneys' fees and disbursements and court costs, in connection with any Default or Event of Default hereunder or in connection with the enforcement of any of the Loan Documents (including all such costs and expenses incurred in connection with any proceeding under the United States Bankruptcy Code involving the Borrower or any Guarantor as a debtor thereunder). The Borrower further agrees to indemnify the Administrative Agent, the L/C Issuer, each Lender, and any security trustee therefor, and their respective directors, officers, employees, agents, financial advisors, and consultants (each such Person being called an “Indemnitee”) against all losses, claims, damages, penalties, judgments, liabilities and expenses (including, without limitation, all reasonable fees and disbursements of counsel for any such Indemnitee and all reasonable expenses of litigation or preparation therefor, whether or not the Indemnitee is a party thereto, or any settlement arrangement arising from or relating to any such litigation) which any of them may pay or incur arising out of or relating to any Loan Document or any of the transactions contemplated thereby or the direct or indirect application or proposed application of the proceeds of any Revolving Loan or Letter of Credit, other than those which arise from the gross negligence or willful misconduct of the party claiming indemnification. The Borrower, upon demand by the Administrative Agent, the L/C Issuer, or a Lender at any time, shall reimburse the Administrative Agent, the L/C Issuer, or such Lender for any reasonable legal or other expenses (including, without limitation, all reasonable fees and disbursements of counsel for any such Indemnitee) incurred in connection with investigating or defending against any of the foregoing (including any settlement costs relating to the foregoing) except if the same is directly due to the gross negligence or willful misconduct of the party to be indemnified. To the extent permitted by applicable law, the Borrower shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or the other Loan Documents or any agreement or instrument contemplated hereby or thereby, the transactions contemplated hereby or thereby, any Revolving Loan or Letter of Credit or the use of the proceeds thereof. The obligations of the Borrower under this Section shall survive the termination of this Agreement.
(b)    The Borrower unconditionally agrees to forever indemnify, defend and hold harmless, and covenants not to sue for any claim for contribution against, each Indemnitee for any damages, costs, loss or expense, including without limitation, response, remedial or removal costs and all fees and disbursements of counsel for any such Indemnitee, arising out of any of the following: (i) any presence, release, threatened release or disposal of any hazardous or toxic substance or petroleum by Whitestone REIT, the Borrower or any Subsidiary or otherwise occurring on or with respect to its Property (whether owned or leased), (ii) the operation or violation of any environmental law, whether federal, state, or local, and any regulations promulgated thereunder, by Whitestone REIT, the Borrower or any Subsidiary or otherwise occurring on or with respect to its Property (whether owned or leased), (iii) any claim for personal injury or property damage in connection with Whitestone REIT, the Borrower or any Subsidiary or otherwise occurring on or with respect to its Property (whether owned or leased), and (iv) the inaccuracy or breach of any environmental representation, warranty or covenant by Whitestone REIT, the Borrower or any Subsidiary made herein or in any other Loan Document evidencing or securing any Obligations or setting forth terms and conditions applicable thereto or otherwise relating thereto, except for damages arising from the willful misconduct or gross negligence of the relevant Indemnitee. This indemnification shall survive the payment and satisfaction of all Obligations and the termination of this Agreement for a period of five (5) years, and shall remain in force beyond the expiration of any applicable statute of limitations and payment or satisfaction in full of any single claim under this indemnification. This indemnification shall be binding upon the successors and assigns of the Borrower and shall inure to the benefit of each Indemnitee and its successors and assigns.
Section 12.16.    Set‑off. In addition to any rights now or hereafter granted under the Loan Documents or applicable law and not by way of limitation of any such rights, upon the occurrence of any Event of Default, with the prior written consent of the Administrative Agent, each Lender, the L/C Issuer, each subsequent holder of any Obligation, and each of their respective affiliates, is hereby authorized by the Borrower and each Guarantor at any time or from time to time, without notice to the Borrower or such Guarantor or to any other Person, any such notice being hereby expressly waived, to set‑off and to appropriate and to apply any and all deposits (general or special, including, but not limited to, indebtedness evidenced by certificates of deposit, whether matured or unmatured, and in whatever currency denominated, but not including trust accounts) and any other indebtedness at any time held or owing by that Lender, L/C Issuer, subsequent holder, or affiliate, to or for the credit or the account of the Borrower or such Guarantor, whether or not matured, against and on account of the Obligations of the Borrower or such Guarantor to that Lender, L/C Issuer, or subsequent holder under the Loan Documents, including, but not limited to, all claims of any nature or description arising out of or connected with the Loan Documents, irrespective of whether or not (a) that Lender, L/C Issuer, or subsequent holder shall have made any demand hereunder or (b) the principal of or the interest on the Revolving Loans and other amounts due hereunder shall have become due and payable pursuant to Section 9 and although said obligations and liabilities, or any of them, may be contingent or unmatured.
Section 12.17.    Entire Agreement. The Loan Documents constitute the entire understanding of the parties thereto with respect to the subject matter thereof and any prior agreements, whether written or oral, with respect thereto are superseded hereby.
Section 12.18.    Governing Law. This Agreement and the other Loan Documents (except as otherwise specified therein), and the rights and duties of the parties hereto, shall be construed and determined in accordance with the internal laws of the State of Illinois.
Section 12.19.    Severability of Provisions. Any provision of any Loan Document which is unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction. All rights, remedies and powers provided in this Agreement and the other Loan Documents may be exercised only to the extent that the exercise thereof does not violate any applicable mandatory provisions of law, and all the provisions of this Agreement and other Loan Documents are intended to be subject to all applicable mandatory provisions of law which may be controlling and to be limited to the extent necessary so that they will not render this Agreement or the other Loan Documents invalid or unenforceable.
Section 12.20.    Excess Interest. Notwithstanding any provision to the contrary contained herein or in any other Loan Document, no such provision shall require the payment or permit the collection of any amount of interest in excess of the maximum amount of interest permitted by applicable law to be charged for the use or detention, or the forbearance in the collection, of all or any portion of the Revolving Loans or other obligations outstanding under this Agreement or any other Loan Document (“Excess Interest”). If any Excess Interest is provided for, or is adjudicated to be provided for, herein or in any other Loan Document, then in such event (a) the provisions of this Section shall govern and control, (b) neither the Borrower nor any guarantor or endorser shall be obligated to pay any Excess Interest, (c) any Excess Interest that the Administrative Agent or any Lender may have received hereunder shall, at the option of the Administrative Agent, be (i) applied as a credit against the then outstanding principal amount of Obligations hereunder and accrued and unpaid interest thereon (not to exceed the maximum amount permitted by applicable law), (ii) refunded to the Borrower, or (iii) any combination of the foregoing, (d) the interest rate payable hereunder or under any other Loan Document shall be automatically subject to reduction to the maximum lawful contract rate allowed under applicable usury laws (the “Maximum Rate”), and this Agreement and the other Loan Documents shall be deemed to have been, and shall be, reformed and modified to reflect such reduction in the relevant interest rate, and (e) neither the Borrower nor any guarantor or endorser shall have any action against the Administrative Agent or any Lender for any damages whatsoever arising out of the payment or collection of any Excess Interest. Notwithstanding the foregoing, if for any period of time interest on any of Borrower's Obligations is calculated at the Maximum Rate rather than the applicable rate under this Agreement, and thereafter such applicable rate becomes less than the Maximum Rate, the rate of interest payable on the Borrower's Obligations shall remain at the Maximum Rate until the Lenders have received the amount of interest which such Lenders would have received during such period on the Borrower's Obligations had the rate of interest not been limited to the Maximum Rate during such period.
Section 12.21.    Construction. The parties acknowledge and agree that the Loan Documents shall not be construed more favorably in favor of any party hereto based upon which party drafted the same, it being acknowledged that all parties hereto contributed substantially to the negotiation of the Loan Documents. The provisions of this Agreement relating to Subsidiaries shall only apply during such times as the Borrower has one or more Subsidiaries.
Section 12.22.    Lender's and L/C Issuer's Obligations Several. The obligations of the Lenders and L/C Issuer hereunder are several and not joint. Nothing contained in this Agreement and no action taken by the Lenders or L/C Issuer pursuant hereto shall be deemed to constitute the Lenders and L/C Issuer a partnership, association, joint venture or other entity.
Section 12.23.    Submission to Jurisdiction; Waiver of Jury Trial. The Borrower and each Guarantor hereby submits to the nonexclusive jurisdiction of the United States District Court for the Northern District of Illinois and of any Illinois State court sitting in the City of Chicago for purposes of all legal proceedings arising out of or relating to this Agreement, the other Loan Documents or the transactions contemplated hereby or thereby. The Borrower and each Guarantor irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum. The Borrower, each Guarantor, the Administrative Agent, the L/C Issuer, and the Lenders hereby irrevocably waive any and all right to trial by jury in any legal proceeding arising out of or relating to any Loan Document or the transactions contemplated thereby.

Section 12.24.    USA Patriot Act. Each Lender and L/C Issuer that is subject to the requirements of the USA Patriot Act (Title III of Pub. L. 107‑56 (signed into law October 26, 2001)) (the “Act”) hereby notifies the Borrower that pursuant to the requirements of the Act, it is required to obtain, verify, and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender or L/C Issuer to identify the Borrower in accordance with the Act.
Section 12.25.     Confidentiality. Each of the Administrative Agent, the Lenders, and the L/C Issuer severally agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates' directors, officers, employees and agents, including accountants, legal counsel and other advisors to the extent any such Person has a need to know such Information (it being understood that the Persons to whom such disclosure is made will first be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority (including any self‑regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (A) any assignee of or participant in, or any prospective assignee of or participant in, any of its rights or obligations under this Agreement or (B) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to Whitestone REIT, the Borrower or any Subsidiary and its obligations, (g) with the prior written consent of the Borrower, (h) to the extent such Information (A) becomes publicly available other than as a result of a breach of this Section or (B) becomes available to the Administrative Agent, any Lender or the L/C Issuer on a non‑confidential basis from a source other than Whitestone REIT, the Borrower or any Subsidiary or any of their directors, officers, employees or agents, including accountants, legal counsel and other advisors, (i) to rating agencies if requested or required by such agencies in connection with a rating relating to the Revolving Loans or the Revolving Credit Commitments hereunder, or (j) to entities which compile and publish information about the syndicated loan market, provided that only basic information about the pricing and structure of the transaction evidenced hereby may be disclosed pursuant to this subsection (j). For purposes of this Section, “Information” means all information received from the Borrower or any of the Subsidiaries or from any other Person on behalf of Whitestone REIT, the Borrower or any Subsidiary relating to Whitestone REIT, the Borrower or any Subsidiary or any of their respective businesses, other than any such information that is available to the Administrative Agent, any Lender or the L/C Issuer on a non-confidential basis prior to disclosure by Whitestone REIT, the Borrower or any of its Subsidiaries or from any other Person on behalf of Whitestone REIT, the Borrower or any of the Subsidiaries.

Section 13.	The Guarantees.
Section 13.1.    The Guarantees. To induce the Lenders to provide the credits described herein and in consideration of benefits expected to accrue to the Borrower by reason of the Revolving Credit Commitments and for other good and valuable consideration, receipt of which is hereby acknowledged, Whitestone REIT and each Material Subsidiary party hereto (including any Material Subsidiary formed or acquired after the Closing Date executing an Additional Guarantor Supplement in the form attached hereto as Exhibit G or such other form acceptable to the Administrative Agent) hereby unconditionally and irrevocably guarantee jointly and severally to the Administrative Agent, the Lenders, and their Affiliates, the due and punctual payment of all present and future Obligations, including, but not limited to, the due and punctual payment of principal of and interest on the Revolving Loans, the Reimbursement Obligations, Hedging Liability, Funds Transfer and Deposit Account Liability, and the due and punctual payment of all other obligations now or hereafter owed by the Borrower under the Loan Documents as and when the same shall become due and payable, whether at stated maturity, by acceleration, or otherwise, according to the terms hereof and thereof (including interest which, but for the filing of a petition in bankruptcy, would otherwise accrue on any such indebtedness, obligation, or liability). In case of failure by the Borrower or other obligor punctually to pay any obligations guaranteed hereby, each Guarantor hereby unconditionally agrees to make such payment or to cause such payment to be made punctually as and when the same shall become due and payable, whether at stated maturity, by acceleration, or otherwise, and as if such payment were made by the Borrower or such obligor.
Section 13.2.    Guarantee Unconditional. The obligations of each Guarantor under this Section 13 shall be unconditional and absolute and, without limiting the generality of the foregoing, shall not be released, discharged, or otherwise affected by:
(a)    any extension, renewal, settlement, compromise, waiver, or release in respect of any obligation of the Borrower or other obligor or of any other guarantor under this Agreement or any other Loan Document or by operation of law or otherwise;
(b)    any modification or amendment of or supplement to this Agreement or any other Loan Document;
(c)    any change in the corporate existence, structure, or ownership of, or any insolvency, bankruptcy, reorganization, or other similar proceeding affecting, the Borrower or other obligor, any other guarantor, or any of their respective assets, or any resulting release or discharge of any obligation of the Borrower or other obligor or of any other guarantor contained in any Loan Document;
(d)    the existence of any claim, set‑off, or other rights which the Borrower or other obligor or any other guarantor may have at any time against the Administrative Agent, any Lender, or any other Person, whether or not arising in connection herewith;
(e)    any failure to assert, or any assertion of, any claim or demand or any exercise of, or failure to exercise, any rights or remedies against the Borrower or other obligor, any other guarantor, or any other Person or Property;
(f)    any application of any sums by whomsoever paid or howsoever realized to any obligation of the Borrower or other obligor, regardless of what obligations of the Borrower or other obligor remain unpaid;
(g)    any invalidity or unenforceability relating to or against the Borrower or other obligor or any other guarantor for any reason of this Agreement or of any other Loan Document or any provision of applicable law or regulation purporting to prohibit the payment by the Borrower or other obligor or any other guarantor of the principal of or interest on any Revolving Loan or any Reimbursement Obligation or any other amount payable under the Loan Documents; or
(h)    any other act or omission to act or delay of any kind by the Administrative Agent, any Lender, or any other Person or any other circumstance whatsoever that might, but for the provisions of this paragraph, constitute a legal or equitable discharge of the obligations of any Guarantor under this Section 13.
Section 13.3.    Discharge Only upon Payment in Full; Reinstatement in Certain Circumstances. Each

Guarantor's obligations under this Section 13 shall remain in full force and effect until the Revolving Credit Commitments are terminated, all Letters of Credit have expired, and the principal of and interest on the Revolving Loans and all other amounts payable by the Borrower and the Guarantors under this Agreement and all other Loan Documents have been paid in full. If at any time any payment of the principal of or interest on any Revolving Loan or any Reimbursement Obligation or any other amount payable by the Borrower or other obligor or any Guarantor under the Loan Documents is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy, or reorganization of the Borrower or other obligor or of any guarantor, or otherwise, each Guarantor's obligations under this Section 13 with respect to such payment shall be reinstated at such time as though such payment had become due but had not been made at such time.
Section 13.4.    Subrogation. Each Guarantor agrees it will not exercise any rights which it may acquire by way of subrogation by any payment made hereunder, or otherwise, until all the obligations guaranteed hereby shall have been paid in full subsequent to the termination of all the Revolving Credit Commitments and expiration of all Letters of Credit. If any amount shall be paid to a Guarantor on account of such subrogation rights at any time prior to the later of (x) the payment in full of the Obligations, Funds Transfer and Deposit Account Liability and Hedging Liability and all other amounts payable by the Borrower hereunder and the other Loan Documents and (y) the termination of the Revolving Credit Commitments and expiration of all Letters of Credit, such amount shall be held in trust for the benefit of the Administrative Agent and the Lenders (and their Affiliates) and shall forthwith be paid to the Administrative Agent for the benefit of the Lenders (and their Affiliates) or be credited and applied upon the Obligations, Funds Transfer and Deposit Account Liability and Hedging Liability, whether matured or unmatured, in accordance with the terms of this Agreement.
Section 13.5.    Waivers. Each Guarantor irrevocably waives acceptance hereof, presentment, demand, protest, and any notice except as specifically provided for herein, as well as any requirement that at any time any action be taken by the Administrative Agent, any Lender, or any other Person against the Borrower or other obligor, another guarantor, or any other Person.
Section 13.6.    Limit on Recovery. Notwithstanding any other provision hereof, the right of recovery against each Guarantor under this Section 13 shall not exceed $1.00 less than the lowest amount which would render such Guarantor's obligations under this Section 13 void or voidable under applicable law, including, without limitation, fraudulent conveyance law.
Section 13.7.    Stay of Acceleration. If acceleration of the time for payment of any amount payable by the Borrower or other obligor under this Agreement or any other Loan Document, is stayed upon the insolvency, bankruptcy or reorganization of the Borrower or such obligor, all such amounts otherwise subject to acceleration under the terms of this Agreement or the other Loan Documents, shall nonetheless be payable by the Guarantors hereunder forthwith on demand by the Administrative Agent made at the request of the Required Lenders.
Section 13.8.    Benefit to Guarantors. The Borrower and the Guarantors are engaged in related businesses and integrated to such an extent that the financial strength and flexibility of the Borrower has a direct impact on the success of each Guarantor. Each Guarantor will derive substantial direct and indirect benefit from the extensions of credit hereunder.
Section 13.9.    Guarantor Covenants. Each Guarantor shall take such action as the Borrower is required by this Agreement to cause such Guarantor to take, and shall refrain from taking such action as the Borrower is required by this Agreement to prohibit such Guarantor from taking.

[Signature Pages to Follow]

This Credit Agreement is entered into between us for the uses and purposes hereinabove set forth as of the date first above written. Signature Page
“Borrower”
Whitestone REIT Operating Partnership, L.P.

By: Whitestone REIT
Its: General Partner
By /s/John J. Dee
Name John J. Dee
Title Corporate Secretary & Chief Operating Officer
“Administrative Agent and L/C Issuer”
Bank of Montreal, as L/C Issuer and as Administrative Agent
By /s/ Lloyd Baron
Name Lloyd Baron
Title Vice President
“Lenders”
Bank of Montreal, as a Lender
By /s/ Lloyd Baron
Name Lloyd Baron
Title Vice President

Capital One, N.A., as a Lender
By /s/Ashish Tandon
Name Ashish Tandon
Title Vice President

MidFirst Bank, as a Lender
By /s/ Todd G. Wright
Name Todd G. Wright
Title First Vice President

U.S. Bank National Association, as a Lender
By /s/ Patrick Trowbridge
Name Patrick Trowbridge
Title SVP

Wells Fargo Bank, National Association, as a Lender
By /s/ Dale Northup
Name Dale Northup
Title Vice President

“Guarantors”

Whitestone REIT
By /s/John J. Dee
Name John J. Dee
Title Corporate Secretary & Chief Operating Officer

Whitestone REIT Operating Partnership III LP

By: Whitestone REIT Operating Partnership     III GP, LLC
Its: General Partner

By: Whitestone REIT Operating Partnership, L.P.
Its: Sole Member

By: Whitestone REIT
Its: Sole Member
By /s/John J. Dee
Name John J. Dee
Title Corporate Secretary & Chief Operating Officer

Whitestone Terravita Marketplace, LLC, a Delaware limited liability company

By: Whitestone REIT Operating Partnership, L.P., a Delaware limited partnership
Its: Sole Member

By: Whitestone REIT,
a Maryland real estate investment     trust
Its: General Partner
By /s/John J. Dee
Name John J. Dee
Title Corporate Secretary & Chief Operating Officer

Whitestone Ahwatukee Plaza, LLC, a Delaware limited liability company

By: Whitestone REIT Operating Partnership, L.P., a Delaware limited partnership
Its: Sole Member

By: Whitestone REIT,
a Maryland real estate investment     trust
Its: General Partner
By /s/John J. Dee
Name John J. Dee
Title Corporate Secretary & Chief Operating Officer

Whitestone Shops At Starwood, LLC, a Delaware limited liability company

By: Whitestone REIT Operating Partnership, L.P., a Delaware limited partnership
Its: Sole Member

By: Whitestone REIT,
a Maryland real estate investment     trust
Its: General Partner
By /s/John J. Dee
Name John J. Dee
Title Corporate Secretary & Chief Operating Officer

Exhibit A
Notice of Payment Request
[Date]
[Name of Lender]
[Address]
Attention:
Reference is made to the Credit Agreement, dated as of February 27, 2012, among Whitestone REIT Operating Partnership, L.P., the Guarantors from time to time party thereto, the Lenders from time to time party thereto, and Bank of Montreal, as Administrative Agent (as extended, renewed, amended or restated from time to time, the “Credit Agreement”). Capitalized terms used herein and not defined herein have the meanings assigned to them in the Credit Agreement. [The Borrower has failed to pay its Reimbursement Obligation in the amount of $____________. Your Revolver Percentage of the unpaid Reimbursement Obligation is $_____________] or [__________________________ has been required to return a payment by the Borrower of a Reimbursement Obligation in the amount of $_______________. Your Revolver Percentage of the returned Reimbursement Obligation is $_______________.]
Very truly yours,
Bank of Montreal, as L/C Issuer
By
Name
Title

Exhibit B
Notice of Borrowing
Date:    , ____

To:
Bank of Montreal, as Administrative Agent for the Lenders from time to time parties to the Credit Agreement dated as of February 27, 2012 (as extended, renewed, amended or restated from time to time, the “Credit Agreement”), among Whitestone REIT Operating Partnership, L.P., certain Guarantors which are signatories thereto, certain Lenders which are from time to time parties thereto, and Bank of Montreal, as Administrative Agent

Ladies and Gentlemen:
The undersigned, Whitestone REIT Operating Partnership, L.P. (the “Borrower”), refers to the Credit Agreement, the terms defined therein being used herein as therein defined, and hereby gives you notice irrevocably, pursuant to Section 1.6 of the Credit Agreement, of the Borrowing specified below:
1.    The Business Day of the proposed Borrowing is ___________, ____.
2.    The aggregate amount of the proposed Borrowing is $______________.
3.    The Borrowing is being advanced under the Revolving Credit.
4.    The Borrowing is to be comprised of $___________ of [Base Rate] [Eurodollar] Loans.
[5.    The duration of the Interest Period for the Eurodollar Loans included in the Borrowing shall be ____________ months.]
The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the proposed Borrowing, before and after giving effect thereto and to the application of the proceeds therefrom:
(a)    the representations and warranties of the Borrower contained in Section 6 of the Credit Agreement are true and correct as though made on and as of such date (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date); and
(b)    no Default or Event of Default has occurred and is continuing or would result from such proposed Borrowing.
Whitestone REIT Operating Partnership, L.P.

By: Whitestone REIT
Its: General Partner

By:
Name:
Title:

Exhibit C
Notice of Continuation/Conversion
Date: ____________, ____

To:
Bank of Montreal, as Administrative Agent for the Lenders from time to time parties to the Credit Agreement dated as of February 27, 2012 (as extended, renewed, amended or restated from time to time, the “Credit Agreement”) among Whitestone REIT Operating Partnership, L.P., certain Guarantors which are from time to time signatories thereto, certain Lenders which are from time to time parties thereto, and Bank of Montreal, as Administrative Agent

Ladies and Gentlemen:
The undersigned, Whitestone REIT Operating Partnership, L.P. (the “Borrower”), refers to the Credit Agreement, the terms defined therein being used herein as therein defined, and hereby gives you notice irrevocably, pursuant to Section 1.6 of the Credit Agreement, of the [conversion] [continuation] of the Loans specified herein, that:
1.    The conversion/continuation Date is __________, ____.
2.    The aggregate amount of the Revolving Loans to be [converted] [continued] is $______________.
3.    The Revolving Loans are to be [converted into] [continued as] [Eurodollar] [Base Rate] Loans.
4.    [If applicable:] The duration of the Interest Period for the Revolving Loans included in the [conversion] [continuation] shall be _________ months.
The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the proposed conversion/continuation date, before and after giving effect thereto and to the application of the proceeds therefrom:
(a)    the representations and warranties of the Borrower contained in Section 6 of the Credit Agreement are true and correct as though made on and as of such date (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date); provided, however, that this condition shall not apply to the conversion of an outstanding Eurodollar Loan to a Base Rate Loan; and
(b)    no Default or Event of Default has occurred and is continuing, or would result from such proposed [conversion] [continuation].
Whitestone REIT Operating Partnership, L.P.

By: Whitestone REIT
Its: General Partner

By:
Name:
Title:

Exhibit D
Revolving Note
U.S. $_______________    ____________, 20___
For Value Received, the undersigned, Whitestone REIT Operating Partnership, L.P., a Delaware limited partnership (the “Borrower”), hereby promises to pay to ____________________ (the “Lender”) or its registered assigns on the Revolving Credit Termination Date of the hereinafter defined Credit Agreement, at the principal office of the Administrative Agent in Chicago Illinois (or such other location as the Administrative Agent may designate to the Borrower), in immediately available funds, the principal sum of ___________________ Dollars ($__________) or, if less, the aggregate unpaid principal amount of all Revolving Loans made by the Lender to the Borrower pursuant to the Credit Agreement, together with interest on the principal amount of each Revolving Loan from time to time outstanding hereunder at the rates, and payable in the manner and on the dates, specified in the Credit Agreement.
This Note is one of the Revolving Notes referred to in the Credit Agreement dated as of February 27, 2012, among the Borrower, the Guarantors party thereto, the Lenders parties thereto the L/C Issuer and Bank of Montreal, as Administrative Agent (as extended, renewed, amended or restated from time to time, the “Credit Agreement”), and this Note and the holder hereof are entitled to all the benefits and security provided for thereby or referred to therein, to which Credit Agreement reference is hereby made for a statement thereof. All defined terms used in this Note, except terms otherwise defined herein, shall have the same meaning as in the Credit Agreement. This Note shall be governed by and construed in accordance with the internal laws of the State of Illinois.
Voluntary prepayments may be made hereon, certain prepayments are required to be made hereon, and this Note may be declared due prior to the expressed maturity hereof, all in the events, on the terms and in the manner as provided for in the Credit Agreement.
The Borrower hereby waives demand, presentment, protest or notice of any kind hereunder.
Whitestone REIT Operating Partnership, L.P.

By: Whitestone REIT
Its: General Partner

By:
Name:
Title:

Exhibit E
Compliance Certificate

To:	Bank of Montreal, as Administrative Agent under, and the Lenders party to, the Credit Agreement described below
This Compliance Certificate is furnished to the Administrative Agent and the Lenders pursuant to that certain Credit Agreement dated as of February 27, 2012, among Whitestone REIT Operating Partnership, L.P., as Borrower, the Guarantors signatory thereto, the Administrative Agent and the Lenders party thereto (the “Credit Agreement”). Unless otherwise defined herein, the terms used in this Compliance Certificate have the meanings ascribed thereto in the Credit Agreement.
The Undersigned hereby certifies that:
1.    I am the duly elected ____________ of Whitestone REIT, the General Partner of Whitestone REIT Operating Partnership, L.P.;
2.    I have reviewed the terms of the Credit Agreement and I have made, or have caused to be made under my supervision, a detailed review of the transactions and conditions of the Borrower and its Subsidiaries during the accounting period covered by the attached financial statements;
3.    The examinations described in paragraph 2 did not disclose, and I have no knowledge of, the existence of any condition or the occurrence of any event which constitutes a Default or Event of Default during or at the end of the accounting period covered by the attached financial statements or as of the date of this Compliance Certificate, except as set forth below;
4.    The financial statements required by Section 8.5 of the Credit Agreement and being furnished to you concurrently with this Compliance Certificate are true, correct and complete as of the date and for the periods covered thereby; and
5.    The Schedule I hereto sets forth financial data and computations evidencing the Borrower's compliance with certain covenants of the Credit Agreement, all of which data and computations are, to the best of my knowledge, true, complete and correct and have been made in accordance with the relevant Sections of the Credit Agreement.
Described below are the exceptions, if any, to paragraph 3 by listing, in detail, the nature of the condition or event, the period during which it has existed and the action which the Borrower has taken, is taking, or proposes to take with respect to each such condition or event:

The foregoing certifications, together with the computations set forth in Schedule I hereto and the financial statements delivered with this Certificate in support hereof, are made and delivered this ______ day of __________________ 20___.
Whitestone REIT Operating Partnership, L.P.

By: Whitestone REIT
Its: General Partner

By:
Name:
Title:

Schedule I
to Compliance Certificate
_________________________________________________
Compliance Calculations
for Credit Agreement dated as of February 27, 2012
Calculations as of _____________, _______

A.Maximum Total Indebtedness to Total Asset Value Ratio (Section 8.20(a))
1.Total Indebtedness	$___________
2.Total Asset Value as calculated on Exhibit A hereto	___________
3.Ratio of Line A1 to A2	____:1.0
4.Line A3 must not exceed	0.60:1.0
5.The Borrower is in compliance (circle yes or no)	yes/no
B.Maximum Secured Debt to Total Asset Value Ratio (Section 8.20(b))
1.Secured Debt	$___________
2.Total Asset Value as calculated on Exhibit A hereto	___________
3.Ratio of Line B1 to B2	____:1.0
4.Line B3 must not exceed	(.55/.45):1.0
5.The Borrower is in compliance (circle yes or no)	yes/no
C.Minimum EBITDA to Fixed Charges Ratio (Section 8.20(c))
1.Net Income	$___________
2.Depreciation and amortization expense	___________
3.Interest Expense	___________
4.Income tax expense	___________
5.Extraordinary, unrealized or non-recurring losses	___________
6.Rent received but reserved for capital expenditures	___________
7.Extraordinary gains and unrealized gains	___________
8.Income tax benefits	___________
9.Capital expenditures reserve ($0.25 per square foot)	___________
10.Sum of Lines C2, C3, C4 and C5	___________
11.Sum of Lines C6, C7, C8 and C9	___________
12.Line C1 plus Line C10 minus Line C11 (“EBITDA”)	___________
13.Fixed Charges	___________
14.Ratio of Line C12 to Line C13	____:1.0
15.Line C14 shall not be less than	(1.65/1.75):1.0
16.The Borrower is in compliance (circle yes or no)	yes/no
D.Maximum Other Recourse Debt to Total Asset Value Ratio (Section 8.20(d))
1.Other Recourse Debt	$___________
2.Total Asset Value as calculated on Exhibit A hereto	___________
3.Ratio of Line D1 to Line D2	____:1.0
4.Line D3 shall not exceed	0.10:1.0
5.The Borrower is in compliance (circle yes or no)	yes/no

E.Tangible Net Worth (Section 8.20(e))
1.Tangible Net Worth	$___________
2.Aggregate net proceeds of Stock and Stock Equivalent offerings	___________
3.85% of Line E2	___________
4.$90,000,000 plus Line E3	___________
5.Line E1 shall not be less than Line E4
6.The Borrower is in compliance (circle yes or no)	yes/no
F.Floating Rate Debt (Section 8.20(f))
1.Total Asset Value as calculated on Exhibit A hereto	$___________
2.Total unhedged floating rate debt outstanding	___________
3.35% of Line F1	___________
4.Line F2 shall not exceed Line F3	___________
5.The Borrower is in compliance (circle yes or no)	yes/no

G.Minimum Property NOI to Total Indebtedness Ratio (Section 8.20(g))
1.Property NOI calculated on Exhibit B attached	$___________
2.Total Indebtedness	___________
3.Ratio of Line G1 to G2	____:1.0
4.Line G3 shall not be less than	0.15:1.0
5.The Borrower is in compliance (circle yes or no)	yes/no
H.Maximum Cross-Collateralized Secured Debt to Total Asset Value Ratio (Section 8.20(h))
1.Cross-Collateralized Secured Debt	$___________
2.Total Asset Value as calculated on Exhibit A hereto	___________
3.Ratio of Line H1 to H2	____:1.0
4.Line H3 shall not exceed	0.25:1.0
5.The Borrower is in compliance (circle yes or no)	yes/no
I.Investments in Joint Ventures (Section 8.8(j))
1.Investments in joint ventures	$___________
2.Total Asset Value as calculated on Exhibit A hereto	___________
3.10% of Line I2	___________
4.Line I1 shall not exceed Line I3
5.The Borrower is in compliance (circle yes or no)	yes/no
J.Investments in Assets Under Development (Section 8.8(k))
1.Investments in Assets Under Development	$___________
2.Total Asset Value as calculated on Exhibit A hereto	___________
3.10% of Line J2	___________
4.Line J1 shall not exceed Line J3
5.The Borrower is in compliance (circle yes or no)	yes/no
K.Investments in Land Assets (Section 8.8(l))
1.Investments in Land Assets	$___________
2.Total Asset Value as calculated on Exhibit A hereto	___________
3.5% of Line K2	___________
4.Line K1 shall not exceed Line K3
5.The Borrower is in compliance (circle yes or no)	yes/no
L.Investments in Ground Leases (Section 8.8(n))

1.Investments in Ground Leases	$___________
2.Total Asset Value as calculated on Exhibit A hereto	___________
3.10% of Line L2	___________
4.Line L1 shall not exceed Line L3
5.The Borrower is in compliance (circle yes or no)	yes/no
M.Investments in Mortgage Notes (Section 8.8(o))
1.Investments in Mortgage Notes	$___________
2.Total Asset Value as calculated on Exhibit A hereto	___________
3.5% of Line M2	___________
4.Line M1 shall not exceed Line M3
5.The Borrower is in compliance (circle yes or no)	yes/no
N.Investments in Stock and Stock Equivalents (Section 8.8(p))
1.Investments in Stock and Stock Equivalents	$___________
2.Total Asset Value as calculated on Exhibit A hereto	___________
3.5% of Line N2	___________
4.Line N1 shall not exceed Line N3
5.The Borrower is in compliance (circle yes or no)	yes/no
O.Other Investments (Section 8.8(q))
1.Investments other than those permitted under Section 8.8	$___________
2.Total Asset Value as calculated on Exhibit A hereto	___________
3.5% of Line O2	___________
4.Line O1 shall not exceed Line O3
5.The Borrower is in compliance (circle yes or no)	yes/no
P.Aggregate Investment Limitation (Section 8.8)
1.Sum of Lines I1, J1, K1, L1, M1, N1 and O1	$___________
2.Total Asset Value as calculated on Exhibit A hereto	___________
3.20% of Line P2	___________
4.Line P1 shall not exceed Line P3
5.The Borrower is in compliance (circle yes or no)	yes/no

Exhibit A to Schedule I
to Compliance Certificate
of Whitestone REIT Operating Partnership, L.P.

This Exhibit A is attached to Schedule I to the Compliance Certificate of Whitestone REIT Operating Partnership, L.P. dated February 27, 2012 and delivered to Bank of Montreal, as Administrative Agent, and the Lenders party to the Credit Agreement referred to therein. The undersigned hereby certifies that the following is a true, correct and complete calculation of Total Asset Value for Rolling Period most recently ended:

A. Properties owned for 12 months or more

Property	Adjusted Property NOI
$_____________________________ plus
$_____________________________ plus
$_____________________________ plus
equals Consolidated Adjusted Property NOI of $_______________
divided by 10.00% equals: $________________________.

B. Properties owned for less than 12 months

Property	Purchase Price
$_____________________________ plus
$_____________________________ plus
$_____________________________ plus
equals: $ _________________________.

C. Aggregate Unrestricted Cash equals: $_____________________________.

D. Land, Mortgage/Mezzanine Loans, Notes Receivable and Construction in     Progress: $_____________________________.

E. Marketable Securities (without Liens): $_____________________________.

F. Pro Rata Share of Affiliate Components: $_____________________________.

Total Asset Value (sum of A, B, C, D, E and F) equals: $_________________________.

Whitestone REIT Operating Partnership, L.P.

By: Whitestone REIT
Its: General Partner

By:
Name:
Title:

Exhibit B to Schedule I
to Compliance Certificate
of Whitestone REIT Operating Partnership, L.P.

This Exhibit B is attached to Schedule I to the Compliance Certificate of Whitestone REIT Operating Partnership, L.P. dated February 27, 2012 and delivered to Bank of Montreal, as Administrative Agent, and the Lenders party to the Credit Agreement referred to therein. The undersigned hereby certifies that the following is a true, correct and complete calculation of Property NOI for all Properties for Rolling Period most recently ended:

Property	Property Income	Minus	Property Expenses	equals	Property NOI
	$_________________	—	$_________________	=	$_________________
	$_________________	—	$_________________	=	$_________________
	$_________________	—	$_________________	=	$_________________
	$_________________	—	$_________________	=	$_________________

Total Property NOI for all Properties:        $_____________

Whitestone REIT Operating Partnership, L.P.

By: Whitestone REIT
Its: General Partner

By:
Name:
Title:

Exhibit F

Assignment and Acceptance
Dated _____________, _______
Reference is made to the Credit Agreement dated as of February 27, 2012 (as extended, renewed, amended or restated from time to time, the “Credit Agreement”) among Whitestone REIT Operating Partnership, L.P., the Guarantors from time to time party thereto, the Lenders and L/C Issuer parties thereto, and Bank of Montreal, as Administrative Agent (the “Administrative Agent”). Terms defined in the Credit Agreement are used herein with the same meaning.
______________________________________________________ (the “Assignor”) and _________________________ (the “Assignee”) agree as follows:
1.    The Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, the amount and specified percentage interest shown on Annex I hereto of the Assignor's rights and obligations under the Credit Agreement as of the Effective Date (as defined below), including, without limitation, the Assignor's Commitments as in effect on the Effective Date and the Loans, if any, owing to the Assignor on the Effective Date and the Assignor's Revolver Percentage of any outstanding L/C Obligations.
2.    The Assignor (i) represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim, lien, or encumbrance of any kind; (ii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or any other instrument or document furnished pursuant thereto; and (iii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or any Subsidiary or the performance or observance by the Borrower or any Subsidiary of any of their respective obligations under the Credit Agreement or any other instrument or document furnished pursuant thereto.
3.    The Assignee (i) confirms that it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered to the Lenders pursuant to Section 8.5(b) and (c) thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (ii) agrees that it will, independently and without reliance upon the Administrative Agent, the Assignor or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iii) appoints and authorizes the Administrative Agent to take such action as Administrative Agent on its behalf and to exercise such powers under the Credit Agreement and the other Loan Documents as are delegated to the Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto; (iv) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender; and (v) specifies as its lending office (and address for notices) the offices set forth on its Administrative Questionnaire.
4.    As consideration for the assignment and sale contemplated in Annex I hereof, the Assignee shall pay to the Assignor on the Effective Date in Federal funds the amount agreed upon between them. It is understood that commitment and/or letter of credit fees accrued to the Effective

Date with respect to the interest assigned hereby are for the account of the Assignor and such fees accruing from and including the Effective Date are for the account of the Assignee. Each of the Assignor and the Assignee hereby agrees that if it receives any amount under the Credit Agreement which is for the account of the other party hereto, it shall receive the same for the account of such other party to the extent of such other party's interest therein and shall promptly pay the same to such other party.
5.    The effective date for this Assignment and Acceptance shall be ___________ (the “Effective Date”). Following the execution of this Assignment and Acceptance, it will be delivered to the Administrative Agent for acceptance and recording by the Administrative Agent and, if required, the Borrower.
6.    Upon such acceptance and recording, as of the Effective Date, (i) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and (ii) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement.
7.    Upon such acceptance and recording, from and after the Effective Date, the Administrative Agent shall make all payments under the Credit Agreement in respect of the interest assigned hereby (including, without limitation, all payments of principal, interest and commitment fees with respect thereto) to the Assignee. The Assignor and Assignee shall make all appropriate adjustments in payments under the Credit Agreement for periods prior to the Effective Date directly between themselves.
8.    This Assignment and Acceptance shall be governed by, and construed in accordance with, the internal laws of the State of Illinois.
[Assignor Lender]
By
Name
Title
[Assignee Lender]
By
Name
Title

Accepted and consented this

____ day of _____________	Whitestone REIT Operating Partnership, L.P.

By: Whitestone REIT
Its: General Partner

By:
Name:
Title:
Accepted and consented to by the Administrative Agent and L/C Issuer this ___ day of _________
Bank of Montreal, as Administrative Agent and L/C Issuer
By
Name
Title

Annex I
to Assignment and Acceptance
The assignee hereby purchases and assumes from the assignor the following interest in and to all of the Assignor's rights and obligations under the Credit Agreement as of the effective date.

Facility Assigned	Aggregate Commitment/Loans for All Lenders	Amount of Commitment/Loans Assigned	Percentage Assigned of Commitment/Loans
Revolving Credit	$____________	$____________	_____%

Exhibit G
Additional Guarantor Supplement
______________, ___
Bank of Montreal, as Administrative Agent for the Lenders named in the Credit Agreement dated as of February 27, 2012, among Whitestone REIT Operating Partnership, L.P., as Borrower, the Guarantors signatories thereto, the Lenders from time to time party thereto, and the Administrative Agent (the “Credit Agreement”)
Ladies and Gentlemen:
Reference is made to the Credit Agreement described above. Terms not defined herein which are defined in the Credit Agreement shall have for the purposes hereof the meaning provided therein.
The undersigned, [name of Subsidiary Guarantor], a [jurisdiction of incorporation or organization] hereby elects to be a “Guarantor” for all purposes of the Credit Agreement, effective from the date hereof. The undersigned confirms that the representations and warranties set forth in Section 6 of the Credit Agreement are true and correct as to the undersigned as of the date hereof and the undersigned shall comply with each of the covenants set forth in Section 8 of the Credit Agreement applicable to it.
Without limiting the generality of the foregoing, the undersigned hereby agrees to perform all the obligations of a Guarantor under, and to be bound in all respects by the terms of, the Credit Agreement, including, without limitation, Section 13 thereof, to the same extent and with the same force and effect as if the undersigned were a signatory party thereto.
The undersigned acknowledges that this Agreement shall be effective upon its execution and delivery by the undersigned to the Administrative Agent, and it shall not be necessary for the Administrative Agent or any Lender, or any of their Affiliates entitled to the benefits hereof, to execute this Agreement or any other acceptance hereof. This Agreement shall be construed in accordance with and governed by the internal laws of the State of Illinois.
Very truly yours,
[Name of Subsidiary Guarantor]
By
Name
Title___________________________________2

Exhibit H
Borrowing Base Certificate

To:	Bank of Montreal, as Administrative Agent under, and the Lenders party to, the Credit Agreement described below.
Pursuant to the terms of the Credit Agreement dated as of February 27, 2012, among us (the “Credit Agreement”), we submit this Borrowing Base Certificate to you and certify that the calculation of the Borrowing Base set forth below and on any Exhibits to this Certificate is true, correct and complete as of the Borrowing Base Determination Date.
A. Borrowing Base Determination Date: __________________ ____, 20___.
B. The Borrowing Base as of the Borrowing Base Determination Date is calculated as:

1.55% of the Aggregate Borrowing Base Value as calculated on Exhibit A hereto	$_________________
2.Debt Service Coverage Amount as calculated on Exhibit B hereto	$_________________
3.For Eligible Properties owned > 12 months, the lesser of Line 1 and Line 2 OR for Eligible Properties owned < 12 months, Line 1.	$_________________
4.Aggregate Revolving Loans and face amount of Letters of Credit outstanding	$_________________
5.Aggregate amount of Unsecured Other Recourse Debt	$_________________
6.Line 3 minus Line 4 minus Line 5 (the “Borrowing Base”)	$_________________

The foregoing certifications, together with the computations set forth in Schedule I hereto are made and delivered this ______ day of __________________ 20___.
Whitestone REIT Operating Partnership, L.P.

By: Whitestone REIT
Its: General Partner

By:
Name:
Title:
2

Exhibit A to Borrowing Base Certificate
of Whitestone REIT Operating Partnership, L.P.

This Exhibit A is attached to the Borrowing Base Certificate of Whitestone REIT Operating Partnership, L.P. for the Borrower Base Determination Date of ___________ ____, 20___ and delivered to Bank of Montreal, as Administrative Agent, and the Lenders party to the Credit Agreement referred to therein. The undersigned hereby certifies that the following is a true, correct and complete calculation of Borrowing Base Value as of the Borrowing Base Determination Date set forth above:

A. Properties owned for 12 months or more

Eligible Property	Adjusted Property NOI	/	Capitalization Rate	X	Borrower's ownership Percentage	=	Borrowing Base Value
	$__________		$__________		$__________		$__________
	$__________		$__________		$__________		$__________
	$__________		$__________		$__________		$__________
	$__________		$__________		$__________		$__________

B. Properties owned for less than 12 months

Eligible Property	Purchase Price
$_____________________________ plus
$_____________________________ plus
$_____________________________ plus
equals: $ _________________________.

The Sum of A plus B Equals the Aggregate
Borrowing Base Value of all Eligible Properties:    $__________

1. The above calculation is based on no less than 12 Eligible Properties    yes/no
2. No more than 20% of the Aggregate Borrowing Base Value is
comprised of Eligible Properties with Occupancy Rates of > 70%    yes/no
and < 80%
3. No more than 15% of the Aggregate Borrowing Base Value is
comprised of any one Eligible Property with an Occupancy Rate of < 80%    yes/no

4. No more than 25% of the Aggregate Borrowing Base Value above is
comprised of any one Eligible Property    yes/no
If the answer to any item 1 through 4 above is no, then adjustments must be made to cause compliance with items 1 through 4.

Exhibit B to Borrowing Base Certificate
of Whitestone REIT Operating Partnership, L.P.

This Exhibit B is attached to the Borrowing Base Certificate of Whitestone REIT Operating Partnership, L.P. for the Borrowing Base Determination Date of __________ ___, 20__ and delivered to Bank of Montreal, as Administrative Agent, and the Lenders party to the Credit Agreement referred to therein. The undersigned hereby certifies that the following is a true, correct and complete calculation of Debt Service Coverage Amount as of the Borrowing Base Determination Date set forth above:

Eligible Property Owned > or equal to 12 months	Debt Service Coverage Amount as Calculated on Annex I to this Exhibit B
$__________
$__________
$__________
$__________

Total Debt Service Coverage Amount of all such Eligible Properties:    $__________

Annex I to Exhibit B to Borrowing Base Certificate
of Whitestone REIT Operating Partnership, L.P.

[Borrower to Insert Calculation of Debt Service Coverage Amount for each Eligible Property]

Schedule I

Commitments

Lender	Revolving Credit Commitment
Bank of Montreal	$31,250,000.00
U.S. Bank National Association	$31,250,000.00
Capital One, N.A.	$25,000,000.00
Wells Fargo Bank, National Association	$25,000,000.00
MidFirst Bank	$12,500,000.00
Total:	$125,000,000.00

Schedule 6.2

Subsidiaries

1.	Whitestone Centers, LLC, a Texas limited liability company (wholly owned by Whitestone REIT Operating Partnership, L.P.)

2.	Whitestone Industrial-Office, LLC, a Texas limited liability company (wholly owned by Whitestone REIT Operating Partnership, L.P.)

3.	Whitestone REIT Operating Partnership III GP, LLC, a Texas limited liability company (wholly owned by Whitestone REIT Operating Partnership, L.P.)

4.
Whitestone REIT Operating Partnership III LP, Ltd., a Texas limited partnership (a 99% limited partner interest owned by Whitestone REIT Operating Partnership, L.P. and a 1% general partner interest owned by Whitestone REIT Operating Partnership III GP, LLC)

5.	Whitestone REIT Operating Company IV, LLC, a Texas limited liability company (wholly owned by Whitestone REIT Operating Partnership, L.P.)

6.	Whitestone Pima Norte, LLC, a Texas limited liability company (wholly owned by Whitestone REIT Operating Partnership, L.P.)

7.	Whitestone Corporate Park West, LLC, a Texas limited liability company (wholly owned by Whitestone REIT Operating Partnership, L.P.)

8.	Whitestone Offices, LLC, a Texas limited liability company (wholly owned by Whitestone REIT Operating Partnership, L.P.)

9.	Whitestone Retail Services, L.L.C., a Delaware limited liability company (wholly owned by Whitestone REIT Operating Partnership, L.P.)

10.	Whitestone Brokerage Services, LLC a Texas limited liability company (wholly owned by Whitestone REIT Operating Partnership, L.P.)

11.	Whitestone SunnySlope Village, LLC a Delaware limited liability company (wholly owned by Whitestone REIT Operating Partnership, L.P.)

12.	Whitestone Featherwood, LLC, a Texas limited liability company (wholly owned by Whitestone REIT Operating Partnership, L.P.)

13.
Whitestone REIT Operating Partnership III LP, a Texas limited partnership (a 99% limited partner interest owned by Whitestone Operating Partnership III LP, Ltd. and a 1% general partner interest owned by Whitestone REIT Operating Partnership III GP, LLC)

14.	Whitestone REIT Operating Partnership II GP, LLC, a Delaware limited liability company (wholly owned by Whitestone REIT Operating Partnership, L.P.)

15.
Whitestone REIT Operating Partnership II LP, a Texas limited partnership (a 99% limited partner interest is owned by Whitestone REIT Operating Partnership, L.P. and a 1% general partner interest is owned by Whitestone REIT Operating Partnership II GP, LLC)

16.	Whitestone Shops At Starwood-Phase III, LLC, a Delaware limited liability company (wholly owned by Whitestone REIT Operating Partnership, L.P.)

17.	Whitestone Shops At Starwood, LLC, a Delaware limited liability company (wholly owned by Whitestone REIT Operating Partnership, L.P.)

18.	Whitestone Terravita Marketplace, LLC, a Delaware limited liability company (wholly owned by Whitestone REIT Operating Partnership, L.P.)

19.	Whitestone Pinnacle of Scottsdale-Phase II, LLC, a Delaware limited liability company (wholly owned by Whitestone REIT Operating Partnership, L.P.)

20.	Whitestone Pinnacle of Scottsdale, LLC, a Delaware limited liability company (wholly owned by Whitestone REIT Operating Partnership, L.P.)

21.	Whitestone Ahwatukee Plaza, LLC, a Delaware limited liability company (wholly owned by Whitestone REIT Operating Partnership, L.P.)

22.	Whitestone Brokerage Services AZ, LLC, an Arizona limited liability company (wholly owned by Whitestone REIT Operating Partnership, L.P.)

Schedule 6.17

Underground Storage Tanks

Schedule 6.26

Significant Leases (As of December 31, 2011)